Exhibit 10.18
WILLIS NORTH AMERICA INC.
Sublandlord
and
ENVOY CORPORATION
Subtenant

SUBLEASE

As of December 31, 2000

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SUBLEASE
          THIS SUBLEASE AGREEMENT (as the same may be amended or otherwise modified from time to time, this “Sublease”) is made as of December 31, 2000 by and between WILLIS NORTH AMERICA INC., a Delaware corporation (“Sublandlord”), and ENVOY CORPORATION, a Delaware corporation (“Subtenant”).
WITNESSETH:
          WHEREAS, pursuant to that certain Lease, dated December 26, 1995, between Willis Corroon Corporation of Tennessee, predecessor in interest to Shorenstein Realty Investors Two, L.P., a California limited partnership (“Prime Landlord”), and Sublandlord (formerly known as Willis Corroon Corporation), Sublandlord leased from Prime Landlord certain space in the building (the “Building”) known as 26 Century Boulevard, Nashville, Tennessee, which Building is constructed on the real property more particularly described on EXHIBIT A attached hereto, and which Lease was amended by (i) a First Amendment to Lease, dated October 31, 1996, pursuant to which, among other matters, certain additional premises on the Colonnade Level of the Building were added to the Lease for a term of approximately five (5) years, with an option to extend the term with respect to such premises for an additional five (5) years, (ii) a Second Amendment to Lease, dated May 27, 1998, pursuant to which certain storage premises on the Colonnade Level of the Building were added to the premises under the Lease for a term expiring on December 28, 2000, (iii) a Third Amendment to Lease, dated November 23, 1998, pursuant to which certain premises on the Colonnade Level of the Building were added to the premises under the Lease for a term expiring on December 28, 2000, (iv) a Fourth Amendment to Lease dated March 6, 1999 (which, but for a typographical error, would have been dated as of March 6, 2000) relating to parking, and (v) a Fifth Amendment to Lease dated as of February ___, 2001 relating to the extension of the term of the Lease with respect to certain storage space and certain temporary space previously leased to Sublandlord pursuant to the aforementioned Second Amendment to Lease and Third Amendment to Lease, and the Lease, as so amended, and as the same may further be amended or otherwise modified from time to time, is referred to herein as the “Prime Lease;”
          WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord the following space (the “Premises”) in the Building: 33061 rentable square feet on the Fifth Floor-South as more particularly shown on EXHIBIT B-1 attached hereto; 33 770 rentable square feet on the Sixth Floor-South as more particularly shown on EXHIBIT B-2 attached hereto; and 32,147 rentable square feet on the Colonnade Level consisting of the entire 42,500 rentable square feet on the Colonnade Level of the Building (exclusive of the portion of the Conference Space located thereon) leased by Sublandlord from Prime Landlord, and which consists of the entire South Colonnade Level and a portion of the North Colonnade Level (including a portion of the Willis Information Service space located in the North and South Colonnade Levels and which portion consists of 9,059 rentable square feet (the “Data Center”)) less the following space: the Lanier Room (2,300 rentable square feet) (the “Lanier Room”);

the Travel Office (1,907 rentable square feet); the Phone Room (1,500 rentable square feet) (the “Phone Room”); the Mail Room (1,081 rentable square feet); the Sky Harbor Space (1,018 rentable square feet); the ISPC Room (965 rentable square feet); the Conference Center Storage (982 rentable square feet); the Print Shop Office (400 rentable square feet); and the Lab Room (200 rentable square feet) (the “Lab Room”), which entire area of the Colonnade Level leased to Sublandlord, the Data Center and each of the aforesaid areas excluded-from the Premises are more particularly shown (and labeled) on EXHIBIT B-3 attached hereto;
          WHEREAS, by agreement of the parties, the Premises consists of 98,978 rentable square feet of space; and
          WHEREAS, the obligations of Subtenant under this Sublease are guaranteed by WebMD Corporation, a Delaware corporation’(“Guarantor”), pursuant to a Guaranty of even date herewith made by the Guarantor to and in favor of Sublandlord (as the same may be amended or otherwise modified from time to time, the “Guaranty”).
          NOW, THEREFORE, upon and subject to the terms and conditions of this Sublease, and in consideration of the premises and the mutual agreements hereinafter set forth, Sublandlord and Subtenant, for themselves, their heirs, executors, legal representatives, successors and assigns, hereby covenant and agree as follows.
SECTION 1
TERM
          (a) Premises; Sublease Term. On the terms and conditions hereinafter set forth, Sublandlord hereby subleases the Premises to Subtenant and Subtenant hereby subleases the Premises from Sublandlord. The term of this Sublease (the “Term”) shall commence on the date (the “Commencement Date”) which is the later to occur of (i) the day that Prime Landlord consents to this Sublease as provided in Section 11(g), and (ii) June 11, 2001, and shall expire at 11:59 p.m. on December 28, 2010, or such earlier date upon which the Term may expire or be terminated as provided in this Sublease. Sublandlord shall, subject to the rights of Magnelek as set forth in Section 1(b) hereof, use reasonable efforts to vacate the entire Premises on or before June 11, 2001 and deliver the same to Subtenant on the Commencement Date in the condition required by Section 4(a) hereof; provided, however, subject only to delays caused by force majeure events, if Sublandlord is unable to deliver any portion of the Premises, other than the Magnetek DC Space, in the manner provided herein by (i) June 25, 2001 then, for each day thereafter until such portion of the Premises is delivered to Subtenant in the manner provided herein, but not later than July 11, 2001, Subtenant shall receive a credit to be applied against Base Rent and Additional Rent due thereunder equal to the then per diem Base Rent (on a per square foot basis and based on the agreed number of square feet contained in the Premises, hereafter the “Per Diem Square Foot Base Rent”) multiplied by the number of rentable square feet contained in the portion of the Premises not so delivered by such date, (ii) July 11, 2001 then, for each day thereafter until such portion of the Premises is delivered to Subtenant in the manner provided herein, but no

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later than July 25, 2001, Subtenant shall receive an additional credit to be applied against Base Rent and Additional Rent due hereunder equal to two (2) times the Per Diem Square Foot Base Rent multiplied by the number of rentable square feet contained in the portion of the Premises not so delivered by such date, (iii) July 25, 2001 then, for each day thereafter until such portion of the Premises is delivered to Subtenant in the manner provided herein, Subtenant shall receive an additional credit to be applied against Base Rent and Additional Rent due hereunder equal to four (4) times the Per Diem Square Foot Base Rent multiplied by the number of rentable square feet contained in the portion of the Premises not so delivered by such date. Notwithstanding the foregoing, if Sublandlord has not delivered the entire Colonnade Level portion of the Premises to Subtenant on or before June 11, 2001, then, provided Prime Landlord has consented to this Sublease, from and after June 11, 2001, Subtenant may jointly occupy such Colonnade Level portion of the Premises, each party utilizing good faith efforts not to interfere with the other party’s business, and to the extent Subtenant is able to conduct that portion of its business that it intended to so conduct from such Colonnade Level portion of the Premises, the aforementioned penalties shall be inapplicable to the area so utilized by Subtenant on a joint basis with Sublandlord. Without limiting Subtenant’s rights pursuant to the foregoing, Sublandlord agrees that, subject only to delays caused by force majeure events, in no event shall Sublandlord deliver the entire Premises to Subtenant later than July 25, 2001, and Sublandlord’s obligation to so deliver the Premises by such date (except to the extent such delays are caused by force majeure events) shall be enforceable, at Subtenant’s option, by specific performance. In addition, if Sublandlord has not delivered substantially all of the Premises to Subtenant in the manner required hereby by July 25, 2001 such that Subtenant can conduct its business as intended, Subtenant may terminate this Sublease within sixty (60) days thereafter, but no later than the date upon which such Premises is so delivered. The foregoing shall be Subtenant’s sole remedy arising out of Sublandlord’s failure to timely deliver all or any portion of the Premises in a timely manner, except that if Subtenant terminates this Sublease as provided in this SECTION, Subtenant shall be entitled to actual damages, but not consequential damages, arising from such failure of Sublandlord to so timely deliver the Premises. In no event shall the Term of this Sublease be extended by reason of any such delay.
          (b) Magnetek DC Space. A portion of the Premises (the “Magnetek DC Space”) consists of that portion of the “Data Center” on the Colonnade Level which is presently occupied by MagneTek Inc. (“Magnetek”) pursuant to the terms of an Amended and Restated Facility Agreement between Magnetek and Sublandlord, which Magnetek DC Space is more particularly shown (and labeled) on EXHIBIT B-4 attached hereto. Until such time as Magnetek vacates the Magnetek DC Space, Subtenant shall Coexist (as hereinafter defined) in the Data Center with Magnetek. Sublandlord shall, however, use good faith efforts to cause Magnetek to vacate the Magnetek DC Space in a timely fashion. Sublandlord shall have no liability to Subtenant in the event that Magnetek fails to vacate all or a portion of said Magnetek DC Space on or after the Commencement Date. Base Rent and Additional Rent payable on account of the Magnetek DC Space shall fully abate until Magnetek vacates the Magnetek DC Space and if, as and when Magnetek vacates the Magnetek DC Space, such space shall become part of the Premises and such abatement shall terminate. The Magnetek DC Space

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contains approximately 2,444 rentable square feet; accordingly, the per diem abatement to Base Rent during the first twelve (12) months of the Term is $134 and such abatement to Base Rent shall thereafter be adjusted accordingly. For the purposes hereof, the term “Coexist” shall mean the joint occupancy by the parties entitled to Coexist from time to time as expressly provided herein (each, a “Permitted Party”) within the Magnetek DC Space or the Shared Office Area (as hereinafter defined), as applicable without such areas being separately demised. Notwithstanding anything in this Sublease to the contrary, until exclusive possession of the Magnetek DC Space is provided to Subtenant (i) the definition of “Premises” under Sections 2(c), 5(b), 6(a) and 6(b) of the Sublease shall exclude the Magnetek DC Space, except to the extent such cost, expense or obligation arises out of Subtenant’s shared use of the Magnetek DC Space, (ii) each Permitted Party shall use commercially reasonable good faith efforts to minimize any interference with-the personal property, employees and business operations of each other Permitted Party, (iii) each Permitted Party shall have access to the Data Center by means of a card key system, (iv) card keys to all shared areas will be issued on an as needed basis to employees of the Permitted Parties and to their integration subcontractors, so as to limit access to those regularly requiring access to the Data Center, (v) each Permitted Party shall keep written records of those individuals to whom card keys are issued that permit access to the Data Center, and (vi) a valid card key holder must accompany any Person authorized to enter the shared Data Center areas by a Permitted Party, and each Permitted Party shall have the right to demand proof of such authorization to so enter the shared areas, and upon failure to receive such proof, such person seeking access to the area may be denied access thereto (regardless of possession of a card key). The card key system within the Data Center and Shared Office Area shall be maintained by Sublandlord until the Commencement Date, and the necessary card keys shall be supplied by Sublandlord until the Commencement Date, provided, however, that the cost of such card keys supplied to Subtenant shall be paid by Subtenant within ten (10) days of receiving a statement for such expenses. Thereafter, subject to the obligations of Prime Landlord under the Prime Lease, Subtenant shall, at its sole cost and expense, segregate and maintain the card key system serving the Premises. The parties shall use good faith efforts to resolve all differences, problems and disagreements regarding the areas as to which they Coexist without legal intervention. However, if such dispute is not resolved within three (3) Business Days, the Permitted Parties may exercise any right or remedy at law or equity, provided that neither party shall be permitted to receive consequential damages with respect to any such claim.
          (c) Pre-Possession Access.
               (i) From and after the execution and delivery of this Sublease and prior to the Commencement Date, Subtenant and its architect, contractors, designers and agents shall be granted access to the Premises during the hours of 8 00 a.m. to 5:30 p.m. on Business Days for the purposes of taking measurements and for planning and determining the utilization and design of the Premises, and during such access period Subtenant shall not interfere with Sublandlord’s business operations within or without the Premises.

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               (ii) From and after the date that is five (5) Business Days following the later to occur of (x) the execution and delivery of this Sublease, (y) the receipt of Prime Landlord’s consent to this Sublease, and (z) the delivery of the Letter of Credit pursuant to Section 12(a) of this Sublease (such date, the “Early Occupancy Date”), and prior to the Commencement Date, Subtenant shall be granted non-exclusive access to and shall Coexist with Sublandlord in, (A) three (3) offices (the “Shared Offices”) located on the Colonnade South Level adjacent to the Halon Room, which Shared Offices are more particularly shown on EXHIBIT B-4 attached hereto and are labeled as such, and (B) a certain area containing cubicle space (the “Shared Cubicles”; the Shared Offices and Shared Cubicles are collectively, the “Shared Office Area”) located within the Data Center, which Shared Cubicles are more particularly shown on EXHIBIT B-4 attached hereto and are labeled as such. The access granted pursuant to this clause (ii) shall be conditioned upon same not interfering with Sublandlord’s business operations within or without the Premises. The foregoing access shall be for the purpose of Subtenant’s installation of its telecom equipment in such Shared Office Area. Access to the Shared Office Area shall be allowed from the Atrium and delivery hallway and from the North Tower elevators by means of card keys only.
               (iii) From and after the Early Occupancy Date, Subtenant shall be permitted to utilize a portion of the Premises for the staging and installation of its information systems equipment provided that same does not interfere with Sublandlord’s business operations within or without the Premises, and during any such period that Subtenant utilizes such portion of the Premises, Subtenant and Sublandlord shall Coexist.
               (iv) Subtenant’s right to occupy the Premises pursuant to clauses (i), (ii), and (iii) above shall cease upon the expiration or earlier termination of this Sublease. Any occupancy by Subtenant pursuant to the preceding clauses (i), (ii) and (iii) shall be upon all of the terms and conditions of this Sublease, except that Subtenant shall not be required to pay Base Rent or Additional Rent (on account of Operating Expenses, utilities and Real Estate Taxes) for any period prior to July 25, 2001.
          (d) Equipment. The subletting of the Premises to Subtenant pursuant to this Sublease shall include, to the extent not previously referenced in this Sublease, the right to use the following existing equipment located in the Data Center: the raised flooring, interior partitions, tape vault and tape racks, which shall be accepted by Subtenant on the Commencement Date in their “As-Is” condition, and Subtenant shall be obligated to take good care of same and make all repairs to same such that same shall be returned to Sublandlord at the expiration or earlier termination of the Term in the same condition as same were delivered to Subtenant, reasonable wear and tear and damage by casualty or condemnation for which Subtenant is not liable hereunder excepted.
SECTION 2
RENT AND ADDITIONAL RENT
          (a) Base Rent. In accordance with the following schedule, Subtenant shall pay to Sublandlord, without notice or demand, and without set-off, deduction,

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abatement or offset (except as otherwise expressly provided in this Sublease), for each calendar year or part thereof during the Term, annual base rent per annum (“Base Rent”), payable in equal monthly installments in advance on the first day of each and every calendar month (or portion thereof), commencing on July 25, 2001, prorated for any partial month based upon the actual number of days in such month:

Period	Monthly Base Rent	Annual Base Rent
7/25/01 - 5/31/02	$164,551.00	$1,974,612.00
6/1/02 - 5/31/03	$168,912.00	$2,026,944.00
6/1/03 - 5/31/04	$173,388.00	$2,080,656.00
6/1/04 - 5/31/05	$177,983.00	$2,135,796.00
6/1/05 - 5/31/06	$182,700.00	$2,192,400.00
6/1/06 - 5/31/07	$187,542.00	$2,250,504.00
6/1/07 - 5/31/08	$192,512.00	$2,310,144.00
6/1/08 - 5/31/09	$197,614.00	$2,371,368.00
6/1/09 - 5/31/10	$202,851.00	$2,434,212.00
6/1/10 - 12/28/10	$208,227.00	$2,498,724.00
          (b) Advance Base Rent Payment. Upon Subtenant’s execution and delivery of this Sublease to Sublandlord for Sublandlord’s execution, Subtenant shall pay to Sublandlord an amount equal to the first full monthly installment of Base Rent ($164,551.00) due under this Sublease and provided Subtenant is not then in default hereunder, Sublandlord will apply such amount to such Base Rent due hereunder.
          (c) Additional Rent.
               (i) In addition to paying the Base Rent and any other sums which Subtenant may be obligated to pay under this Sublease, Subtenant shall pay to Sublandlord, without notice or demand, and without set-off, deduction, abatement or offset, as additional rent (x) Subtenant’s “Percentage Share” (which shall, for the purposes of this Sublease only, be 36.42% and shall be recalculated from time to time, if necessary, and is equal to the quotient (expressed as a percentage) of a fraction, the numerator of which shall be the agreed upon rentable square footage of the Premises and the denominator of which shall be the total rentable area of the Demised Premises (as defined in the Prime Lease) used to calculate increases in Operating Expense Office Additional Rent and Real Estate Tax Office Additional Rent under the Prime Lease) of any increases in the total amount of each of the Operating Expense Office Additional Rent and Real Estate Tax Office Additional Rent (as such terms are defined in the Prime Lease) payable by Sublandlord to Prime Landlord in any calendar year over the total respective amount of each of the Operating Expense Office Additional Rent and Real Estate Tax Office Additional Rent (as such terms are defined in the Prime Lease) payable by Sublandlord to Prime Landlord for the 2001 calendar year in accordance with Sections

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2.2 and 2.3 of the Prime Lease, such amounts to be appropriately prorated for any partial calendar-year thereafter, (y) without duplication, all “Subtenant Surcharges” (as defined below) and (z) without duplication, any and all other charges imposed upon Sublandlord, as tenant, under the Prime Lease that are attributable to the Premises and/or Subtenant’s use or occupancy thereof (other than the payment of any amounts on account of “Fixed Rent” due under Section 2.1.1 of the Prime Lease, which obligations of Sublandlord (as tenant) under the Prime Lease shall not be incorporated herein or be payable by Subtenant) on the same terms and conditions as provided for in the Prime Lease, and Subtenant shall pay such charges to Sublandlord as such charges are billed to Sublandlord (as tenant) under the Prime Lease and, if time reasonably allows, at least ten (10) days prior to the date such amounts are due to Prime Landlord (the foregoing amounts, together with all other sums (other than “Fixed Rent” due tinder Section 2.1.1 of the Prime Lease) which are or may become due and owing by Subtenant under this Sublease, are hereinafter referred to as “Additional Rent”). Subtenant shall make any and all such payments directly to Sublandlord or such other persons as Sublandlord may from time to time direct.
               (ii) No later than July 25, 2001, Sublandlord (at its sole cost and expense) shall cause the Premises (including Subtenant’s usage of the Data Center) to be submetered utilizing one or more meters (at the sole discretion of Sublandlord). If for any reason either Sublandlord or Magnetek Coexist with Subtenant in the Data Center after July 25, 2001, the parties will agree on an appropriate credit for Subtenant for electricity used by parties other than Subtenant and measured by Subtenant’s electrical meter. Thereafter, Subtenant shall be responsible for the maintenance of such submeters and shall, on a monthly basis, pay Sublandlord for Subtenant’s electric usage, with the rates charged to Subtenant to be the rates paid by Sublandlord; provided, however, that Subtenant shall receive a credit against such obligation in an amount equal to the Base Electricity Amount.
               (iii) “Subtenant Surcharges” shall mean any and all amounts (other than “Fixed Rent” payable pursuant to Section 2.1.1 of the Prime Lease and the amounts described in Sections 2(c)(i)(x) and (z) of this Sublease) which, by the terms of the Prime Lease, become due and payable by Sublandlord to Prime Landlord as additional rent thereunder or otherwise and which would not have been due and payable but for the acts, requests for services and/or failure to act of Subtenant, its agents, officers, contractors, invitees, employees or visitors under this Sublease or in any way relating to the Premises including, but not limited to (i) any increase in insurance premiums as may be stated in the Prime Lease attributable to Subtenant’s use of or acts or omissions in the Premises; (ii) any fee imposed by Sublandlord or Prime Landlord for the review of Subtenant’s plans and specifications for the Premises; (iii) any fees for any special or after hours services provided to Subtenant or in connection with Subtenant’s use of the Premises, even if such special or after hours services also benefit space other than the Premises; (iv) the cost of any additional services provided to the Premises or arising from Subtenant’s use and occupancy of the Premises; and (v) any other sums which shall be payable to Prime Landlord pursuant to the Prime Lease with respect to the Premises or any part thereof.

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          (d) Reconciliation.
               (i) Within a reasonable time after receipt by Sublandlord of any statement or written demand from Prime Landlord, which includes demand for payment of any amounts payable hereunder as Subtenant Surcharges, Sublandlord shall deliver to Subtenant a copy of such statement or demand. Subtenant shall pay to Sublandlord the amount of such Subtenant Surcharges within five (5) business days after Subtenant’s receipt of such statement or demand; provided, however, that in any instance in which Subtenant shall receive any such statement or demand directly from Prime Landlord, Subtenant shall pay the amount of the same directly to Prime Landlord. Sublandlord agrees that if Subtenant pays the amount due directly to Prime Landlord, in accordance with the preceding sentence, any obligation of Subtenant to pay the same to Sublandlord shall be satisfied by the payment to Prime Landlord.
               (ii) Payments shall be made pursuant to this Section 2(d) notwithstanding the fact that the statement to be provided by Sublandlord is furnished to Subtenant after the expiration of the Term of this Sublease and notwithstanding the fact that by its terms this Sublease shall have expired or have been cancelled or terminated so long as the amount due was on account of periods prior to such expiration or termination.
               (iii) Within a reasonable time after the receipt by Sublandlord from Prime Landlord of any statement of real estate taxes, insurance premiums or electricity or other utility expenses due or any other change in the additional rent under the Prime Lease (but in each case only to the extent such statement will result in a change in the amounts due under this Sublease), Sublandlord will furnish Subtenant with a copy of such statement and copies of any additional related material received by Sublandlord from Prime Landlord in connection therewith.
               (iv) If Sublandlord shall receive from Prime Landlord any refund of any amounts in respect of which Subtenant shall have paid Additional Rent to Sublandlord or Prime Landlord under the provisions of this Section, Sublandlord shall retain out of such refund the costs and expenses, if any, of obtaining such refund, including but not limited to reasonable attorneys’ fees and disbursements, and shall then pay to Subtenant, within ten (10) days after receipt of such refund by Sublandlord, the portion of the remainder of such refund which is equitably attributable to amounts paid by Subtenant as Additional Rent hereunder.
          (e) Non-Payment of Additional Rent. In the event of non-payment of Additional Rent, Sublandlord shall have all the rights and remedies with respect thereto as are herein provided for in case of nonpayment of the Base Rent reserved hereunder.
          (f) Late Charge. If Subtenant fails to pay in full when due any installment of Base Rent, Additional Rent, or any other amount and such failure continues for five (5) days after the applicable due date, then, in addition to the amount due, Subtenant shall pay to Sublandlord a late charge of five percent (5%) on the sum due. If Subtenant shall fail to pay any installment of Base Rent or any amount of

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Additional Rent within ten (10) days after it becomes due, Subtenant will pay to Sublandlord, in addition to such installment of Base Rent or amount of Additional rent, as the case may be, as Additional Rent, interest on the overdue amount at a per annum rate equal to the Prime Lending Rate plus three (3%) percent. Such interest and late charge shall be due on demand. Such interest and late charge are intended to reasonably compensate Sublandlord for additional expenses by reason of Subtenant’s default and are not intended to be a penalty. Payment of such late charge and interest shall not be deemed a cure of the applicable default. “Prime Lending Rate” shall mean the “Prime Rate” reported by The Wall Street Journal (Eastern Edition) from time to time; provided, however, if at any time more than one Prime Rate is reported by The Wall Street Journal, the Prime Lending Rate shall mean the rate which Citigroup announces from time to time as its prime lending rate, in effect from time to time. The Prime Lending Rate shall change as of the date of each change in the Prime Rate. If, The Wall Street Journal no longer publishes a “Prime Rate”, the Prime Lending Rate shall mean the rate which Citigroup announces from time to time as its prime lending rate, in effect from time to time.
          (g) Payment. Base Rent, Additional Rent, Subtenant Surcharges and all other sums payable to Subtenant under this Sublease (sometimes herein referred to, collectively, as “Rent”), shall be paid to Sublandlord in lawful money of the United States of America (i) by good check, subject to collection, drawn on a bank which is a member of The New York Clearinghouse Association (the “NYCA”), to the following address:
Willis North America Inc.
25 Century Boulevard
Nashville, TN 37214
Attention: Derrick Coggin, Treasurer
or (ii) by federal wire transfer from a bank which is a member of the NYCA in accordance with Sublandlord’s wiring instructions to be furnished to Subtenant upon Subtenant’s request therefor, or to such other party or address as Sublandlord may designate by notice to Subtenant. Sublandlord’s acceptance of late Rent payments shall not excuse such delay nor any future delays in payment nor constitute a waiver of rights, notwithstanding any endorsement or restriction that Subtenant may include with such payment. Any payments to be made by Subtenant pursuant to this Sublease shall be made notwithstanding the fact that the statement to be provided by Sublandlord is furnished to Subtenant after the expiration of the Term of this Sublease and notwithstanding the fact that by its terms this Sublease shall have expired or have been cancelled or terminated so long as the amount due was on account of periods prior to such expiration or termination.
          (h) Earlier Commencement Date. Notwithstanding anything in this Sublease to the contrary, if Sublandlord has delivered to Subtenant substantially all of the Premises, including the Data Center and the Shared Office Area, but subject to Magnetek’s right to Coexist with Subtenant in the Magnetek DC Space and Sublandlord’s right to Coexist with Subtenant in the Shared Office Space, in the manner

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required hereby such that Subtenant may conduct its business therein as intended before June 11, 2001 and if Prime Landlord shall have then consented to this Sublease pursuant to Section 11(g) hereof, then for each day before June 11, 2001 that same was so delivered, the references to “July 25, 2001” and “7/25/01” in Section 2(a) shall each be changed to one (1) day earlier. If the Premises is so delivered to Subtenant and Prime Landlord has consented to this Sublease, then the Commencement Date shall be the date Sublandlord so delivers the Premises to Subtenant in accordance with this Section 2(h).
          (i) Tax on Subtenant’s Personal Property. Subtenant shall pay directly to the taxing authority all tax due on Subtenant’s equipment or personal property, if such tax is billed separately by the taxing authority, or shall, on demand, reimburse Sublandlord for such tax, if Sublandlord is billed for such tax.
          (j) Prorations. Additional Rent shall be appropriately prorated for any partial periods during the Term of this Sublease.
          (k) Survival. Except as otherwise expressly set forth in this Section, the provisions of this Section shall survive the expiration or any earlier cancellation or termination of this Sublease.
SECTION 3
ACCESS, SERVICES, MAINTENANCE, REPAIRS
          (a) Interruptions. Except to the extent caused by the gross negligence or willful misconduct of Sublandlord and, except as set forth in Section 9.2 of the Prime Lease (as incorporated herein), Sublandlord shall not be liable for any damage or loss, directly or indirectly resulting from, nor shall the Rent herein reserved be abated or a constructive or other eviction be deemed to have occurred by reason of (i) any installation, use or interruption of use of any equipment in connection with the furnishing or supplying of any services or (ii) any failure or delay in furnishing any services when such failure or delay is caused by accident or breakdown or by the making of repairs or improvements required by governmental restrictions or by voluntary compliance with governmental guidelines. Except to the extent caused by the gross negligence or willful misconduct of Sublandlord and, except as set forth in Section 9.2 of the Prime Lease (as incorporated herein), neither Sublandlord, nor its employees or agents shall be liable to Subtenant for any damage, injury, loss or claim (including claims for the interruption of or loss to Subtenant’s business) based on or arising out of the repair to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (whether by Sublandlord, Subtenant or any other person or entity) of elevators or heating, cooling, electrical, sewage or plumbing equipment or apparatus; termination of the Term by reason of damage to or condemnation of the Premises; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service or utility; and leakage in any part of the Premises from water, rain, ice or snow that may leak into, or flow from, any part of the Premises, or from drains, pipes or plumbing fixtures in the Premises; or any other cause

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beyond the reasonable control of Sublandlord. Notwithstanding the foregoing, except as otherwise expressly provided herein, under no circumstances shall Sublandlord be liable to Subtenant for consequential damages arising under or in connection with this Sublease or Subtenant’s use of the Premises. Any property placed by Subtenant or its employees, agents, contractors, guests or invitees in or about the Premises shall be at the sole risk of Subtenant, and Sublandlord shall not in any manner be responsible therefor. If any employee of Sublandlord receives any package or article delivered for Subtenant, then such employee shall be acting as Subtenant’s agent for such purpose and not as Sublandlord’s agent.
          (b) Prime Landlord Actions. Subtenant acknowledges and agrees that Sublandlord shall not be responsible for a breach of any of the representations and warranties of the Prime Landlord under the Prime Lease, nor shall Sublandlord be responsible or liable in any manner for making any repairs or otherwise complying with any of Prime Landlord’s obligations or providing any of the services and/or utilities required to be provided by Prime Landlord under the Prime Lease.
SECTION 4
SUBLEASED PREMISES
          (a) Condition of Premises. Except as provided in Section 4(b), Subtenant acknowledges that it has inspected the Premises and agrees to accept possession thereof on the Commencement Date in its “As-Is” condition as of the date hereof, reasonable wear and tear and damage from casualty and condemnation excepted (but Sublandlord will repair any material damage caused to the Premises by the removal of its property and will comply with its obligations under the Prime Lease with respect to such casualty and condemnation), and except that Sublandlord will deliver same vacant and in “broom clean” condition on the Commencement Date. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SUBLANDLORD EXPRESSLY DISCLAIMS ALL WARRANTIES, REPRESENTATIONS, OR COVENANTS, EXPRESS OR IMPLIED, REGARDING THE CONDITION OF THE PREMISES OR THEIR SUITABILITY FOR SUBTENANT’S USE. IN MAKING AND EXECUTING THIS SUBLEASE, SUBTENANT HAS NEITHER RELIED UPON NOR BEEN INDUCED BY ANY STATEMENT OR REPRESENTATION BY SUBLANDLORD, ANY BROKER OR AGENT, OR OTHERWISE. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SUBLANDLORD SHALL NOT BE OBLIGATED TO MAKE, ARRANGE FOR, OR EFFECT ANY ALTERATIONS, REPAIRS OR IMPROVEMENTS TO THE PREMISES.
          (b) [INTENTIONALLY OMITTED]
          (c) Alterations.
               (i) Subtenant shall, upon prior notice to, but without Sublandlord’s consent, be entitled to make any alterations to the Premises that

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Sublandlord would be able to make, without Prime Landlord’s consent, pursuant to Section 4.2 of the Prime Lease (as if the “Demised Premises” referenced therein were the Premises). Subtenant shall make no other alterations or improvements to the Premises without first receiving Sublandlord’s prior written consent in each instance, which consent shall not be unreasonably withheld or delayed in each case where Prime Landlord grants its consent thereto, and same shall, in any event, be subject to Subtenant’s compliance with the applicable provisions of the Prime Lease. Notwithstanding the foregoing, Sublandlord may, in its sole discretion, withhold its consent to, and Sublandlord shall not be in violation of this Section if Sublandlord withholds its consent to, any proposed alterations or improvements involving structural changes to the Building or which materially and adversely affect any of the mechanical, service or utility systems or equipment of the Building or because Prime Landlord withholds its consent (reasonably or unreasonably) for any reason, whether or not it is entitled to under the Prime Lease. Sublandlord shall respond to Subtenant’s request for approvals to alterations within the time periods specified in, and in accordance with, Section 4.3 of the Prime Lease, provided that Subtenant complies with the provisions of Section 36.15 of the Prime Lease.
               (ii) Subtenant shall indemnify and hold Sublandlord harmless from any and all loss, cost, damage, liability or expense (including reasonable attorneys’ fees) arising out of any alterations or improvements by Subtenant and, without limiting the generality of the foregoing, Subtenant shall cause Prime Landlord and Sublandlord to be named as an additional insured on all liability insurance maintained by Subtenant or its contractors with respect thereto.
               (iii) Without limiting the foregoing, Sublandlord shall cooperate at no cost to Sublandlord with Subtenant’s efforts to obtain Prime Landlord’s consent, approval or other action under the Prime Lease relative to any alterations or improvements made or proposed to be made by Subtenant, but Sublandlord shall not be liable for any failure of the Prime Landlord to grant any such consent or approval or to take such other action.
          (d) Surrender and Restoration; Holding Over.
               (i) Unless (A) the Premises will not revert back to Sublandlord for a period of more than one (1) day (B) no Event of Default has occurred and is continuing hereunder, and (C) Prime Landlord has released, pursuant to a release in form and substance satisfactory to Sublandlord, Sublandlord from any obligations with respect to the Premises and arising upon the end of the term of the Prime Lease, then, upon the expiration or earlier termination of the Term, Subtenant shall (u) quietly surrender the Premises without notice, (v) deliver all keys to the Premises to Sublandlord, (w) return the Premises in the order and condition required by the Prime Lease upon the end of the term thereof, (x) at its sole expense, if Prime Landlord has elected to have same removed, remove from the Premises all such leasehold improvements installed by Subtenant and designated for removal by Prime Landlord, whether or not Sublandlord or Prime Landlord consented or was entitled to consent thereto, (y) at its sole cost and expense remove from the Premises all of Subtenant’s furniture, fixtures, signs and equipment and

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personal property, and (z) repair all damage caused by any such removal described in (x) and (y) above.
               (ii) If Subtenant vacates the Premises without complying with the requirements set forth in this Section, then Sublandlord may remove such items and make such repairs, and charge Subtenant for all costs incurred, plus ten percent (10%) thereof for Sublandlord’s administrative cost, all of which shall be due and payable to Sublandlord on demand. Should any of Subtenant’s leasehold improvements and other property remain on the Premises after expiration or termination of the Term, such property shall be deemed abandoned and Sublandlord may dispose of it at Subtenant’s expense to the extent same was required to be removed by Subtenant hereunder and, in any event, without any liability whatsoever with respect thereto. Subtenant’s obligations described in this Section shall survive the expiration date or earlier termination of the Term.
               (iii) Subtenant acknowledges that it is extremely important for Subtenant to surrender possession of the Premises when and as required by this Sublease, so that Sublandlord may comply with its obligations under the Prime Lease. If Subtenant fails to surrender the Premises at the expiration or earlier termination of the Term, then, unless (A) the Premises will not revert back to Sublandlord for a period of more than one (1) day, (B) no Event of Default has occurred and is continuing hereunder, and (C) Prime Landlord has released, pursuant to a release in form and substance satisfactory to Sublandlord, Sublandlord from any obligations with respect to the Premises and arising upon the end of the term of the Prime Lease, in addition to the penalties and charges provided in Article 16 of the Prime Lease (as incorporated herein), Subtenant shall pay to Sublandlord immediately upon demand, an amount equal to one hundred fifty percent (150%) of all Base Rent and Additional Rent due (calculated on a daily basis) for each day after the expiration or termination of the Term that Subtenant has failed to completely surrender possession of the Premises as required by this Sublease. Sublandlord’s acceptance of such amount shall not prohibit or restrict Sublandlord’s other rights and remedies, including Sublandlord’s right to evict Subtenant and to recover damages.
          (e) Regarding the Prime Lease. Sublandlord represents that a true and complete copy of the Prime Lease as of the date hereof, except as to certain intentionally omitted provisions, which provisions are expressly made inapplicable to Subtenant and the Premises, is annexed hereto as EXHIBIT C. Sublandlord represents to Subtenant that, as of the date hereof, (v) the Prime Lease is unmodified and is in full force and effect, (w) all Fixed Rent and additional rent billed to date and payable by Sublandlord, as tenant under the Prime Lease, has been paid, (x) to Sublandlord’s actual knowledge, neither Prime Landlord nor Sublandlord is in material default under the Prime Lease, (y) to Sublandlord’s actual knowledge, no act or omission of Sublandlord has occurred that would entitle the Prime Landlord to terminate the Prime Lease, and (z) the Prime Lease evidences the entire written agreement between Sublandlord and Prime Landlord with respect to the Premises. Subtenant acknowledges having reviewed the Prime Lease (as so redacted), and by its execution of this Sublease acknowledges receipt and approval of same.

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          (f) Work Allowance.
               (i) Sublandlord agrees to contribute up to $5.00 per rentable square foot of the Premises, including, without limitation, for the Magnetek DC Space and Shared Office Area (i.e., $494,890) on account of the cost of Subtenant’s initial construction performed in accordance with the provisions of this Sublease and the Prime Lease. Sublandlord’s obligation shall be payable on or prior to June 11, 2002 in the manner hereinafter provided.
               (ii) It shall be a condition precedent to each payment by Sublandlord that Subtenant shall have submitted to Sublandlord (x) a written requisition therefor, requesting an amount not less than $10,000.00 (except for the final requisition), signed by Subtenant and Subtenant’s general contractor, and (y) a certification of the supervising architect or engineer in regard to any such work under his supervision, that with respect to the amount sought by such requisition:
               (1) all work performed to the date of the requisition is in compliance with all rules and regulations of any governmental agency or authority having jurisdiction,
               (2) such amount represents work and materials actually furnished or services actually rendered, and the reasonable value of such work, material or services is not less than the amount stated in the requisition,
               (3) such amount does not, in whole or in part, represent the cost or value of work, services or materials for which a prior requisition had been submitted,
               (4) all contractors, subcontractors, materialmen or others who have performed work or furnished services or materials in connection with Subtenant’s initial construction have been paid by Subtenant in full (less customary retainage) for all work performed and materials or services furnished up to the date of the requisition, and Subtenant shall further certify that:
               (5) there are no mechanics’ liens or orders for the payment of money against the Building or any part thereof arising out of Subtenant’s initial construction, and
               (6) (A) Subtenant is then in compliance with all its obligations then to be paid or performed under this Sublease (including the provisions of the Prime Lease incorporated herein), and, without limiting the generality of the foregoing, (B) all work performed to the date of the requisition is in compliance with all rules and regulations of any governmental agency or authority having jurisdiction and with all the

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terms and provisions of this Sublease (including the provisions of the Prime Lease incorporated herein).
               (iii) Each requisition shall be accompanied by paid invoices, vouchers, bills, statements, lien waivers and receipts of the persons or entities performing the work, furnishing the materials or rendering the services covered by the requisition, or photostatic copies thereof, and the requisition (to the extent same satisfies the foregoing requirements) shall be paid by Sublandlord to Subtenant within thirty (30) days after Subtenant’s satisfaction of the foregoing requirements.
          (g) Parking.
               (i) Subject to the provisions of Section 19.9 of the Prime Lease and Section 11(r) of this Sublease, Sublandlord shall make available to Subtenant during the Term, without separate charge (except as provided below with respect to the Class B Spaces (as such term is hereinafter defined) to Subtenant, three hundred and ninety (390) parking spaces, with such number of parking spaces to be comprised of three hundred (300) parking spaces made available to Sublandlord pursuant to Section 19.9 of the Prime Lease (such three hundred spaces, as such number may be adjusted pursuant hereto, the “Class A Spaces”) and ninety (90) of the two hundred and thirty-three (233) parking spaces made available to Sublandlord by Prime Landlord on a month-to-month discretionary basis (the “Class B Spaces”). In the event the square footage of the Premises is reduced, such as by casualty or condemnation, the number of Class A Spaces made available to Subtenant shall be reduced at the rate of three (3) parking spaces per one thousand (1,000) square feet of the Premises so affected. With respect to the Class B Spaces:
          (1) Sublandlord currently pays $12.00 per month per parking space. If the rate which Sublandlord pays for Class B Spaces increases, Subtenant shall pay 100% of the increase applicable to the Class B Spaces then available to Subtenant by Sublandlord, with such increases to be paid within ten (10) days after being billed by Sublandlord therefor.
          (2) If the number of Class B Spaces made available by Prime Landlord to Sublandlord is reduced, the Class B Spaces available to Sublandlord shall be reduced by 61% of the reduction in Class B Spaces made available by Prime Landlord to Sublandlord. The Class B Spaces available to Subtenant shall be reduced by 39% of the reduction in Class B Spaces made available by Prime Landlord to Sublandlord.
          (3) If Prime Landlord ceases to make all or any number of the Class B Spaces available to Sublandlord, Sublandlord shall have no obligation to provide any substitute services or credits or damages to Subtenant by reason thereof.
               (ii) Such parking spaces provided by Sublandlord to Subtenant shall, at Sublandlord’s sole discretion, be located either in the enclosed parking garage or

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in the surface parking area, or in any combination thereof, and, in any event, shall be on an unreserved basis. Notwithstanding the foregoing, Sublandlord shall make available to Subtenant during the Term ten (10) reserved parking spaces in the parking garage, which ten (10) spaces shall be included in and not in addition to, the number of parking spaces to which Subtenant is entitled pursuant to the first sentence of Section 4(g)(i) above. Sublandlord will use commercially reasonable efforts to ensure that such parking spaces are located within close proximity to the elevators within such parking garage.
               (iii) In the event (1) either Sublandlord (or art Affiliate thereof) or Subtenant (or an Affiliate thereof) shall hereafter obtain additional parking within the corporate park known as Century City Park, or at the Sheraton Hotel (Music City), or at any land adjoining or adjacent to the Century City Park from Prime Landlord or its Affiliate (the “Supplemental Spaces”) and (2) the number of Class B Spaces made available to Sublandlord (143) or Subtenant (90) is reduced below its present level, then Sublandlord or Subtenant, as the case may be, shall, from time to time, immediately make available to the other, unless such entity elects otherwise, the lesser of (x) such of its Supplemental Spaces as shall be necessary so that the party losing Class B Spaces has as close to 143 (Sublandlord) or 90 (Subtenant) parking spaces in addition to its allocation of Class A Spaces, as the case may be, as possible or (y) 61% or 39%, as the case may be, of the Supplemental Spaces. In order to implement these procedures, the parties shall duplicate the economics applicable to the Class B Spaces. Therefore, if Subtenant is receiving Supplemental Spaces from Sublandlord, Sublandlord shall pay the first $12.00 per month for each parking space (other than Class A Spaces) assigned to Subtenant (up to 90 Spaces) and if Sublandlord is receiving Supplemental Spaces from Subtenant, Sublandlord shall pay the entire cost of the Supplemental Spaces assigned to Sublandlord. If Supplemental Spaces are shared in the manner set forth herein, then at the request of either party, the parties shall enter into an agreement confirming the provisions hereof.
SECTION 5
USE, COMPLIANCE WITH LAWS AND RULES AND REGULATIONS
          (a) Use. Subtenant may use the Premises for general and executive office purposes only and for no other purpose and in no event for any use prohibited or restricted by the Prime Lease or by law. Subtenant shall not commit or permit to be committed on the Premises any act or omission prohibited by the Prime Lease.
          (b) Compliance with Laws, and Rules and Regulations. Subtenant shall, at its sole cost and expense, from and after the Commencement Date, to the extent required under the Prime Lease, comply with, and cause the Premises to comply with, all laws, regulations and ordinances applicable to the Premises and to Subtenant’s use and occupancy thereof. Subtenant shall also comply with all Building Rules and Regulations (as such term is used in the Prime Lease) from time to time in effect pursuant to the Prime Lease.

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SECTION 6
INCORPORATION OF PRIME LEASE
          (a) Incorporation.
               (i) Subject to the provisions of subparagraphs (ii) and (iii) below, all of the covenants, agreements, terms, provisions and conditions of the Prime Lease are incorporated herein as if set forth at length herein, except those which by their nature or purport are inapplicable or inappropriate to the subleasing of the Premises pursuant to this Sublease or are inconsistent with or modified by any of terms, covenants or conditions of this Sublease.
               (ii) Notwithstanding the generality of the preceding clause (i), it is agreed as follows: for the purposes of the incorporation of the terms and provisions of the Prime Lease herein, the term “Tenant” in the Prime Lease shall mean and refer to the Subtenant hereunder, the term “Landlord” in the Prime Lease shall mean and refer to the Sublandlord hereunder (except with respect to any obligation on the part of “Landlord” as used in the Prime Lease to (x) provide utilities or services of any kind whatsoever to the Premises, (y) maintain and repair the Building and the structural, mechanical or building systems therein, or (z) rebuild or replace the Building in the event of a fire, casualty or condemnation, as to which, the term “Landlord” as used in the Prime Lease shall mean and refer to the Prime Landlord), the term the “Demised Premises” in the Prime Lease shall mean and refer to the Premises hereunder, the term “Fixed Rent” or words of similar import in the Prime Lease shall mean and refer to the Base Rent hereunder, the term “Additional Rent” or words of similar import in the Prime Lease shall mean and refer to the Additional Rent hereunder, the term “Lease” or words of similar import in the Prime Lease shall mean and refer to this Sublease, and the terms “alterations, additions or improvements” or words of similar import in the Prime Lease shall mean any alterations, installations, additions and improvements, made pursuant to and in compliance with this Sublease.
               (iii) The following Articles, Sections, Exhibits and provisions of the Prime Lease shall not be part of this Sublease and are not incorporated herein: Sections 1.2, 2.1, 2.3.4, 2.4, 2.5, 2.7, 3, 10.4.4, 12, 13.5, 14.1(h), 15.4, 16.2, 18, last two (2) sentences of Section 19.2, Section 19.5 (except for Section 19.5.7), Sections 19.9, 19.10, 19.12 (except that Subtenant shall, subject to the limitations of Section 19.12, be entitled to use the Cafeteria), 19.13, 19.14, 19.15, 19.16, 20, 21, 23, 24, 25.1, 25.2, 25.5, 27, 28, second and third sentences of Sections 29.1, Sections 29.2, 33.3, 34, 35, all references to “Temporary Lease”, First Amendment to Lease, Second Amendment to Lease, Third Amendment to Lease, Fourth Amendment to Lease and Fifth Amendment to Lease.
               (iv) The following Articles, Sections, Exhibits and provisions of the Prime Lease incorporated and made a part of this Sublease are amended as follows:

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               (1) with respect to Section 2.2.2, interest shall be payable by Sublandlord to Subtenant only to the extent Sublandlord receives the same from Prime Landlord and interest will be payable by Subtenant to Sublandlord only to the extent interest is payable by Sublandlord to Prime Landlord.
               (2) with respect to Section 2.5, Sublandlord, acting in its sole but good faith discretion, shall determine whether examinations, contests and/or other challenges to Operating Expenses or other challenges are to be made pursuant to such Section.
               (3) with respect to Section 4.4, the amount of “$1,000,000” is hereby modified to be “$333,000.”
               (4) with respect to Section 8, the “$1,000,000 amount” is hereby adjusted to be “$333,000.”
               (5) in Sections 9.1 and 9.2, the “$1,000,000” amount is hereby amended to be “$333,000.”
               (6) whether or not the result of a casualty and whether or not adequate insurance proceeds are available for such purpose, the Subtenant shall be required to repair or replace all Specialty Alterations heretofore or hereafter made in or to the Premises, the Glycol-Based System, the UPS System, including all batteries, and, except to the extent the obligation with respect thereto is specifically imposed on Prime Landlord under the Prime Lease, the HALON System. Accordingly, Subtenant shall insure the same. For the purposes herein, Subtenant shall be granted access to the UPS System located in the Building Garage. Notwithstanding anything in this Sublease to the contrary, Sublandlord’s retention of the Lanier Room, the Phone Room and the Lab Room requires the continued use of the UPS System, the Glycol-Based System and the existing emergency generators presently serving the Computer Center as described in Section 19.5.11 of the Prime Lease. Although Subtenant shall be required to maintain, repair and replace such UPS System and Glycol-Based System such that same are in good working order throughout the Term, and to insure same, Sublandlord shall, except to the extent (i) caused by Subtenant’s negligence or willful misconduct or (ii) covered by or required to be covered by Subtenant’s insurance, reimburse Subtenant for Sublandlord’s Share (as hereinafter defined) of the cost of such maintenance, repairs, replacements and of a reasonable allocation by the parties of the insurance premium allocable solely to Subtenant’s insurance obligations with respect to such UPS System and Glycol-Based System. For the purposes hereof, “Sublandlord’s Share” shall mean 30.63%. If Subtenant fails to timely perform its obligations with respect to the maintenance, repair and/or replacement of the UPS System or Glycol-Based System, Sublandlord shall be permitted to perform such

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obligations on Subtenant’s behalf pursuant to Section 14.8 of the Prime Lease (as incorporated herein) and Subtenant shall reimburse Sublandlord in the manner provided in Section 14.8 of the Prime Lease (as incorporated herein) for all expenses in connection therewith, less the amount that Sublandlord would otherwise be liable pursuant to this Section. In addition, each of the Lanier Room and Phone Room are serviced by separate air-conditioning systems (“Sublandlord’s Data AC Systems”) located within the areas retained by Sublandlord, and Sublandlord shall continue to be responsible for Sublandlord’s Data AC Systems. However, the electrical supply for Sublandlord’s Data AC Systems are presently measured by the submeter that measures Subtenant’s electrical usage within the Data Center. Accordingly, Sublandlord shall have the right to continue to have such electrical usage for Sublandlord’s Data AC Systems measured by Subtenant’s submeter, but Sublandlord reserves the right, at any time, to segregate the measurement of electrical usage of Sublandlord’s Data AC Systems from Subtenant’s submeter to a separate meter (or another of Sublandlord’s meters). Until such time as Sublandlord segregates its electrical usage for Sublandlord’s Data AC Systems from Subtenant’s meter, Sublandlord shall be responsible for reimbursing Subtenant (or at Sublandlord’s option, crediting Subtenant) for the cost of the electrical usage for Sublandlord’s Data AC Systems, which amount shall be determined from time to time by an electrical survey paid for by Sublandlord and prepared by an electrical consultant reasonably satisfactory to Sublandlord and Subtenant. Subtenant shall not take any action which will interfere with the electrical supply serving Sublandlord’s Data AC Systems.
               (7) with respect to Section 13.2 the reference to “20,000” rentable square feet shall be modified to be “9,059” rentable square feet, and Subtenant hereby designates the Data Center as such secured area.
               (8) with respect to Section 19.3.1, Subtenant shall not be responsible for any portion of any incremental costs of cleaning, except to the extent same relate to the Premises.
               (v) Subtenant agrees that, with respect to those provisions of the Prime Lease that have been incorporated in this Sublease, any rights, powers or privileges of Sublandlord which are or by their nature would be exercisable with respect to Subtenant, the Premises, the conduct or manner of conduct of Subtenant’s activities therein, work to be performed therein or any other matter or thing relating thereto may also be exercised directly by Prime Landlord with respect to Subtenant and/or the Premises, unless Sublandlord expressly revokes such authority in a writing to Subtenant; provided, however, that in no instance shall Prime Landlord have the right to waive any default of Subtenant under this Sublease or to amend, modify, cancel, terminate or accept a surrender of this Sublease.

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               (vi) Except as otherwise specifically provided herein, all time limits provided in the provisions of the Prime Lease incorporated herein for the giving of notice, the making of demands, the performance of any act, condition or covenant, or the exercise of any right, remedy, or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by four (4) days, as appropriate, so that notices may be given, demands made, any act, condition or covenant performed, or any right, remedy or option hereunder exercised by Sublandlord or Subtenant, as the case may be, within the time limit relating thereto contained in the Prime Lease. By way of example, the Prime Lease allows less than (7) days for Sublandlord to perform any act, or to undertake to perform such act, or to correct a failure relating to the Premises or this Sublease, then Subtenant shall nevertheless be allowed three (3) days to perform such act, undertake and/or to correct such failure.
          (b) Subordination to Prime Lease.
               (i) Subtenant acknowledges and agrees that this Sublease and the estate hereby granted are subject and subordinate to all of the terms, covenants, provisions, conditions and agreements contained in the Prime Lease and to all leases, mortgages, encumbrances and other agreements and/or matter to which the Prime Lease is now or may hereafter become subject and subordinate. This clause shall be self-operative and no further instrument of subordination shall be required. Subtenant shall, however, execute any certificates or other agreements confirming such subordination which Sublandlord or Prime Landlord may request no later than five (5) days after receipt of such request. Subtenant also agrees that this Sublease shall be subject and subordinate to the Prime Lease; provided, however, that Sublandlord agrees that it will not hereafter enter into any amendment or modification of the Prime Lease that will either materially increase the obligations of Subtenant hereunder or materially adversely affect Subtenant’s rights, powers or privileges hereunder or adversely affect the priority of this Sublease.
               (ii) Subtenant covenants and agrees (x) to perform and to observe all of the terms, covenants, provisions, conditions and agreements of the Prime Lease (including any and all Building Rules and Regulations enacted under and pursuant to the Prime Lease which shall be in effect from time to time during the term of this Sublease) on Sublandlord’s part to be performed and observed to the extent the same have been incorporated herein and are applicable to the Term and to Subtenant or to the Premises, but nothing herein shall require the payment by Subtenant of “Fixed Rent” payable by Sublandlord pursuant to the Prime Lease, (y) that Subtenant will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause the Prime Lease or the rights of Sublandlord as tenant thereunder to be cancelled, terminated or forfeited or which would make Sublandlord liable for any increase of the Additional Rent payable by Sublandlord pursuant to the Prime Lease, unless Subtenant, on demand, reimburses Sublandlord for any such Additional Rent increases as provided in this Sublease, or for any damages, claims or penalties payable by Sublandlord under the Prime Lease; and (z) to indemnify and hold harmless Sublandlord of, from and against any and all liabilities, losses, damages, suits, penalties, claims and demands of every kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements and expenses of defense and of enforcing this indemnity) by reason of

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Subtenant’s failure to comply with the foregoing or arising from the use, occupancy or manner of and/or occupancy of the Premises or of any business conducted therein, or from any work or thing whatsoever or any condition created by or any other act or omission of Subtenant, its assignees or sub-subtenants, or their respective employees, agents, servants, contracts, visitors or licensees, in or about the Premises or any other part of the Building.
               (iii) In the event of any default on the part of Subtenant under any of the terms, covenants, conditions, provisions or agreements of the Prime Lease which have been incorporated herein or of this Sublease, in either case, beyond any applicable notice and grace period (as described in the Prime Lease, and as modified by this Sublease), Sublandlord shall have all rights and remedies at law or in equity against Subtenant, including, but not limited to, such rights and remedies as are available to Sublandlord against Subtenant under the provisions of the Prime Lease, as incorporated herein.
               (iv) Subject to the terms and provisions of the Consent (as hereinafter defined), if the Prime Lease shall expire or terminate or if Prime Landlord shall succeed to the Sublandlord’s estate in the Demised Premises (as defined in the Prime Lease), then, in accordance with Section 12.4 of the Prime Lease, at the Prime Landlord’s election, in its sole discretion, (x) Subtenant shall attorn to and recognize the Prime Landlord as the Subtenant’s landlord under the Sublease and the Subtenant shall promptly execute and deliver any instrument that the Prime Landlord may reasonably request to evidence such attornment or (y) the Prime Landlord may terminate this Sublease. If the Prime Lease terminates as a result of a default or breach by Subtenant under this Sublease, then Subtenant shall be liable to and indemnify Sublandlord from the damage suffered as a result of such termination. Sublandlord shall be permitted to agree with Prime Landlord to terminate the Prime Lease without liability to Subtenant provided Prime Landlord is prepared to enter into a direct lease with Subtenant on the same terms and conditions as are contained in this Sublease and at the rental rate and with the expiration date provided in this Sublease and, when requested, Subtenant agrees to enter into such a direct lease. Notwithstanding the foregoing, if the Prime Lease gives Sublandlord any right to terminate the Prime Lease in the event of the partial or total damage, destruction, or condemnation of the Premises or the Building of which the Premises are a part, the exercise of such right by Sublandlord shall not constitute a default or breach hereunder, and Subtenant agrees that Sublandlord shall be free to exercise any such right(s) as may be available to Sublandlord without first obtaining any approval from, or consulting with, or liability to, Subtenant. Sublandlord shall indemnify and hold Subtenant harmless from and against all actual and consequential damages (including, without limitation, reasonable attorneys’ fees and disbursements) which shall arise directly from this Sublease having been cancelled or terminated without Subtenant’s prior written consent, except (w) as set forth in Section 11(g), or (x) as expressly permitted in this Section 6(b)(iv), or (y) if Subtenant shall be in default beyond any applicable notice and cure period under this Sublease, or (z) if such cancellation or termination shall result from Subtenant’s default beyond any applicable notice and cure period with respect to Subtenant’s performance of Subtenant’s obligations under this Sublease.

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          (v) Sublandlord shall not be required to dispute any determinations or other assertions or claims of Prime Landlord regarding the obligations of Sublandlord under the Prime Lease for which Subtenant is responsible under the terms of this Sublease. Notwithstanding the foregoing, Sublandlord, at Subtenant’s sole cost and expense, agrees upon written request from Subtenant to exercise commercially reasonable good faith efforts in attempting to cause Prime Landlord to perform its obligations under the Prime Lease for the benefit of Subtenant. Subtenant shall promptly reimburse Sublandlord for any and all costs which Sublandlord shall incur in expending such efforts on behalf of Subtenant, and Subtenant does hereby indemnify and agree to hold Sublandlord harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Sublandlord in expending such efforts. Nothing in this Section 6(b)(v) shall require Sublandlord to commence a lawsuit or arbitration proceeding against Prime Landlord.
          (c) Default by Prime Landlord. If Prime Landlord shall default under any of the provisions of the Prime Lease, such default shall not constitute a default by Sublandlord under this Sublease and Sublandlord shall not be obligated to cure Prime Landlord’s default. Except as otherwise provided in Section 6(b)(v) and this Section 6(c), Sublandlord shall have no obligation to enforce any right or remedy under the Prime Lease for Subtenant’s benefit and Sublandlord shall have no liability to Subtenant for any default under the Prime Lease by Prime Landlord, even if such default causes an interruption of services or utilities serving the Premises or terminates the term of the Prime Lease before its scheduled expiration. Notwithstanding the foregoing, if (i) Prime Landlord shall have defaulted in any of its obligations to Sublandlord under the Prime Lease, (ii) such default deprives Subtenant of any services or adversely affects Subtenant or the Premises, and (iii) after giving Sublandlord notice of same and a reasonable opportunity to cause Prime Landlord to perform its obligations as provided in Section 6(b)(v), Prime Landlord has not substantially performed such obligations, then, upon request by Subtenant and the delivery to Sublandlord of a cash deposit in an amount reasonably determined by Sublandlord to satisfy Subtenant’s obligations pursuant to this Section 6(c) or the delivery to Sublandlord of such other security as Sublandlord shall be willing to accept, Sublandlord agrees, at Subtenant’s sole cost and expense, using counsel selected by Subtenant and reasonably acceptable to Sublandlord, to commence and prosecute an action against Prime Landlord to compel Prime Landlord to perform such of its obligations as aforesaid. Subtenant shall, from time to time, at Sublandlord’s request, but only during such times as Sublandlord is prosecuting an action on behalf of Subtenant pursuant to this Section 6(c), deposit additional sums with Sublandlord to satisfy Subtenant’s obligations pursuant to this Section 6(c). Notwithstanding the foregoing, Sublandlord shall have the right not to bring and prosecute such action and/or may discontinue such action at any time that (x) an Event of Default exists under this Sublease or (y) in the reasonable opinion of Sublandlord such action may cause a cancellation, forfeiture or termination of the Prime Lease or Sublandlord’s estate and rights thereunder with respect to the Premises. Subtenant shall indemnify and hold Sublandlord harmless from and against any and all losses, costs, liability, claims, damages, expenses (including, without limitation, reasonable attorneys’ fees), penalties and fines to which Sublandlord may be exposed and which Sublandlord may incur in connection with or arising out of

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the taking of any such action by Sublandlord on behalf of Subtenant as provided in this Section 6(c).
          (d) Tenant Delays. To the extent of any “Tenant Delays” (as such term is used in the Prime Lease) caused by Sublandlord, including, without limitation, pursuant to Section 10.3 of the Prime Lease (as incorporated herein), Sublandlord shall indemnify and hold Subtenant harmless from and against any and all actual (but not consequential) damages resulting from such Tenant Delays. To the extent of any “Tenant Delays” (as incorporated into this Sublease) caused by Subtenant, including, without limitation, pursuant to Section 10.3 of the Prime Lease (as incorporated herein), Subtenant shall indemnify and hold Sublandlord harmless from and against any and all actual (but not consequential) damages resulting from such “Tenant Delays.”
          (e) Survival. The provisions of this Section shall survive the expiration or sooner termination of this Sublease.
SECTION 7
ASSIGNMENT AND SUBLETTING
          (a) Subtenant shall not, directly or indirectly, (i) assign this Sublease, nor (ii) permit this Sublease to be assigned, directly or indirectly, by operation of law or otherwise, (iii) further sublet all or any part of the Premises, or (iv) permit the Premises or any desk space therein to be occupied by any Person(s), without first obtaining the consent of Prime Landlord and Sublandlord, in each case, which consent may be withheld in the sole discretion of Prime Landlord and Sublandlord. The consent by Sublandlord to any assignment, or subletting shall not relieve Subtenant from obtaining the consent of Sublandlord to any other or further assignment or subletting not expressly permitted by this Section 7.
          (b) Notwithstanding the foregoing, provided that Subtenant has received the consent of Prime Landlord thereto, Sublandlord agrees that Subtenant may at any time and from time to time, upon prior notice or prompt notice after the fact to Sublandlord, but without Sublandlord’s consent, take any of the following actions:
               (i) Subtenant may assign this Sublease to any Person (a “Successor”) into or with which Subtenant shall be merged, or consolidated, or to which substantially all of Subtenant’s assets may be conveyed, provided that the Successor shall have assumed substantially all of Subtenant’s obligations and liabilities, including those under this Sublease, by operation of law or appropriate instruments of merger, consolidation or assumption, and provided further that, immediately after giving effect to such merger, consolidation or conveyance, the Successor would have a pro forma net worth (as certified by a senior financial officer of the Successor), as determined in accordance with generally accepted accounting principles, at least equal to the lesser of the net worth of Subtenant as reflected on its financial statements most recently audited prior to (x) the Commencement Date and (y) the date on which such assignment is to become effective.

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               (ii) Subtenant may assign this Sublease, or further sublet the Premises or any part thereof, to any Affiliate of Subtenant, provided that, (x) at the time of the assignment or subletting, there was a business purpose to the assignment or subletting other than solely to circumvent the provisions of Section 7(a), and (y) if the sublessee or assignee does not remain an Affiliate of Subtenant for at least the one-year period following the date of the assignment or subletting, it may be conclusively presumed that no such business purpose existed.
               (iii) Subtenant may sublet portions of the Premises to any Person to which substantially all of the assets of one or more business divisions of Subtenant have been or are to be transferred, provided that such Person shall have assumed substantially all of the obligations and liabilities of such divisions by appropriate instruments (but such Person shall not be required to assume any obligations or liabilities of Subtenant under this Sublease) and that such Person will use the portions of the Premises for substantially the same purposes as Subtenant had used the portions of the Premises.
          (c) Notwithstanding the foregoing, no Person who sublets from Subtenant all or any portion of the Premises in accordance with this Section 7 shall have the right, voluntarily, by merger, or otherwise by operation of law, to further sublet the subleased premises, or to assign its interest in the sub-sublease.
          (d) If the Premises or any part thereof be further sublet or occupied by any person or persons other than Subtenant, whether or not in violation of the provisions of this Sublease, Sublandlord may, after default by Subtenant, collect rent from the subtenant or occupant and apply the net amount collected to the curing of any default hereunder in any order or priority Sublandlord may elect, any expended balance to be applied by Sublandlord against any Rents or other obligations subsequently becoming due, but no such subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in Section 7(a), nor shall it be deemed acceptance of the subtenant or occupant as a subtenant, or a release of Subtenant from the full performance by Subtenant of all of the terms, conditions and covenants of this Sublease.
          (e) Each and every assignee or transferee, whether an assignee or as successor in interest of Subtenant or an assignee or successor in interest of any assignee, shall immediately be and remain liable jointly and severally with Subtenant and with each other for the payment of the Rent and Additional Rent payable under this Sublease and for the due performance of all covenants, agreements, terms and provisions of this Sublease on the part of Subtenant to be paid and performed to the full end of the Term of this Sublease.
SECTION 8
INSURANCE
          (a) Subtenant’s Insurance. Supplementing the insurance requirements of the Prime Lease, with which (as incorporated herein and applicable to the

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Premises) Subtenant covenants and agrees to comply (to the extent the same are incorporated herein), all liability insurance maintained by Subtenant shall name Sublandlord, Prime Landlord, any managing agent and any mortgagee of whose identity Subtenant has been informed, as additional insureds. All property insurance maintained by either Sublandlord or Subtenant with respect to the Building, any portion thereof or the contents therein shall contain an endorsement that such insurance shall remain in full force and effect notwithstanding that the insured may have waived its claims against any person prior to the occurrence of a loss. Sublandlord shall be the loss payee on property insurance maintained by Subtenant and insuring any Specialty Alterations heretofore or hereafter made in or to the Premises, the Glycol-Based System, the UPS System and, except to the extent insured by Prime Landlord, the HALON System, and the deductible amounts thereof shall be subject to Sublandlord’s approval and shall, to the extent of any loss not paid by reason of such deductible, be paid by Subtenant to Sublandlord (to be held with and disposed of as part of Subtenant’s insurance proceeds) promptly following any casualty to any such property so insured by Subtenant. Subtenant shall deliver a certificate of insurance to Sublandlord on or before the Commencement Date or any earlier possession of the Premises or any part thereof by Subtenant and at least annually thereafter, no less than thirty (30) days prior to the earliest expiration date on such certificate.
          (b) Insurance Proceeds. To the extent proceeds of insurance maintained by Subtenant are held by Sublandlord and are to be applied to the restoration of the improvements, the casualty to which resulted in such proceeds being paid; Sublandlord shall release such proceeds to Subtenant to pay the costs of the repair or restoration incurred by Subtenant. Such release of insurance proceeds shall be made in accordance with the procedures set forth in Section 4(f) of this Sublease. If, during any period when Sublandlord is holding any such insurance proceeds, an Event of Default shall occur, Sublandlord may apply any such insurance proceeds then held by it to the obligations of Subtenant to Sublandlord.
SECTION 9
DAMAGE AND DESTRUCTION/EMINENT DOMAIN
          (a) Damage and Destruction. If the Premises are damaged or destroyed, but the Prime Lease is not terminated, then this Sublease shall continue, and Subtenant’s right to an abatement of the Base Rent and Additional Rent due under this Sublease and/or repairs to the Premises from Prime Landlord under the Prime Lease shall be dependent upon whether Sublandlord, with respect to the Premises, receives an abatement of Fixed Rent (as such term is defined in the Prime Lease) and Additional Rent or such repairs under the Prime Lease, provided, however, Subtenant may cancel this Sublease by reason of a casualty only in those instances where there is a Substantial Destruction (as such term is incorporated herein) of the Premises and Sublandlord also has the option, but elects not, to cancel the Prime Lease. In order to enable Sublandlord to make a more informed decision with respect to whether to cancel the Prime Lease in the circumstances described in the preceding sentence, Subtenant shall, by written notice to Sublandlord, make an irrevocable election to cancel or not cancel this Sublease no later

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than fifteen (15) days prior to the date by which Sublandlord must elect whether to cancel the Prime Lease. If Subtenant fails to make such election, Subtenant shall be deemed to have elected not to cancel this Sublease. If Subtenant has elected not to cancel this Sublease, but Sublandlord nevertheless elects to cancel the Prime Lease, then this Sublease shall terminate as otherwise provided herein. To the extent that Sublandlord receives such an abatement of Fixed Rent and Additional Rent under the Prime Lease with respect to the Premises, such abatement of Base Rent shall be passed on to Subtenant (which shall in no event exceed the amount of Base Rent and Additional Rent Subtenant shall have paid or as shall be payable under this Sublease for such period), after retention by Sublandlord of the actual out of pocket costs and expenses, if any, in obtaining such abatement. All other Base Rent, Additional Rent and other sums due under this Sublease shall continue to be due and payable as provided under this Sublease, unaffected by such damage or destruction or reduction in Base Rent and Additional Rent. Except to the extent otherwise provided by reason of any waiver of subrogation obtained by Sublandlord in favor of Subtenant pursuant to Section 9.5 of the Prime Lease, as incorporated herein, if such damage or destruction results from any act or omission of Subtenant, then Subtenant shall indemnify against and hold Sublandlord harmless from and against all losses, costs and expenses (including reasonable attorneys’ fees) incurred by Sublandlord as a result thereof, such indemnification to operate whether or not Subtenant has placed and maintained the insurance specified in this Sublease, and whether or not proceeds from such insurance (such insurance having been placed and maintained) actually are collectible from the insurance company. Prime Landlord or Sublandlord may exercise any and all rights described in the Prime Lease to terminate the Prime Lease in the event of damage or destruction, without regard to the effect of such termination on the Sublease. If Prime Landlord or Sublandlord is required, or elects, to rebuild or restore improvements, alterations, additions and the like under the Prime Lease, then Prime Landlord or Sublandlord and its employees, agents and contractors may have access to the Premises and may store materials in or about the Premises as reasonably necessary for Prime Landlord or Sublandlord to complete such rebuilding or repair, without the same constituting a constructive eviction or giving Subtenant any right to terminate this Sublease or offset or abate rent, except to the limited extent Base Rent and/or Additional Rent may be reduced under the conditions expressly set forth above. Subtenant hereby waives all claims for damages for injury, inconvenience, or interference with quiet enjoyment or Subtenant’s business, or any other loss occasioned by Prime Landlord’s or Sublandlord’s work or entry under any provision of this Sublease.
          (b) Eminent Domain. If all or any part of the Premises are taken through the exercise of, or under threat of, power of eminent domain, this Sublease shall terminate as to the part so taken immediately prior to the termination of the Prime Lease with respect to the same part so taken. Sublandlord may exercise any and all rights to terminate the Prime Lease in the event of such taking, without regard to the effect of such termination on this Sublease, provided, however, Subtenant may cancel this Sublease by reason of a taking only in those instances where Sublandlord also has the option, but elects not to cancel the Prime Lease. In order to enable Sublandlord to make a more informed decision with respect to whether to cancel the Prime Lease in the circumstances described in the preceding sentence, Subtenant shall, by written notice to Sublandlord, make an irrevocable election to cancel or not cancel this Sublease no later than fifteen

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(15) days prior to the date by which Sublandlord must elect whether to cancel the Prime Lease. If Subtenant fails to make such election, Subtenant shall be deemed to have elected not to cancel this Sublease. If Subtenant has elected not to cancel this Sublease, but Sublandlord nevertheless elects to cancel the Prime Lease, then this Sublease shall terminate as otherwise provided herein. Subtenant waives all claims to and assigns to Sublandlord all awards, compensation, damages, income, rent and interest that would otherwise be payable to Subtenant in connection with all such takings. Further, Subtenant waives all claims against Sublandlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Sublease or any unexpired portion of the Term. Subtenant may claim against the entity exercising the power of eminent domain only for the value, if any, of improvements installed by Subtenant in the Premises and Subtenant’s personal property (and not any of Sublandlord’s property), if such improvements and personal property are so taken, and for any moving expenses incurred by Subtenant, but only if such award is compensable separate and apart from and does not diminish any other award to Sublandlord or Prime Landlord.
SECTION 10
NOTICES
          (a) Method and Form of Notices. Notices, demands and other communications between the parties shall be in writing and shall be given or made by registered or certified mail, return receipt requested, postage prepaid, or by personal delivery, or by commercial overnight delivery service, pre-paid, addressed as follows:
          If to Subtenant:
ENVOY CORPORATION
26 Century Boulevard
Nashville, Tennessee 37214
Attention:      Mr. Joseph Baron,
                       Senior Vice President
          with a copy to:
ENVOY CORPORATION
26 Century Boulevard
Nashville, Tennessee 37214
Attention: General Counsel
          With a further copy to:
BASS, BERRY & SIMS PLC
315 Deaderick Street
Suite 2700

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Nashville, Tennessee 37238
Attn: D. Mark Sheets, Esq.
          If to Sublandlord:
WILLIS NORTH AMERICA INC.
26 Century Boulevard
Nashville, Tennessee 37214
Attention: General Counsel
          with a copy to:
WILLIS NORTH AMERICA INC.
26 Century Boulevard
Nashville, Tennessee 37214
Attention: Corporate Real Estate
          with a further copy to:
LOEB & LOEB LLP
345 Park Avenue
New York, New York 10154-0037
Attention: Scott I. Schneider, Esq.
Such notices shall be deemed effective as follows: on the date of addressee’s receipt or refusal, as the case may be, if given by personal delivery; or on the business day after dispatching same, if given by overnight delivery service; or three (3) business days after mailing, if given by registered or certified mail. Either party may change its notice address by giving notice of such change to the other party as stated in this Section. Subtenant agrees that as and when it shall receive any notice or other communication from Prime Landlord or any governmental entity regarding or in any way affecting Sublandlord, or the Premises, Subtenant shall promptly forward a copy of such notice or other communication to Sublandlord in the manner prescribed herein.
SECTION 11
MISCELLANEOUS
          (a) Brokers. Subtenant and Sublandlord each represent and warrant to the other that it has not employed or dealt with any broker concerning this transaction other than Jones Lang LaSalle, Mission Property Co. and Robert H. Burns Co. (collectively, “Broker”) with respect to the Premises and/or this Sublease. Sublandlord shall pay Broker a commission with respect to this Sublease pursuant to a separate agreement. Each party hereby agrees to indemnify the other with respect to any costs or expenses incurred by the indemnified party by reason of a breach of the foregoing representation by the indemnifying party. This paragraph shall survive any expiration or earlier termination of this Sublease.

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          (b) Further Assurances and Survival. The parties agree to execute and deliver, from time to time, as circumstances may require, any other instruments necessary to effect the provisions of this Sublease. All of Subtenant’s obligations that accrue during the Term shall survive the expiration or earlier termination of this Sublease.
          (c) Entire Sublease; Amendments. This Sublease contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements. This Sublease cannot be changed in any manner except by a written agreement signed by the parties hereto.
          (d) Severability: Governing Law. If any provision of this Sublease shall be determined to be invalid or unenforceable, the remainder of this Sublease and the application of all such provisions shall be valid and enforceable as permitted by law. This Sublease shall be governed in all respects by the laws of the State of Tennessee.
          (e) Execution by Counterparts; Format. This Sublease may be executed in counterparts which shall be construed together as one instrument. Each exhibit attached hereto is made a part of this Sublease. Headings are for convenience only and shall not affect the interpretation of this Sublease. All references to “dollars” or “$” shall mean the currency of the United States.
          (f) Successors and Assigns. This Sublease shall apply and inure to and bind Sublandlord and Subtenant and their respective heirs, successors, and assigns, however the agreements and obligations of Sublandlord stated in this Sublease shall be binding upon Sublandlord and its successors and assigns only during its and their respective ownership of Sublandlord’s interest hereunder. Subtenant shall attorn to each of Sublandlord’s successors and assigns.
          (g) Consent of Prime Landlord.
               (i) This Sublease is subject to the consent of Prime Landlord to this Sublease in accordance with the terms of the Prime Lease and, except for Subtenant’s rights of access as set forth in Section 1(c)(i) hereof, shall have no effect until Prime Landlord shall have given its written consent to this Sublease in a form reasonably satisfactory to both Sublandlord and Subtenant (the “Consent”), and this Sublease is executed by and delivered to both Sublandlord and Subtenant. In connection therewith, Subtenant shall furnish all information pertaining to the Subtenant requested by Prime Landlord pursuant to the terms of the Prime Lease and reasonably cooperate with Sublandlord in its efforts to obtain the Consent to this Sublease from Prime Landlord. Sublandlord shall have no obligation to pay any fee or charge of any nature whatsoever not specifically required to be paid under the Prime Lease in connection with or as a condition to obtaining such Consent and shall suffer and incur no liability to Subtenant for its failure to obtain such Consent. Notwithstanding anything in this Section 11(g) to the contrary, if the Consent of Prime Landlord is not received within thirty (30) days after the later of (x) the execution and delivery hereof and (y) the receipt by Prime Landlord of all information requested by it in accordance with the request for its Consent

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hereto pursuant to Section 12.3.2 of the Prime Lease, either Sublandlord or Subtenant shall, until such time as Prime Landlord’s Consent hereto is received, have the right to terminate this Sublease upon notice to the other, in which event any amounts paid by Subtenant to Sublandlord hereunder shall be returned to Subtenant, and neither party hereto shall thereafter have any further obligations to the other in respect of this Sublease, except for any obligations which expressly or by their nature survive such termination.
               (ii) Subtenant agrees that in all instances in which the consent or approval of Sublandlord is required pursuant to the terms hereof and the consent or approval of Prime Landlord is required under the Prime Lease for the same act or thing, Subtenant must obtain Sublandlord’s prior written consent notwithstanding the obtaining of Prime Landlord’s consent, and Sublandlord (in addition to any other conditions Sublandlord may be allowed to impose) may condition its approval on the granting by Prime Landlord of its consent or approval to such act or thing. Except to the extent otherwise expressly set forth herein to the contrary, Subtenant agrees that Sublandlord shall not have any duty or responsibility with respect to obtaining the consent or approval of Prime Landlord when the same is required under the terms of the Prime Lease, other than the transmission by Sublandlord to Prime Landlord of Subtenant’s request for such consent or approval.
          (h) Authority. The parties affirm and covenant that each has the authority to enter into this Sublease, to abide by the terms hereof, and that the signatories hereto are authorized representatives of their respective entities to execute and bind such entity to this Sublease.
          (i) Estoppel Certificates. Subtenant shall execute and deliver to Sublandlord, within ten (10) days after request, a certificate certifying to Sublandlord, Prime Landlord and such other parties as Sublandlord shall designate all matters reasonably requested by Sublandlord.
          (j) Other Provisions. Time is of the essence with respect to each of Subtenant’s obligations under this Sublease. Subtenant shall not record this Sublease or any memorandum or other notice thereof without Sublandlord’s prior written consent, which may be withheld in Sublandlord’s sole discretion. Breach of this covenant shall constitute an Event of Default entitling Sublandlord to all of its remedies under this Sublease. By reason of this Sublease, Sublandlord and Subtenant have no relationship other than sublandlord and subtenant, respectively, and specifically, but without limiting the foregoing, are not partners in any venture.
          (k) Waiver of Damages. Subtenant hereby waives any claim for monetary damages against Sublandlord which Subtenant may have based upon any assertion that Sublandlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Subtenant, and Subtenant agrees that its sole and exclusive remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment.

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          (l) Directory Listings/Signage. Subtenant shall, subject to the terms and conditions of the Prime Lease, be entitled (a) to use up to Subtenant’s Percentage Share of any directory listings on the Building directory, if any, otherwise available to Sublandlord and (b) to have a sign or lettering identifying Subtenant on the door to or immediately outside the Premises.
          (m) Rules of Construction. This Section sets forth certain rules of construction, which shall apply to this Sublease and all agreements and Exhibits supplemental to this Sublease, unless the context otherwise requires. Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require. The term “person” includes natural persons as well as corporations, partnerships and other entities. The terms “include,” “such as” and the like shall be construed as if followed by the phrase “without being limited to.” The terms “herein,” “hereunder” and the like shall refer to this Sublease as a whole, not to any particular Section or other part, unless expressly so stated. The term “Subtenant” shall include any and all occupants of the Premises (excluding any Person, other than Subtenant, that Coexists with Subtenant in shared space) after the Commencement Date or any earlier possession allowed under this Sublease. The terms “consent,” “approval” and the like shall mean prior written consent and approval. References to days, months or years shall refer to calendar days (i.e. Sunday, Monday, etc.), calendar months (i.e. January, February, March, etc.), or calendar years (i.e. 2000, 2001, etc.) unless expressly so stated. The terms “business day,” “work day” and the like shall mean any day other than Saturday, Sunday or a day observed under the Prime Lease as a holiday. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prime Lease. In the event of any conflict between the terms and conditions of this Sublease and the terms and conditions of the Prime Lease, the terms and conditions which are more restrictive of Subtenant’s rights shall control and prevail.
          (n) Guaranty. As an inducement to Sublandlord to enter into this Sublease, Subtenant has caused to be delivered to Sublandlord the Guaranty executed by Guarantor. Any references in the Prime Lease (as incorporated herein) to the terms “Guaranty” or “Guarantor” shall have the meanings given to such terms herein.
          (o) Demountable Partitions. The Premises are hereby sublet to Subtenant with the number of demountable wall parties shown in the floor plans previously delivered to Subtenant. Further, subject to and in accordance with Section 19.14 of the Prime Lease, Sublandlord will cooperate with Subtenant in requesting, on behalf of Subtenant, the quantity, cost, and availability of any additional demountable wall partitions within the possession of Prime Landlord that may be utilized by Subtenant.
          (p) Telecommunications. Subject to the provisions of the Prime Lease, including without limitation, the approval of Prime Landlord as to the availability, room for and placement of any risers and equipment rooms, provided same does not interfere with Sublandlord’s use and enjoyment of the remainder of the Demised Premises (as defined in the Prime Lease), Subtenant may enter into an agreement with a

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third party vendor for the installation of a T-1, T-3 or similar interne access line to service the Premises.
          (q) Board Room. Sublandlord agrees to make available to Subtenant, on a non-exclusive basis and subject to availability on a first come — first served basis, the use of the seventh (7th) floor Board Room at the rates then being paid by Sublandlord for such services.
          (r) Right of First Refusal. Subject to the provisions of the Prime Lease, provided that Subtenant shall not then be in default under this Sublease beyond any applicable notice and cure period, Subtenant shall have a continuous right of first refusal during the Term to sublet from Sublandlord any additional space in the Building that Sublandlord intends to sublet to “bona-fide” third parties. Subtenant may only exercise such right by giving Sublandlord written notice thereof within ten (10) business days of the effectiveness of the written notice from Sublandlord that a “bona-fide” third party has made a written offer to sublease the additional space and Sublandlord is willing to accept such offer. If Subtenant accepts said offer, it may do so only upon its agreement to pay Base Rent and Additional Rent at the rates otherwise provided in this Sublease for the balance of the Premises and for the balance of the Term, and Subtenant shall be provided with the same $5.00 per rentable square foot work allowance, pro rated for the amount of the Term remaining on this Sublease (as compared to the length of the original Term) and shall be entitled to only those additional Class A Spaces and/or Class B Spaces as are then offered to such “bona-fide” third party. Sublandlord’s notice to Subtenant shall set forth the proposed occupancy date, subject to events of force majeure and other reasonable delays, and the parking spaces, if any; to be appurtenant to the additional space which is the subject of the proposed subletting and whether such parking spaces are Class A Spaces or Class B Spaces. If Subtenant elects to sublease the additional space, the term of the sublease of such additional space shall commence on the date provided in this paragraph, subject to first obtaining Prime Landlord’s consent, and shall be for a term co-terminis herewith. Promptly following Subtenant’s election to sublease such additional space, the parties hereto shall enter into an amendment to this Sublease adding such additional space to the Premises. This Section 11(r) shall be applicable to each offer of additional space which Sublandlord is willing to accept, but the rights under this Section 11(r) shall not extend beyond the expiration or sooner termination of this Sublease. With respect to the additional space, the Security Amount shall be increased by an amount equal to $58.09 per rentable square foot of additional space (the “Security Amount Increase”), and Subtenant shall accordingly be required to cause the Letter of Credit to be amended to increase same by Sublandlord by the Security Amount Increase or to deliver an additional Letter of Credit in the amount of such Security Amount Increase, which new Letter of Credit or amendment shall otherwise be in accordance with Section 12 hereof.
          (s) Quiet Enjoyment/Prime Landlord Recapture Right. (i) Sublandlord covenants with Subtenant that, upon paying the Base Rent and Additional Rent and observing and performing all the other terms, covenants and conditions on Subtenant’s part to be observed and performed under this Sublease, Subtenant may peaceably and quietly enjoy the Premises (subject, however, to the terms and conditions

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of this Sublease) free of interference by anyone claiming by, through or under Sublandlord.
               (ii) Notwithstanding anything set forth herein to the contrary, Sublandlord agrees that, in the event any portion of the Premises is the subject of a Recapture Notice (as defined in Section 21 of the Prime Lease), provided that no Event of Default by Subtenant hereunder is then continuing, Sublandlord will provide Prime Landlord with a Market Rent Election Notice (as defined in Section 21 of the Prime Lease) with respect to such portion of the Premises, and cause same to become Retained Space (as defined in Section 21 of the Prime Lease) and any increase in Fixed Rent under the Prime Lease with respect to such Retained Space shall be paid by Sublandlord and shall not be an obligation of Subtenant hereunder.
          (t) Direct Lease. Subtenant has advised Sublandlord that Subtenant desires to replace this Sublease with a direct lease from Prime Landlord. Sublandlord hereby agrees that, in so far as it is concerned, Subtenant shall be free to discuss and negotiate such a transaction with Prime Landlord, but Subtenant shall not, in this or any other manner, be Sublandlord’s agent, and any agreement to terminate this Sublease or modify the same in any respect is hereby expressly reserved to Sublandlord, acting in its sole and absolute discretion.
SECTION 12
SECURITY
          (a) Security. Subtenant shall, on or before the later of (x) three (3) Business Days after Prime Landlord executes and delivers the Consent and (y) February 23, 2001, deliver to Sublandlord an unconditional, irrevocable letter of credit in the amount of FIVE MILLION SEVEN HUNDRED FIFTY THOUSAND AND 00/100 U.S. Dollars ($5,750,000.00) (subject to Section 12(c), the “Security Amount”) in the form attached hereto as. EXHIBIT D (or another form satisfactory to Sublandlord) and issued by a bank having an office in Nashville, Tennessee and otherwise reasonably satisfactory to Sublandlord (the “Letter of Credit”), as security for the full and faithful performance by Subtenant of each and every term, covenant and condition of this Sublease. The Letter of Credit must expressly permit partial drawings on multiple occasions. The Letter of Credit shall provide that it is assignable by Sublandlord without charge to Sublandlord and shall either (A) expire on the date which is sixty (60) days after the scheduled expiration of this Sublease (the “LC Date”) or (B) be automatically self-renewing for periods of at least one (1) year until the LC Date; provided that said Letter of Credit states that it may be drawn upon if same is not renewed at least sixty (60) days prior to the then expiration thereof. If Subtenant holds over in the Premises without the consent of Sublandlord after the expiration or termination of this Sublease, Sublandlord may draw upon the Letter of Credit and hold the proceeds thereof as security for the performance of Subtenant’s obligations under this Sublease or utilize such proceeds as provided herein. Sublandlord may also draw on the Letter of Credit (or use the proceeds thereof) to remedy defaults by Subtenant in the payment or performance of any of Sublandlord’s obligations under this Sublease. If Sublandlord shall have so drawn upon the Letter of

33

Credit (or used the proceeds thereof), Subtenant shall, within five (5) days after demand, deposit with Sublandlord a replacement Letter of Credit (or an amendment to the existing Letter of Credit) such that, at all times, Sublandlord is holding a Letter of Credit (or cash proceeds thereof) equal to the Security Amount. In the event that Subtenant defaults beyond all applicable notice and cure periods in respect of any of the terms, provisions, covenants and conditions of this Sublease, including but not limited to payment of any Base Rent or Additional Rent, Sublandlord may draw upon the Letter of Credit and use, apply or retain the whole or any part of the proceeds of the Letter of Credit for the payment of any such Base Rent or Additional Rent in default or for any other sum which Sublandlord may expend or be required to expend by reason of Subtenant’s default, including any damages or deficiency in the reletting of the Premises, whether such damage or deficiency may accrue before or after summary, proceedings or other re-entry by Sublandlord. Notwithstanding anything in this Section 12 to the contrary (i) if Subtenant’s default can be cured by the payment of a sum certain then, provided the Letter of Credit expressly permits partial drawings on multiple occasions, Sublandlord agrees that Sublandlord will not, on any one occasion, draw under the Letter of Credit an amount in excess of the applicable sum certain, and (ii) if Subtenant’s default cannot be cured by a sum certain, then provided the Letter of Credit expressly permits partial drawings on multiple occasions, Sublandlord agrees that Sublandlord will not, on any one occasion, draw under the Letter of Credit an amount in excess of a sum reasonably determined by Sublandlord, in its sole discretion, to be necessary to cure said default, but this provision shall not limit Sublandlord’s right to draw on the Letter of Credit if the same is not to be renewed. Interest earned on the proceeds of the Letter of Credit or other security deposit held by Sublandlord hereunder at any time, if any, shall accrue for the benefit of Sublandlord, and Sublandlord shall be entitled to retain any such amount. Subtenant shall not receive a credit against Base Rent or Additional due hereunder for any interest earned on the proceeds of any Letter of Credit or other security deposit held by Sublandlord hereunder. In the event that Subtenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Sublease, the Letter of Credit or any unapplied proceeds thereof or other security deposit held by Sublandlord hereunder, shall be returned to Subtenant (or the person lawfully entitled thereto) within thirty-five (35) days after the earlier of (x) the time fixed as the expiration of the herein demised Term or (y) if Subtenant is not in default under this Sublease and provided Subtenant has not caused the termination of this Sublease (except pursuant to any termination rights expressly granted to Subtenant pursuant to this Sublease), the earlier termination of this Sublease. In the absence of evidence satisfactory to Sublandlord of any assignment of the right to receive the Letter of Credit, or the remaining balance of the proceeds thereof or other security deposit held by Sublandlord hereunder, Sublandlord may return the same to the original Subtenant, regardless of one or more assignments of the Sublease itself.
          (b) Notwithstanding anything in this SECTION 12 to the contrary, provided (i) Subtenant is not then in default of any of its obligations hereunder and (ii) Guarantor is not in default of any of its obligations under the Guaranty, then at any time after November 1, 2008 but not more frequently than once in any six (6) month period, upon the written request of Subtenant, Sublandlord agrees to reduce the Security Amount to an amount equal to the sum of (x) the then remaining Base Rent and (y) an amount

34

equal to two (2) times the monthly Base Rent payable during the last full month of the Term, and, to implement such reductions, Sublandlord will permit Subtenant to deliver (A) an amendment to the existing Letter of Credit reducing the amount thereof to the revised Security Amount or (B) a replacement Letter of Credit in the amount of the revised Security Amount and, in each case, Sublandlord will take all commercially reasonable actions, at Subtenant’s sole cost and expense, to facilitate such amendment to or replacement of the Letter of Credit, provided that Sublandlord shall, at all times, be provided with and be holding a Letter of Credit (or cash proceeds thereof) that complies with the provisions of this SECTION 12. To the extent that Sublandlord is holding a Letter of Credit and/or the proceeds of any Letter of Credit, Sublandlord agrees, upon the conditions set forth in the preceding sentence, to return any proceeds which are (in combination with the aforesaid reductions/replacement of the Letter of Credit, if applicable) in excess of the revised Security Amount.
          (c) Prime Landlord has agreed not to disturb Subtenant (the “Non-Disturbance”) in the event that the Prime Lease is terminated if, among the other conditions set forth in the Consent, Prime Landlord is in possession of cash or a letter of credit in the amount of $2,000,000. In order to facilitate such Non-Disturbance, Sublandlord (at Subtenant’s request) has agreed to permit $2,000,000 of the Security Amount otherwise required to be deposited with Sublandlord under this Sublease to instead be delivered to Prime Landlord upon the agreement that under the circumstances specified in the Consent (but not otherwise) said $2,000,000 in cash or letter of credit would be assigned by Prime Landlord to Sublandlord. Accordingly, for as long as Prime Landlord is holding said $2,000,000 in cash or letter of credit for the account of Subtenant, the Security Amount referred to herein shall mean the sum of $3,750,000.
          IN WITNESS WHEREOF, this Sublease has been duly executed by the parties hereto as of the day and year first above written.

SUBLANDLORD: WILLIS NORTH AMERICA INC.
By:	/s/ Mary E. Caiazzo
Its:	Senior Vice President & General Counsel

SUBTENANT: ENVOY CORPORATION
By:	/s/ Gregory T. Stevens
Its:	Senior Vice President & General Counsel

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[FOR SUBLANDLORD]

STATE OF Tennessee	)
) ss.
COUNTY OF Davidson	)
          On the 23rd day of February in the year 2001 before me, the undersigned, a Notary Public in and for said State, personally appeared Mary E. Caiazzo personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Mary E. Caiazzo

Signature and Office of individual taking acknowledgment

My Commission Expires JUL 26, 2003

[FOR SUBTENANT]

STATE OF Tennessee	)
) ss.
COUNTY OF Davidson	)
          On the 23rd day of February in the year 2001 before me, the undersigned, a Notary Public in and for said State, personally appeared Gregory T. Stevens personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Gregory T. Stevens

Signature and Office of individual taking
acknowledgment

My Commission Expires MAY 30, 2004

36

EXHIBIT A

Description of the Land
PARCEL I
Being a tract of land in the First Civil District of Metropolitan Nashville-Davidson County, as shown on the Final Boundary and Subdivision Plat of Century City West, of record in Book 7900 at page 63 in the Register’s Office for Davidson County, Tennessee (the “Register’s Office”), and being more particularly described as follows:
BEGINNING at an existing concrete monument in the northerly right-of-way of Century Boulevard at the northwest quadrant of the intersection of McGavock Pike and Century Boulevard as recorded in Plat Book 6200 at page 194 in the Register’s Office;
THENCE, with the right-of-way of Century Boulevard, the following calls: north 81°54¢38” west, 80.25 feet to a concrete monument found;
THENCE, along the arc of a curve to the left 395.58 feet, said curve having a radius of 366.15 feet, a central angle of 61 °54¢04”, and a chord bearing and distance of south 67°08¢20” west, 376.62 feet to an iron pin set;
THENCE, with the arc of a curve to the left 152.57 feet, said curve having a radius of 323.54 feet, a central angle of 27 °01¢04”, and a chord bearing and distance of south 22°40¢46” west, 151.16 feet to an iron pin set;
THENCE, south 09°10¢14” west, 491.80 feet to an iron pin set;
THENCE, along the arc of a curve to the left 207.77 feet, said curve having a radius of 870.00 feet, a central angle of 13 041¢00”, and a chord bearing and distance of south 02°19¢44” west, 207.28 feet to an iron pin set;
THENCE, south 04°30¢46” east, 93.10 feet to an iron pin set;
THENCE, along the arc of a curve to the right 214.19 feet, said curve having a radius of 612.39 feet, a central angle of 20 °0224” and a chord bearing and distance of south 05°3026” west, 213.10 feet to an iron pin set;
THENCE, south 15°31¢38” west, 94.95 feet to an iron pin found at the northeast corner of lot “0” of Century City as recorded in Book 6250 at page 339 in the Register’s Office;
THENCE, leaving said right-of-way and with the northerly property line of said lot “0”, north 74°2821” west, 127.74 feet to an iron pin set;
THENCE, continuing with said lot “0” property line north 84°27¢15” west, 372.98 feet to an iron pin set;

THENCE, continuing with said lot “0” property line, north 04°10¢03” east, 263.14 feet to an iron pin found in the easterly line of The Highlands Subdivision as recorded in Book 2663 at page 127 in the Register’s Office.
THENCE, with said easterly line of The Highlands, the following calls: south 84°26¢12” east, 212.78 feet to an iron pin found;
THENCE, north 04°11¢47” east, 710.04 feet to an iron pin set; THENCE, north 04°0829” east, 1,178.81 feet to an iron pin set; THENCE, north 05°05¢47” east, 272.64 feet to an iron pin found;
THENCE, north 03°37¢51” east, 87.75 feet to an iron pin found at the southwest corner of the S. H. Allen tract, as recorded in Book 412 at page 470 in the Register’s Office;
THENCE, with the southerly property line of the said S. H. Allen tract, south 68016¢03” east, 209.69 feet to an iron pin found at the southeast corner of the said S. H. Allen tract;
THENCE, with the easterly property line of the S. H. Allen tract, north 03°05¢25” east, 196.97 feet to an iron pin set in the southerly right-of-way of Old Elm Hill Pike;
THENCE, with the southerly right-of-way line of Old Elm Hill Pike, the following calls: south 66°34¢01” east, 47.18 feet to an iron pin set;
THENCE, along the arc of a curve to the left, 161.57 feet, said curve having a radius of 655.00 feet, a central angle of 14 °08¢00”, and a chord bearing and distance of south 75°41¢51” east, 161.16 feet to an iron pin found;
THENCE, south 82°45¢51” east, 55.65 feet to an iron pin found;
THENCE, along the arc of a curve to the right 139.20 feet, said curve having a radius of 677.80 feet, a central angle of 11 °46¢02”, and a chord bearing and distance of south 76°52¢50” east, 138.96 feet to an iron pin set;
THENCE, south 70°59¢49” cast, 64.54 feet to an iron pin set;
THENCE, south 67°06¢10” east 23.63 feet to an iron pin set at the beginning of a radius return in the westerly margin of McGavock Pike;
THENCE, with the westerly right of way of McGavock Pike the following calls: 52.26 feet along the arc of a curve to the right, said curve having a radius of 45.00 feet, a central angle of 66°32¢09” and a chord bearing and distance of south 10°04¢24” east, 49.37 feet to an iron pin;
THENCE, south 23°38¢01” west 60.26 feet to an iron pin;

2

THENCE, 193.07 feet along the arc of a curve to the left, said curve having a radius of 385.00 feet, a central angle of 28 °43¢56”, and a chord bearing and distance of south 09°42¢31” west, 191.05 feet to an iron pin;
THENCE, south 12°06¢55” east 15.26 feet to an iron pin;
THENCE, along the arc of a curve to the left 208.99 feet, said curve having a radius of 683.32 feet, a central angle of 17°31¢26”, and a chord bearing and distance of south 11 °45¢52” east, 208.18 feet to an iron pin set;
THENCE, south 20°31¢25” east, 98.54 feet to an iron pin set; THENCE, south 69°2825” west, 5.00 feet to an iron pin found; THENCE, south 21°36¢5I” east, 34.82 feet to an iron pin set;
THENCE, along the arc of a curve to the right 469.80 feet, said curve having a radius of 940.18 feet, a central angle of 28°37¢48”, and a chord bearing and distance of south 06°12¢39” east, 464.92 feet to a concrete monument found;
THENCE, south 08°06’15” west, 41.72 feet to an iron pin set at the northeast corner of the Century Boulevard dedication recorded in Book 6200 at page 194 in the Register’s Office;
THENCE, along the arc of the radius return connecting McGavock Pike and Century Boulevard, 78.54 feet, said curve having a radius of 50.00 feet, a central angle of 90°00¢18”, and a chord bearing and distance of south 53°0526” west, 70.71 feet to the POINT OF BEGINNING.
PARCEL II
Land in Davidson County, Tennessee, being Lots No. 28, 29, 31, 33, 34, 35, 36, 37, 39 and 40 as shown on the Plan of Highlands Subdivision, of record in Book 2663 at page 127 in the Register’s Office, together with that unnamed street between Lots Nos. 28 and 29 as closed, vacated and abandoned by Council Bill No. 083-26, Metropolitan Government of Nashville and Davidson County, Tennessee.
LESS THE LAND DESCRIBED ON THE IMMEDIATELY FOLLOWING PAGE LABELED “EXCLUDED LAND.”

3

“EXCLUDED LAND”
BEING a tract eland located in Metropolitan Nashville, Davidson County. Tennessee and being all of Lot “I”. Resubdivision of Lot “O”. Century City, a resubdivision of record in Flat Book 11190, page 16. Register’s Office of Davidson County, Tennessee, and being more particularly described as follows:
BEGINNING at the southwest corner of Lot 25 of The Highlands, a subdivision at record to Flat Book 2663, page 127, Register’s Office or Davidson County, Tennessee, and being South 50 deg. 32¢07” East, 112.29 feet from the northwest corner of said Lot 25, said northwest corner being on the easterly right-of-way line of Ermac Drive, thence:
With the southerly line of said Lot 25, South 84 deg. 27¢19” East. 153.67 feet to an iron pin set on the westerly line of Lot 2 of the Resubdivision of Century City West a subdivision of record on Flat Book 9700, page 573. Register’s Office of Davidson County, Tennessee: thence.
Leaving the southerly line of said Lot 25 and with the common line of said Lot “O” and said Lot 2. South 04 deg. 05¢32° West, 263.15 feet to an existing iron pin at the southwest corner of said Lot 2: thence.
Leaving said common line and with a severance line crossing said Lot “O”. North 84 deg. 27¢15” West, 153,47 feet to an iron pin set on the easterly line of said Highlands Subdivision; thence.
With said easterly line, North 04 deg. 02¢56” East, 263.15 feet to the point of beginning.
BEING the same property conveyed to Embassy of Tennessee, Inc. (through mergers such interest now held by FelCor Lodging Limited Partnership), by Deed of Record in Book 8464, page 788, Register’s Office for Davidson county, Tennessee.

4

EXHIBIT B-1

EXHIBIT B-2

EXHIBIT B-3

EXHIBIT B-4

EXHIBIT C

PRIME LEASE

WILLIS CORROON CORPORATION OF TENNESSEE,
Landlord
and

WILLIS CORROON CORPORATION,
Tenant

LEASE

Dated as of December 26, 1995
Property known as Willis Corroon Plaza
Nashville, Tennessee

i

v

Section	Page
Exhibit A Building Rules and Regulations
Exhibit B-1 Meeting Room
Exhibit B-2 Office Space
Exhibit B-3 Conference Space
Exhibit B-4 Glycol Area
Exhibit B-5 UPS Space
Exhibit C Monument Sign

Schedule 1 Description of Land
Schedule 2 Cleaning Specifications
Schedule 3 Floor Areas

LEASE
     THIS LEASE, made as of December 26, 1995, between WILLIS CORROON CORPORATION OF TENNESSEE, a Tennessee corporation having an office at 26 Century Boulevard, Nashville, Tennessee 37214, as landlord, and WILLIS CORROON CORPORATION, a Delaware corporation having an office at 26 Century Boulevard, Nashville, Tennessee 37214, as tenant.
W I T N E S S E T H  T H A T:
     In consideration of the mutual agreements contained in this Lease, the Landlord and the Tenant agree with each other as follows (the terms “Lease”, “Landlord” and “Tenant”, and certain other terms used in this Lease and not defined elsewhere in the text of this Lease, are used with the meanings specified in Section 32):
     1. Demise; Initial Term. 1.1. Demise. Upon and subject to the conditions and limitations set forth below, the Landlord hereby leases, lets and demises to the Tenant, and the Tenant hereby hires and rents from the Landlord the Demised Premises.
     1.2. Initial Term. The initial term of this Lease (the “Initial Term”) shall be 15 years, commencing on the Commencement Date and expiring at 11:59 p.m. on the day preceding the 15th anniversary of the Commencement Date. The term of this Lease may be extended at the Tenant’s option as provided for in Section 20 or sooner terminated by the Landlord and the Tenant in accordance with the provisions hereof.
     2. Rent. 2.1. Fixed Rent.
     2.1.1. Initial Fixed Rent. During the Term the Tenant will pay, at the Landlord’s address as set forth above or at such other address within the United States as the Landlord may from time to time designate, subject to any adjustments as provided in Sections 2.1.2, 20.2 and 21.2, Fixed Rent for the Office Space in the annual amount of $4,795,038.24 in equal monthly installments of $399,586.52, in advance on the first day of each calendar month, in U.S. Dollars, without notice or demand and (except as expressly provided herein) without setoff or deduction. If the Commencement Date shall be other than the first day of a calendar month, the first installment of Fixed Rent for that month shall be prorated for the period from and including the Commencement Date to the end of that month, and shall be payable on the Commencement Date. If the Term ends on a date other than the last day of a calendar month, the last installment of Fixed Rent for that month shall be prorated for the period from the first day of that month to and including the last day of the Term. No Fixed Rent is payable with respect to the Conference Space, the Glycol Area or the UPS Space.
     2.1.2. Adjustment to Fixed Rent. The Fixed Rent payable by the Tenant pursuant to Section 2.1.1 shall be increased on the fifth anniversary of the Commencement Date by the First Compounded CPI Change. The Fixed Rent payable by the Tenant shall be further increased on the tenth anniversary of the Commencement Date by the Second Compounded CPI Change.

     2.2. Operating Expense Office Additional Rent. 2.2.1. Calculation. The Tenant will pay to the Landlord as additional rent the Tenant’s Office Proportionate Share of the amount by which Operating Expenses for each Comparison Year exceed Operating Expenses for the Base Year (such amount payable by the Tenant being referred to as “Operating Expense Office Additional Rent”). Operating Expense Office Additional Rent for any Comparison Year shall be payable by the Tenant within 15 days after a detailed statement of Operating Expenses for such Comparison Year, certified by the Landlord, is delivered to the Tenant. Operating Expense Office Additional Rent for the last Comparison Year shall be prorated according to the portion of such Comparison Year occurring during the Term, based on the actual number of days in such portion of the Comparison Year and the number of days in the entire Comparison Year.
     2.2.2. Estimated Payments. At the election of the Landlord, however, the Landlord may estimate from time to time in advance the actual Operating Expenses for the then current, or upcoming, Comparison Year. Upon the Landlord’s delivery to the Tenant of a notice of such election and until such election shall be rescinded by the Landlord, the Tenant will pay to the Landlord in monthly installments, on the same dates as installments of Fixed Rent are payable, such amounts as the Landlord may from time to time reasonably estimate to be the equal monthly installments necessary to pay the Operating Expense Office Additional Rent for the then current Comparison Year. For any Comparison Year with respect to which the Tenant shall have paid estimated installments of Operating Expense Office Additional Rent, the Landlord will deliver to the Tenant within 120 days after the end of such Comparison Year, or within such longer period as the Landlord reasonably requires, a reasonably detailed statement specifying the Operating Expenses incurred by the Landlord for such Comparison Year and the Landlord’s calculation of Operating Expense Office Additional Rent for such Comparison Year. If the Tenant’s payments of installments of estimated Operating Expense Office Additional Rent for such Comparison Year shall exceed the Operating Expense Office Additional Rent actually owing for such Comparison Year, the Landlord will, so long as no Event of Default has occurred and is continuing, immediately reimburse the Tenant in the amount of such excess, together with interest at the Stipulated Rate upon the excess payments from the dates of payment to the date of reimbursement, provided that interest on such excess need not be paid if (a) such excess is reimbursed within 90 days of the Landlord’s discovery that such reimbursement is owing and (b) the amount of the estimated installments of Operating Expense Office Additional Rent for a Comparison Year does not exceed the actual Operating Expense Office Additional Rent for the prior calendar year, as increased by the change in the CPI for the prior calendar year plus 2%. If the Tenant’s payments of installments of estimated Operating Expense Office Additional Rent for such Comparison Year shall be less than the Operating Expense Office Additional Rent actually owing for such Comparison Year, the Tenant will pay the Landlord the amount of the deficiency within 15 days of receiving the Landlord’s calculation thereof, together with interest at the Stipulated Rate upon the amount of the shortfall from the dates incurred to the date of payment, provided that interest on such shortfall need not be paid if (a) such shortfall is reimbursed within 90 days of the delivery of the Landlord’s statement and (b) the amount of the actual Operating Expense Office Additional Rent for such Comparison Year does not exceed the estimated Operating Expense Office Additional Rent paid for such Comparison Year, as increased by the change in the CPI for the prior calendar year plus 2%.

     2.2.3. Adjustment for Partial Occupancy. For the purposes of Sections 2.2.1 and 2.2.2, in determining the amount of Operating Expenses for the Base Year and any Comparison Year during which not all of the Building available or intended to be made available for occupancy shall have been occupied, or during which normal building services have not been provided to a tenant of the Building or to the Tenant, the actual Operating Expenses for the Base Year or Comparison Year, as applicable, shall be increased on the basis of all variable (but not fixed) Operating Expenses, to the amount that (in the reasonable estimation of the Landlord) would normally have been incurred had all of such areas been occupied throughout the Base Year and the Comparison Year, or all such tenants received all such normal services, respectively.
     2.3. Real Estate Tax Office Additional Rent. 2.3.1. Calculation. The Tenant will pay to the Landlord as additional rent the Tenant’s Office Proportionate Share of the amount by which Real Estate Taxes for each Comparison Year exceed Real Estate Taxes for the Base Year (such amount payable by the Tenant being referred to as “Real Estate Tax Office Additional Rent”). Real Estate Tax Office Additional Rent for the last Comparison Year shall be prorated according to the portion of such Comparison Year occurring during the Term, based on the actual number of days in such portion of the Comparison Year and the number of days in the entire Comparison Year.
     2.3.2. Payment. The Landlord will make all required payments of Real Estate Taxes on or before the date when due, and in any event prior to the applicability of any delinquency charges. Subject to the provisions of Section 2.3.4, the Tenant will make payments of Real Estate Tax Office Additional Rent corresponding to payments of Real Estate Taxes required to be paid by the Landlord. Each such payment by the Tenant shall be made at least 30 days prior to the date on which the corresponding payment is required to be made by the Landlord without incurring delinquency charges, provided that the Tenant shall have received from the Landlord, at least 45 days prior to such payment being due from the Tenant, notice to the effect that such payment is due from the Tenant, which notice shall be accompanied by a statement certified by the Landlord setting forth (i) the Real Estate Taxes for the Comparison Year and comparing them to the Real Estate Taxes for the Base Year, (ii) the amount of Real Estate Tax Office Additional Rent payable by the Tenant pursuant to Section 2.3.1, and (iii) the dates on which such payments are due. Such statement shall be accompanied by copies of the relevant tax bills. The Landlord will furnish to the Tenant copies of the receipted tax bills promptly after they become available. If the Real Estate Taxes for any Comparison Year are reduced after all payments of Real Estate Tax Office Additional Rent have been made by the Tenant in respect of such Comparison Year, the Landlord will promptly refund to the Tenant (or provide the Tenant with a credit against the next installments of Fixed Rent and additional rent) an amount equal to the Tenant’s Office Proportionate Share of any refund of such Real Estate Taxes (and of any interest thereon) received by the Landlord (after deduction of reasonable out-of-pocket expenses incurred by the Landlord in connection with obtaining the refund for such Comparison Year).
     2.3.3. Installment Payments. If any Real Estate Taxes may, at the option of the taxpayer, be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), the Landlord will for the purposes of Section 2.3.2 be deemed to have exercised the option to pay Real Estate Taxes in the maximum number of permissible installments, with the effect that, for the purposes of calculating the Tenant’s obligation to make payments to the Landlord on account of Real Estate Taxes pursuant to Sections 2.3.1 and 2.4.1, only those installments that would otherwise have been payable (had such option been exercised to pay Real Estate Taxes in the maximum number of installments) during the Base Year or a Comparison Year and interest on the unpaid balance of such Real Estate Taxes (at the rate actually being paid by the Landlord to the taxing authority, or if Real Estate Taxes are not actually being paid in installments, at the Stipulated Rate) shall be included within the Base Year or the Comparison Year, as the case may be.
     2.3.4. Protest Proceedings. The Landlord will throughout the Term use reasonable efforts to minimize the Real Estate Taxes for the Site, including, to the extent the Landlord deems reasonably appropriate, through appropriate protest proceedings to contest the assessed value of the Site and the validity of any increase in Real Estate Taxes, or both.
     2.3.5. No Change in Tax Lot; Additional Improvements. The Landlord may continue to prosecute to completion, the rezoning, from residential to low density commercial use, of a portion of the land described in Schedule 1 to the extent such rezoning was previously commenced by the Tenant. The Tenant will not be responsible for any increases in Real Estate Taxes resulting from any additional development rights granted to the Site or from any additional improvements constructed at the Site, other than to the extent (i) any permanent or temporary parking areas on the Site are for use by the Tenant and other tenants of the Building, (ii) related to improvements made in the Demised Premises, (iii) any additional improvements to the Building are for the benefit of the Tenant and other tenants of the Building, or (iv) any additional improvements to the Site benefit the Tenant and other tenants of the Building, provided that if any additional improvements benefiting the Tenant and other tenants of the Building also benefit another building on the Site, the increase in real estate taxes resulting from such improvement shall be equitably apportioned between the Building and such other building on the Site.
     2.4. Conference Space Additional Rent. 2.4.1. Calculation. The Tenant will pay to the Landlord as additional rent the Tenant’s Conference Space Proportionate Share of the Operating Expenses and the Real Estate Taxes for each calendar year or portion thereof during the Term (such amount payable by the Tenant in respect of Operating Expenses being referred to as “Operating Expense Conference Space Additional Rent”; such amount payable by the Tenant in respect of Real Estate Taxes being referred to as “Real Estate Tax Conference Space Additional Rent”; and Operating Expense Conference Space Additional Rent and Real Estate Tax Conference Space Additional Rent being referred to collectively as “Conference Space Additional Rent”). Conference Space Additional Rent for the first and the last calendar year shall be prorated according to the portion of such calendar year occurring during the Term, based on the actual number of days in such portion of the calendar year and the number of days in the entire calendar year.
     2.4.2. Estimated Payments. The Landlord will estimate from time to time in advance the actual Operating Expenses for the then current calendar year, and the Tenant will pay to the Landlord in monthly installments, on the same dates as installments of Fixed

Rent are payable, such amounts as the Landlord reasonably estimates to be the equal monthly installments necessary to pay the Operating Expense Conference Space Additional Rent for the then current, or upcoming, calendar year. The Landlord will deliver to the Tenant within 120 days after the end of each calendar year, or within such longer period as the Landlord reasonably requires, a reasonably detailed statement, certified by the Landlord, specifying the Operating Expenses incurred by the Landlord for such calendar year and the Landlord’s calculation of Operating Expense Conference Space Additional Rent for such calendar year. If the Tenant’s payments of installments of estimated Conference Space Additional Rent for such calendar year shall exceed the Operating Expense Conference Space Additional Rent actually owing for such calendar year, the Landlord will, so long as no Event of Default has occurred and is continuing, immediately reimburse the Tenant in the amount of such excess, together with interest at the Stipulated Rate upon the excess payments from the dates of payment, provided that interest on such excess need not be paid if (a) such excess is reimbursed within 90 days of the Landlord’s discovery that such reimbursement is owing and (b) the amount of the estimated installments of Operating Expense Conference Space Additional Rent for a calendar year does not exceed the actual Operating Expense Conference Space Additional Rent for the prior calendar year, as increased by the change in the CPI for the prior calendar year plus 2%. If the Tenant’s payments of installments of estimated Operating Expense Conference Space Additional Rent for such calendar year shall be less than the Operating Expense Conference Space Additional Rent actually owing for such calendar year, the Tenant will pay the Landlord the amount of the deficiency within 15 days of receiving the Landlord’s calculation thereof, together with interest at the Stipulated Rate upon the amount of the shortfall from the dates incurred to the date of payment, provided that interest on such shortfall need not be paid if (a) such shortfall is reimbursed within 90 days of the delivery of the Landlord’s statement and (b) the amount of the actual Operating Expense Conference Space Additional Rent for a calendar year does not exceed the estimated Operating Expense Conference Space Additional Rent paid for such calendar year as increased by the change in the CPI for the prior calendar year plus 2%. The initial Conference Space Additional Rent shall be in the annual amount of $189,509.16, payable in equal monthly installments of $15,792.43. In the event the Landlord has not notified the Tenant of an increase in the monthly installments of Operating Expense Conference Space Additional Rent, the Tenant shall continue paying the same monthly installments of Operating Expense Conference Space Additional Rent until notified of an increase or decrease thereto.
     2.4.3. Adjustment for Partial Occupancy. For the purposes of Sections 2.4.1 and 2.4.2, in determining the amount of Operating Expenses for any calendar year, including the Base Year, during which not all of the Building available or intended to be made available for occupancy shall have been occupied, or during which normal building services have not been provided to a tenant of the Building or to the Tenant, the actual Operating Expenses for the relevant calendar year shall be increased on the basis of all variable (but not fixed) Operating Expenses, to the amount that (in the reasonable estimation of the Landlord) would normally have been incurred had all of such areas been occupied throughout such calendar year, or all such tenants received all such normal services, respectively.

     2.4.4. Payment of Real Estate Tax Conference Center Additional Rent. The Tenant will pay to the Landlord the Real Estate Tax Conference Space Additional Rent at the time and in the manner set forth in, and subject to the other terms of, Sections 2.3.2 and 2.3.3.
     2.5. Substantiating Information; Audits. The Landlord will promptly make available to the Tenant in Davidson County, Tennessee such information as the Tenant may reasonably request from time to time in substantiation of any of the Landlord’s statements delivered pursuant to Section 2.2.1, 2.2.2, 2.3.1, 2.3.2, 2.4.1, 2.4.2 or 2.4.4. In the event that such substantiating information discloses that the Tenant paid an amount in excess of the amount of Operating Expense Office Additional Rent Real Estate Tax Office Additional Rent, Operating Expense Conference Space Additional Rent or Real Estate Tax Conference Space Additional Rent actually due under Section 2.2, 2.3 or 2.4, the Landlord will immediately reimburse the Tenant in the amount of such excess, together with interest at the Stipulated Rate on the amount of any such excess from the dates of payment to the date of reimbursement (but subject to the limitations expressed in Sections 2.2.2 and 2.4.2). The Landlord will keep books and records in accordance with generally accepted accounting principles, and in any event sufficient for the purpose of substantiating for auditing purposes all amounts of Operating Expense Office Additional Rent, Real Estate Tax Office Additional Rent, Operating Expense Conference Space Additional Rent and Real Estate Tax Conference Space Additional Rent. The Tenant may from time to time, but no more often than twice during any calendar year, examine (and, in the course of such examination, may copy) and audit the Landlord’s books and records for the purpose of verifying the amounts of Operating Expense Office Additional Rent, Real Estate Tax Office Additional Rent, Real Estate Tax Conference Space Additional Rent or Operating Expense Conference Space Additional Rent payable by the Tenant (whether or not already paid), and the Landlord will retain and make such books and records available to the Tenant for the five-year period subsequent to the Base Year with respect to the Base Year, and for a period of three years after the end of each Comparison Year, with respect to such Comparison Year. Notwithstanding the provisions of the immediately preceding sentence (i) the Tenant shall only be permitted to examine and audit the Landlord’s books and records using a nationally recognized independent accounting firm once during any calendar year, and (ii) the Tenant may only audit the books and records with respect to the Base Year during the three-year period subsequent to the Base Year, but the Tenant may inspect and make copies of the books and records for the Base Year during the five-year period subsequent to the Base Year. If the Tenant audits the books and records of the Landlord twice during a calendar year, once using consultants, other than the Tenant’s employees (a “Consultant Audit”) and the second time using a nationally recognized independent accounting firm (an “Independent Audit”), the Tenant agrees to promptly pay the Landlord the actual out-of-pocket costs incurred by the Landlord in cooperating with the Consultant Audit for such Comparison Year. The expense of any such examination or audit shall be borne by the Tenant, unless such examination or audit shall (i) be conducted by a nationally recognized independent accounting firm selected by the Tenant with the consent of the Landlord (which consent shall not be unreasonably withheld), which firm is not otherwise regularly employed by the Tenant or the Landlord, and (ii) establish that one or more statements for Operating Expense Office Additional Rent (other than statements of estimated Operating Expense Office Additional Rent delivered pursuant to Section 2.2.2), Real Estate Tax Office Additional Rent or Operating Expense Conference Space Additional Rent (other than statements of estimated Operating Expense Conference Space Additional Rent delivered pursuant to Section 2.4.2) or Real Estate Tax Conference Space Additional Rent shall have overstated the amount payable to the Landlord for the period audited by the greater of (a) 10% of the amount actually due and (b) $15,000, in which case such expense shall be borne by the Landlord. If such examination establishes that any such statement for Operating Expense Office Additional Rent or Operating Expense Conference Space Additional Rent shall have understated the amount actually due by the Tenant, the Tenant will pay the Landlord the amount of the deficiency (less the expenses of the examination incurred by the Tenant) within 15 days of such determination, together with interest at the Stipulated Rate in the amount of the deficiency from the date incurred to the date of payment (but subject to the limitations expressed in Sections 2.2.2 and 2.4.2). If the Landlord’s books and records shall be insufficiently definitive for the purpose of such examination and audit, unless the Landlord provides the accounting firm with other reasonable evidence to enable the accounting firm to verify the books and records, the accounting firm selected by the Tenant pursuant to this Section 2.5 shall be entitled to resolve all doubts arising from such insufficiency in favor of the Tenant. If the Landlord disputes the findings of the Consultant Audit or Independent Audit conducted on behalf of the Tenant, the Landlord and the Tenant shall use good faith efforts to agree within 15 days on an impartial consultant or accounting firm (the “Impartial Consultant”) to review the disputed items on an expense-by-expense basis. The Impartial Consultant shall, within 30 days of his or her selection or appointment, determine, on an expense-by-expense basis, whether the Impartial Consultant’s determination is closer to the Landlord’s determination or to the Tenant’s determination. The Impartial Consultant shall select the amount of the disputed expense, whether determined by the Landlord or the Tenant, that is closest to the Impartial Consultant’s own opinion of the amount of the expense. The party whose determination, in the aggregate, is farthest from the determination of the Impartial Consultant shall bear the cost of the Impartial Consultant. No request by the Tenant for substantiation of additional rent as provided in this Section 2.5 shall effect the Tenant’s obligations to pay all amounts due and payable hereunder in accordance with the provisions of this Lease. The Tenant shall keep all information obtained from the Landlord’s books and records, and the Tenant will use good faith efforts to cause the Tenant’s agents and employees to keep all information obtained from the Landlord’s books and records, confidential, except to the extent necessary to resolve any dispute in connection with the audit.
     2.6. Other Sums Deemed Additional Rent. Any sum of money payable by the Tenant to the Landlord pursuant to any provision of this Lease, except for Fixed Rent, shall be deemed additional rent, shall be paid in U.S. Dollars and (except as expressly provided herein) without setoff, notice or deduction.
     2.7. Late Charges. If the Tenant shall fail to pay any installment of Fixed Rent or any amount of additional rent within ten days after it becomes due, the Tenant will pay to the Landlord, in addition to such installment of Fixed Rent or amount of additional rent, as the case may be, as additional rent, a sum equal to interest at the Stipulated Rate on the unpaid overdue amount, computed from the date such payment was due to and including the date of payment. If the Tenant shall fail to pay any installment of Fixed Rent within ten days after it becomes due two times during any consecutive twelve-month period during the Term (a “Fixed Rent Late Charge Event”), then, if the Tenant thereafter shall fail to pay any installment of Fixed Rent within ten days after it becomes due, in addition to interest at the Stipulated Rate, the Tenant will pay to the Landlord a late charge in the amount of two percent (the “Fixed Rent Late Charge”) of the amount of the delinquent installment of Fixed Rent, provided that, if during any consecutive twelve-month period thereafter no Fixed Rent Late Charge is payable, the Tenant shall no longer be required to pay any additional Fixed Rent Late Charge until the Tenant fails to pay any installment of Fixed Rent within ten days after it becomes due following a subsequent Fixed Rent Late Charge Event. If the Tenant shall fail to pay any additional rent within ten days after it becomes due two times during any consecutive twelve-month period during the Term (an “Additional Rent Late Charge Event”), then, if the Tenant thereafter shall fail to pay any additional rent within ten days after it becomes due, in addition to interest at the Stipulated Rate, the Tenant will pay to the Landlord a late charge in the amount of five percent (the “Additional Rent Late Charge”) of the delinquent additional rent, provided that, if during any consecutive twelve-month period thereafter no Additional Rent Late Charge is payable, the Tenant shall no longer be required to pay any Additional Rent Late Charge until the Tenant fails to pay any additional rent within ten days after it becomes due immediately following a subsequent Additional Rent Late Charge Event. No Additional Rent Late Charge shall be payable with respect to any item of additional rent that constitutes a late charge or interest. The Tenant acknowledges that the Fixed Rent Late Charge and the Additional Rent Late Charge are intended by the parties to reasonably compensate the Landlord for additional expenses incurred by the Landlord by reason of the Tenant’s failure to timely pay Fixed Rent and additional rent hereunder, which expenses are difficult to ascertain, and are not intended to be in the nature of a penalty.
     3. Use. 3.1. Permitted Uses. The Tenant may, subject to the certificate of occupancy for the Building and to all other applicable provisions of this Lease, use and occupy the Demised Premises for any lawful purpose that is either in keeping with the then class and character of the Building or a use to which the Tenant presently puts space in the Building (but in such event, only in the approximate quantity currently used by the Tenant). Such-use shall, subject to all other applicable provisions of this Lease, include the right, at the Tenant’s expense as to installation and maintenance, but in all cases subject to the provisions of this Lease, of the Tenant to:
     (a) sell, in the Demised Premises, to the Tenant’s or its subtenants’ employees, executives and guests by vending machine, or, if the Landlord is not operating or providing a newsstand and sundry store for the use by the tenants of the Building, in an employee gift and convenience shop (the “Employee Shop”) or otherwise, promotional merchandise, candy, cigarettes, newspapers, or similar sundries and a limited selection of gifts and convenience store items;
     (b) install and maintain in the Demised Premises for employees, executives, and guests of the Tenant or its subtenants, a first aid center and an exercise facility;

     (c) install and maintain in the Demised Premises (i) electronic data processing equipment and business machines, (ii) an uninterrupted power source, and (iii) emergency electricity generation equipment;
     (d) install, maintain and operate in the Demised Premises multilith and other printing and duplicating equipment for use, with or without a profit, (i) by the Tenant or its subtenants, (ii) to provide printing and duplicating services to other tenants or occupants of the Building, and (iii) to provide printing and duplicating services to any Person using the Conference Center, provided that none of the services described in this Section 3.1(d) shall be furnished to any subtenant of the Tenant or to other tenants or occupants of the Building other than the Tenant and to any Person using the Conference Center during any period that a retail establishment on the Site provides such services;
     (e) use the Demised Premises for training classes that are incidental to the Tenant’s or its subtenant’s business, such as training of the Tenant’s or its subtenant’s personnel;
     (f) use the Conference Space only for conference rooms, auditoriums, training rooms, as an audiovisual production center, and for ancillary uses, for use, with or without a profit, (i) by the Tenant or its subtenants, (ii) by other tenants of the Building, and (iii) by the general public, but in all events subject to Section 33.2;
     (g) use a limited portion of the Conference Space as a food preparation and staging area for the use by the Tenant in operating the Conference Space in the event the Food Service Provider is no longer providing catering services for the benefit of the Tenant;
     (h) use limited portions of the Demised Premises as dining facilities (collectively, “Dining Facilities”) for the purpose of preparing and serving food and beverages for the Tenant’s or its subtenants’ employees, executives and guests; provided that the Tenant will (i) not use the Dining Facilities for cooking, (ii) not allow odors to escape from the Demised Premises into other portions of the Building; and
     (i) maintain and operate the Glycol-based System in the Glycol Area and UPS in the UPS Area.
     3.2. Prohibited Uses. Notwithstanding anything in Section 3.1 to the contrary, the Tenant will not use or occupy, or permit (i) any portion of the Demised Premises (other than the Dining Facilities and printing and duplicating facilities) to be used or occupied, as a restaurant, cafeteria or like purpose, or for manufacturing, or predominantly for the sale at retail or auction of merchandise or for research and development purposes (unless such research and development is consistent with general office use), or (ii) the Conference Space to be used or occupied for other than conference facilities and ancillary purposes. As used in the immediately preceding sentence, the term “retail” means the sale or delivery to customers at the Demised Premises of any products or materials, except at the Employee Shop or by a vending machine for the sale of promotional merchandise, candy, cigarettes, newspapers or similar sundries and a limited selection of gifts and convenience store items to the Tenant’s and its subtenants’ employees, executives and guests. Notwithstanding the preceding sentence, the Tenant may not sell through the Employee Shop any items then sold in the Lobby Shop, if any.
     4. Alterations, etc. 4.1. Landlord’s Consent. The Tenant may make alterations, installations, additions and improvements in and to the Demised Premises (referred to as “Alterations”) if the Tenant shall comply with the provisions of this Section 4 and, except as provided in Section 4.2, if the Tenant shall first obtain the Landlord’s consent in accordance with Section 4.3.
     4.2. Alterations not Requiring Consent. So long as the Tenant is Willis Corroon Corporation (“Willis Corroon”) or any Successor or Affiliate of Willis Corroon as described in Sections 12.2(a) or 12.2(b), the Tenant may, without the Landlord’s consent, make Alterations consisting of (i) furniture, furnishings, painting, carpeting, wall coverings and other decorative changes, (ii) the reconfiguration of the demountable partitions contained in the Demised Premises, and any related ceiling tile work that does not require modifications to any Building Systems, and (iii) other nonstructural Alterations if such other nonstructural Alterations (A) do not affect the Building’s systems, (B) do not affect access to the Building, (C) do not affect the structure or the exterior of the Building, and (D) are not reasonably estimated to exceed $100,000 in cost for any single Alteration or group of related Alterations, as adjusted by the Construction Adjustment Factor from the Commencement Date to the date of determination. In any event, the Tenant will, with respect to Alterations permitted to be made without the Landlord’s consent (except for painting, carpeting, wall covering or similar decorative changes made to less than 5 % of the Demised Premises in connection with one single Alteration or group of related Alterations, and except for furniture and furnishings), not later than five Business Days prior to the commencement of such Alterations, provide the Landlord with (i) notice of the Tenant’s intention to perform such Alterations and (ii) copies of all plans and specifications to the extent prepared in connection with such Alterations.
     4.3. Consent not to be Unreasonably Withheld. 4.3.1. Alterations Other Than Minor Alterations. So long as the Tenant is Willis Corroon or any Successor or Affiliate of Willis Corroon as described in Sections 12.2(a) or 12.2(b), the Landlord will not unreasonably withhold its consent to any Alteration proposed by the Tenant for which the Landlord’s consent is required, unless the Alteration will (i) affect the Building’s structure or exterior appearance of the Demised Premises or the Building or access to the Building or to the Demised Premises or (ii) adversely affect the Building’s electrical, mechanical, plumbing or other systems. For any of the foregoing Alterations, the Landlord’s consent may be given or withheld in its sole and absolute discretion. If the Landlord’s consent is required for any Alteration (other than a Minor Alteration), the Tenant’s request for such consent shall include reasonably detailed plans and specifications from an architect or engineer and a list of the contractors and all major subcontractors, who shall all be subject to the Landlord’s reasonable approval. The Landlord will, promptly upon request by the Tenant provide the

Tenant with a list (the “Landlord Contractor List”) of engineers, contractors and subcontractors that the Landlord has approved to perform work on the electrical, mechanical and plumbing systems in the Building, and the Tenant agrees to use an engineer, contractor or subcontractor from such list for such trade, provided that the cost of the services furnished by the engineer, contractor or subcontractor are competitively priced in the Nashville market. The Landlord’s Contractor List shall also include names of competitively priced architects. The Landlord’s consent for any engineer, contractor, architect or subcontractor appearing on the Landlord’s Contractor List shall not be required. The Landlord may amend (by addition or deletion) the Landlord’s Contractor List upon reasonable prior notice to the Tenant, but no such amendment to the Landlord’s Contractor List shall require the Tenant to stop using any contractor, engineer, subcontractor or architect already retained by the Tenant to complete any work in accordance with the existing agreement between the Tenant and such contractor, engineer, subcontractor or architect. The Tenant shall pay to the Landlord, within 15 days after demand therefor, the Landlord’s actual and reasonable out-of-pocket costs incurred in reviewing or considering any Alterations, and inspecting construction thereof. If the Landlord withholds its consent to any Alteration proposed by the Tenant (whether or not such Alteration includes structural changes), the Landlord will state in writing, with reasonable particularity, its reasons for withholding its consent. If the Landlord shall fail to approve or disapprove of any Alteration proposed by the Tenant (or any plans, specifications or other matters submitted in connection therewith) within fifteen Business Days after the Landlord’s receipt of the Tenant’s request for such consent accompanied by all plans, specifications and other information required by this Section 4.3.1, the Landlord shall be deemed (subject to the provisions of Section 36.15) to have consented to the Tenant’s request. If any portion of the Alteration for which the Landlord’s consent is being requested is a Specialty Alteration, the Landlord may condition its consent upon the requirement that the Tenant (i) remove the Specialty Alteration from the Demised Premises at the end of the Term, and (ii) repair and restore to Building standard condition that portion of the Demised Premises affected by the removal of the Specialty Alteration (the Landlord’s requirement in such consent that the Tenant remove a Specialty Alteration as provided in this Section 4.3.1 is referred to as a “Removal Notice”).
     4.3.2. Minor Alterations. Notwithstanding the provisions of Section 4.3.1 to the contrary, if the Tenant seeks the Landlord’s consent for a Minor Alteration, the Landlord shall be deemed to have consented to the Minor Alteration unless the Landlord disapproves the Tenant’s request for consent within five Business Days following the delivery of such request. The Landlord’s approval of a Minor Alteration shall not be unreasonably withheld. If the Landlord disapproves the request, the Landlord will state in writing, with reasonable particularity, the reasons for its disapproval. In addition, if the Alteration is a Minor Alteration (i) the Landlord’s approval for any engineer, architect or contractor used by the Tenant shall not be unreasonably withheld, and (ii) the plans for such Minor Alteration need not be formal plans and specifications, but need only reasonably identify the space being altered and the work being performed. The Tenant may, from time to time furnish the Landlord with a list (the “Tenant’s Contractor List”) of architects, engineers, contractors and subcontractors for the Landlord’s approval. The Landlord will not unreasonably withhold its consent to any architect, engineer, contractor and subcontractor on the Tenant’s Contractor List, and will provide its approval or disapproval within ten Business Days after the Tenant has delivered the Tenant’s Contractor List to the Landlord. The Tenant shall not be required to obtain the Landlord’s Consent to any architect, engineer, contractor or subcontractor that the Landlord has previously approved on the Tenant’s Contractor List for any Alteration that does not affect a Building system or constitute a structural Alteration. For the purposes of this Section 4.3, “Minor Alterations” means those Alterations to the Building’s systems that are, or are of the type made, in connection with the movement of demountable partitions, including disconnecting and reconnecting wires running in or under the demountable partitions, changing electrical outlets, switches and light fixtures, moving sprinkler heads, and moving HVAC ducts to the extent necessary to maintain proper temperature in the Demised Premises after the relocation of the demountable partitions. If, however, the movement of demountable partitions affects in excess of 1,000 linear feet of demountable partitions and would cost in excess of $100,000 (inclusive of the related costs of disconnecting and reconnecting wires running in or under the demountable partitions, changing electrical outlets, switches and light fixtures, moving sprinkler heads, and moving HVAC ducts as set forth above), as adjusted by the Construction Adjustment Factor from the Commencement Date to the date of determination or would affect any base Building Systems (that is, core elements, buss ducts, transformers, air-handlers, risers and feeders), the related electrical, mechanical and sprinkler work shall not be deemed a Minor Alteration.
     4.4. Performance of Alterations. Prior to the commencement of any Alteration, the Tenant will obtain and deliver to the Landlord (i) all required permits, (ii) insurance for the contractor for such coverages and in such amounts as may be reasonably acceptable to the Landlord, and (iii) in the case of an Alteration reasonably estimated to cost more than $1,000,000, surety bonds or other security reasonably satisfactory to the Landlord. All of the Tenant’s Alterations shall be (i) effected at the Tenant’s expense and promptly and fully paid for by the Tenant, (ii) performed with due diligence, in a good and workmanlike manner and in accordance with all Legal Requirements and Insurance Requirements, (iii) if the Alterations are structural, made under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to the Landlord, and (iv) performed without interfering with (A) the use and occupation or conduct of the business of any other tenant of the Building, (B) any construction work being performed elsewhere in the Building by the Landlord or by any other tenant of the Building, or (C) ingress and egress to, in and from the Site, the Building or any other premises demised in the Building. For the purposes of this Section 4.4, reasonable amounts of noise and dust shall not be deemed “interference”, but in the course of effecting any Alterations the Tenant will use good faith efforts to minimize noise and dust and shall keep common areas of the Building clean and neat.
     4.5. Ownership of Alterations. The Halon System and all Alterations (other than the UPS System, the Glycol-based System and Alterations consisting of Tenant’s Property or Specialty Alterations that are the subject of a Removal Notice), whether made and installed at the Landlord’s or at the Tenant’s expense, shall be the property of the Landlord and shall remain upon and be surrendered as part of the Demised Premises at the end of the Term, however, the Tenant shall be obligated to drain the Halon from the Halon System within three Business Days following the end of the Term. All items of Tenant’s Property remaining in the Demised Premises or at the Building shall, if not removed by the Tenant within three Business Days following the end of the Term, be deemed abandoned and shall, at the Landlord’s election (i) be disposed of in any manner selected by the Landlord, at the Tenant’s expense or (ii) become the property of the Landlord. The Tenant will promptly repair any damage to the Demised Premises or the Building resulting from the removal of any items of Tenant’s Property. Notwithstanding that the UPS System and the Glycol-based System are the property of the Tenant, the Tenant’s only obligation at the end of the Term with respect to the UPS System shall be to remove and dispose of the batteries, and with respect to the Glycol-based System shall be to drain and dispose of the ethylene glycol, in each case within three Business Days following the end of the Term.
     4.6. Notices of Non-Responsibility. In connection with any Alteration, the Landlord may post notices of non-responsibility for the services and material furnished by mechanics, materialmen and other vendors.
     5. Repairs. 5.1. Repairs by Tenant. The Tenant will make, at the Tenant’s expense, all nonstructural repairs to the Demised Premises, the Halon System, the Glycol-based System (but subject to the provisions of Section 19.16), the UPS System and to all the other fixtures, equipment and appurtenances therein (but in no event to the Building systems) as and when needed to preserve them in good working order and condition (reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty excepted). Notwithstanding the foregoing, (i) all damage or injury to the Demised Premises and the fixtures, equipment and appurtenances therein, or to the Building, in each case requiring nonstructural repairs that do not affect any Building Systems, caused by or resulting from the negligence of the Tenant, its servants, employees, agents, business visitors or licensees, shall be repaired by the Tenant at the Tenant’s expense, and (ii) all damage or injury to the Demised Premises and the fixtures, equipment and appurtenances therein, or the Building, in each case requiring structural repairs or requiring repairs that affect the Building systems, and all damage or injury to any Building system, caused by or resulting from the negligence of the Tenant, its servants, employees, agents, business visitors or licensees, shall be repaired by the Landlord, at the Tenant’s expense, payable within 15 days after the Landlord’s delivery of an invoice therefor, except that the Tenant’s liability for all such expenses shall be reduced to the extent of any insurance proceeds received by or on behalf of the Landlord or any mortgagee on account of such damage or injury. All damage or injury to the Building, the Demised Premises or its fixtures, equipment and appurtenances therein or thereto caused by the Tenant’s removal of furniture, fixtures or other property, shall be repaired to its condition existing prior to such damage, restored or replaced promptly by the Tenant at its expense.
     5.2. Repairs by Landlord. The Landlord will make all repairs, restorations and replacements, other than those specifically required to be made by the Tenant under the terms of Sections 5.1 or 7, necessary to keep and maintain the Site and the Demised Premises in good condition and repair consistent with a first-class office building in Nashville, Tennessee. The Landlord will maintain and keep in good working condition and repair, and replace, if necessary, all elevators, all electric wiring, conduits and risers, all plumbing, water, heat and chilled water facilities, air conditioning controls and air distribution systems installed in or serving the Demised Premises (other than the Tenant’s Specialty Alterations, unless the Landlord elects to make such repairs, in which event all of the Landlord’s reasonable out-of-pocket costs thereof shall be paid by the Tenant to the Landlord within 15 days after the Tenant’s receipt of an invoice therefor), and all entrances, lobbies, halls and other public areas in the Building through which access may be had to the Demised Premises. The Landlord will use reasonable efforts to do all such work in a manner so as not to unreasonably interfere with or impair the Tenant’s use and enjoyment of the Demised Premises or any part thereof.
     6. Liens, etc. The Tenant will not permit to be created or to remain, and will discharge (by payment, filing of an appropriate bond or otherwise), any lien, mortgage or other encumbrance with respect to the Demised Premises or, to the extent caused or created by the act of the Tenant, the Site or any part thereof, other than (i) this Lease, (ii) any encumbrance affecting the Demised Premises or the Site arising after conveyance of the Site to Shorenstein Realty Investors Two, L.P. and arising solely from any act or omission of the Landlord or any Person claiming by, through or under the Landlord (other than the Tenant or any Person claiming by, through or under the Tenant), (iii) any encumbrance existing on the date of the conveyance of the Site by the Landlord to Shorenstein Realty Investors Two, L.P., (iv) liens or other encumbrances being contested pursuant to Section 8, and (v) inchoate liens of mechanics, materialmen, suppliers or vendors, or rights thereto incurred by the Tenant in the ordinary course of business for sums that under the terms of the related contracts are not yet due but will become due within 60 days after the completion of the related work. Notice is thereby given that the Landlord shall not be liable for any labor or materials furnished or to be furnished to the Tenant upon credit, and that no mechanics’ or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of the Landlord in and to the Site or the Demised Premises.
     7. Compliance with Legal Requirements and Insurance Requirements, etc. The Tenant at its expense will comply with all Legal Requirements and Insurance Requirements (other than Legal Requirements and Insurance Requirements being contested pursuant to Section 8) that shall impose any violation or obligation upon the Landlord or the Tenant with respect to the Demised Premises, Tenant’s Alterations or the use or occupation thereof, but the Tenant shall only be required to comply with a Legal Requirement or Insurance Requirement that requires structural repairs or an expenditure that under generally accepted accounting principles would be capitalized, if such violation or obligation arises or results from the Tenant’s particular method of use or occupancy of the Demised Premises, or from the Tenant’s failure to comply with the Tenant’s obligations under this Lease. The Tenant shall not be required to comply with any Legal Requirement or Insurance Requirement that imposes any violation or obligation upon the Landlord or the Tenant with respect to the Demised Premises or the use or occupation thereof if such violation or obligation is caused by the Landlord, its agents, employees or invitees or is caused by another tenant or occupant of the Building, or its agents, employees or invitees. Notwithstanding anything in this Section 7 to the contrary, but subject to the provisions of Section 8, the Tenant will, at the Tenant’s expense, comply with any violation or order issued by a federal, state or other governmental agency having jurisdiction over the Site that requires repairs or alterations within the Demised Premises so as to cause the Demised Premises to comply with the Americans with Disabilities Act. The Landlord shall remain responsible for all other repairs and work, whether or not structural, that the Landlord is otherwise obligated hereunder to perform. The Tenant will not permit any noxious or toxic gases or fumes, radiation or any other type of nuisance that may be hazardous to circulate in or from the Demised Premises into other portions of the Building. For the purposes of this Section 7, smoke from cigarettes, cigars and other tobacco products shall not be considered noxious, toxic or hazardous, and the Tenant shall not be required to contain, control or otherwise remove such smoke, to the extent the use of cigarettes, cigars and other tobacco products are otherwise permitted by applicable Legal Requirements provided, that if such smoke circulates into other parts of the Building from the Demised Premises and other tenants of the Building complain about such smoke, the Tenant will, subject to Section 4 and this Section 7, make any Alterations necessary to contain such smoke. The Tenant will cooperate with the Landlord and participate in and comply with, and Tenant will use reasonable efforts to cause its employees to participate in and comply with, activities organized by the Landlord and mandated by any governmental agency, including recycling programs.
     8. Permitted Contests. The Tenant at its expense may contest by appropriate legal proceedings conducted in good faith and with due diligence (i) the amount or validity or application, in whole or in part, of any claims of contractors, mechanics, materialmen, suppliers or vendors or liens therefor and (ii) the interpretation or applicability of any Legal Requirement or Insurance Requirement affecting the Demised Premises or any part thereof and may withhold payment and performance of the foregoing pending the outcome of such proceedings if permitted by law, provided that (A) in the case of any claims of contractors, mechanics, materialmen, suppliers or vendors or lien therefor, such proceedings shall suspend the collection thereof from the Landlord and the Site, (B) in the case of any lien of a contractor, mechanic, materialman, supplier or vendor, such lien has been discharged by bonding or otherwise, (C) in the case of any lien of a contractor, mechanic, materialman, supplier or vendor, such lien does not encumber any interest in the Site other than the Tenant’s interest in the Demised Premises and such lien will not adversely affect the ongoing operation or leasing of the Site, or the imminent sale or refinance of all or any portion thereof, (D) in the case of a Legal Requirement or an Insurance Requirement, the cost of compliance with which is reasonably estimated to exceed $1,000,000, as adjusted by the Construction Factor from the Commencement Date to the date of determination, the Tenant shall furnish to the Landlord either (x) a bond of a surety company reasonably satisfactory to the Landlord, in form and substance reasonably satisfactory to the Landlord, and in the amount of the lien or the cost of such compliance (as reasonably estimated by the Landlord) or (y) other security reasonably satisfactory to the Landlord, (E) neither the Site nor any part thereof nor interest therein would be sold, forfeited or lost, (F) in the case of a Legal Requirement, the Landlord shall not be subject to any criminal liability, and neither the Site nor any interest therein would be subject to the imposition of any lien or penalty, as a result of the failure to comply during the pendency or as a result of such proceeding, (G) in the case of an Insurance Requirement, the failure of the Tenant to comply therewith shall not affect the validity of any insurance required to be maintained by the Landlord under Section 9.3 and shall not cause the insurance premiums payable by the Landlord with respect to the Site to be greater than they otherwise would be, unless the Tenant shall agree to pay, as additional rent hereunder, that part of such insurance premiums paid by the Landlord as shall have been charged as a result of such contest or noncompliance, (H) in the case of any Legal Requirement or Insurance Requirement, the failure of the Tenant to comply therewith during the contest will not adversely affect the ongoing operation or leasing of the Site, or the imminent sale or refinancing of all or any portion thereof, and will not subject the Landlord to any civil liability, and (I) the Tenant shall have furnished such security, if any, as may be required in the proceedings. At the Tenant’s request and expense, the Landlord shall cooperate with the Tenant in the preparation for and conduct of any such proceedings.
     9. Indemnities; Insurance. 9.1. Indemnity by Tenant. The Tenant will indemnify the Landlord against and hold the Landlord harmless from all expenses (including reasonable attorneys’ fees and disbursements), liabilities, losses, damages or fines incurred or suffered by the Landlord by reason of (i) any breach or nonperformance by the Tenant, or its agents, employees, contractors and invitees, of any covenant or provision of this Lease to be observed or performed on the part of the Tenant, (ii) damage to persons or property caused by moving property of or for the Tenant in or out of the Building, (iii) the carelessness, negligence or improper conduct of the Tenant, or its agents, employees, contractors and invitees, and (iv) all Environmental Losses arising from the Tenant’s Handling of Hazardous Materials at the Demised Premises. If and to the extent any claim for which the Tenant is liable under this Section 9.1 arises out of an act or omission of any Person in the Demised Premises, as between the Landlord and the Tenant, the Tenant’s insurance shall be primary, and the Landlord’s insurance shall be non-contributory to the extent of any proceeds received under the insurance maintained by the Tenant. The Landlord will promptly notify the Tenant of any claim asserted against the Landlord for which the Tenant may be liable under this Section 9.1 and will promptly deliver to the Tenant the original or a true copy of any summons or other process, pleading, or notice issued in any suit or other proceeding to assert or enforce any such claim. If any claim, action or proceeding is made or brought against the Landlord for which claim, action or proceeding the Tenant would be liable under this Section 9.1, upon demand by the Landlord, the Tenant, at its expense, will defend such claim, action or proceeding, in the Landlord’s name, if necessary, by such attorneys as the Landlord shall approve, which approval shall not be unreasonably withheld. Attorneys for the Tenant’s insurance carrier are deemed approved for purposes of this Section 9.1 (and if the Tenant’s insurance carrier offers the Tenant more than one choice of counsel, the Tenant shall select the counsel provided by the insurance carrier that is reasonably acceptable to the Landlord). The Tenant shall, in any event, have the right, at the Tenant’s expense, to participate in the defense of any action or other proceeding brought against the Landlord and in negotiations for and settlement thereof if, pursuant to this Section 9.1, the Tenant may be obligated to reimburse the Landlord in connection therewith. The Landlord in its discretion may settle any claim against it that is covered by the Tenant’s indemnity in this Section 9.1, if the Landlord shall first have provided notice to the Tenant of the Landlord’s intention to settle the claim and the material terms of the proposed settlement and if the Tenant does not object to the proposed settlement within five Business Days of its receipt of the notice (or, if the Tenant receives immediate notice of the offer of settlement and its terms, such lesser time as was given as a condition of the settlement offer). In the case of any claim for which the Landlord’s proposed settlement includes the payment of more than $1,000,000, the Landlord may settle the claim over the Tenant’s objection unless the Tenant furnishes the Landlord with either (i) a bond in an amount equal to the claim in a form and from a surety reasonably satisfactory to the Landlord, or (ii) other security reasonably satisfactory to the Landlord. In the case of any claim against the Landlord that is covered by the Tenant’s indemnity in this Section 9.1 that the Tenant wishes to settle, if the Tenant shall first have provided notice to the Landlord of the Tenant’s desire to settle the claim and the material terms of the proposed settlement (accompanied by a letter of intent signed on behalf of the claimant, evidencing the claimant’s intention to accept such terms), which settlement includes a full release of such claims against the Landlord, the Landlord (if it objects to the proposed settlement) shall be responsible for any costs in excess of the amount for which the Tenant proposed to settle the claim (including all additional attorneys’ and other professionals’ fees and disbursements). For the purposes of this Section 9.1 and any other indemnity by the Tenant in this Lease, any reference to the Landlord shall include a reference to the Landlord’s partners, and its and their respective directors, officers, employees, agents and shareholders.
     9.2. Indemnity by Landlord. The Landlord will indemnify the Tenant against and hold the Tenant harmless from all expenses (including reasonable attorneys’ fees and disbursements), liabilities, losses, damages or fines incurred or suffered by the Tenant by reason of (i) any breach or nonperformance by the Landlord, or its agents, employees, contractors and invitees, of any covenant or provision of this Lease to be observed or performed on the part of the Landlord, (ii) damage to persons or property caused by moving property of or for the Landlord in or out of the Building, or (iii) the carelessness, negligence or improper conduct of the Landlord, or its agents, employees, contractors and invitees (excluding other tenants, their employees, agents and invitees). If and to the extent any claim for which the Landlord is liable under this Section 9.2 arises out of an act or omission of any Person at the Site (other than in the Demised Premises), as between the Landlord and the Tenant, the Landlord’s insurance shall be primary, and the Tenant’s insurance shall be non-contributory to the extent of any proceeds received under the insurance maintained by the Landlord. The Tenant will promptly notify the Landlord of any claim asserted against the Tenant for which the Landlord may be liable under this Section 9.2 and will promptly deliver to the Landlord the original or a true copy of any summons or other process, pleading, or notice issued in any suit or other proceeding to assert or enforce any such claim. If any claim, action or proceeding is made or brought against the Tenant for which claim, action or proceeding the Landlord would be liable under this Section 9.2 upon demand by the Tenant, the Landlord, at its expense, will defend such claim, action or proceeding in the Tenant’s name, if necessary, by such attorneys as the Tenant shall approve, which approval shall not be unreasonably withheld. Attorneys for the Landlord’s insurance carrier are deemed approved for purposes of this Section 9.2 (and if the Landlord’s insurance carrier offers the Landlord more than one choice of counsel, the Landlord shall select the counsel provided by the insurance carrier that is reasonably acceptable to the Tenant). The Landlord shall, in any event, have the right, at the Landlord’s expense, to participate in the defense of any action or other proceeding brought against the Tenant and in negotiations for and settlement thereof if, pursuant to this Section 9.2, the Landlord may be obligated to reimburse the Tenant in connection therewith. The Tenant in its discretion may settle any claim against it that is covered by the Landlord’s indemnity in this Section 9.2, if the Tenant shall first have provided notice to the Landlord of the Tenant’s intention to settle the claim and the material terms of the proposed settlement and if the Landlord does not object to the proposed settlement within five Business Days of its receipt of the notice (or, if the Landlord receives immediate notice of the offer of settlement and its terms, such lesser time as was given as a condition of the settlement offer). In the case of any claim for which the Tenant’s proposed settlement includes the payment of more than $1,000,000, the Tenant may settle the claim over the Landlord’s objection unless the Landlord furnishes the Tenant with either (i) a bond in an amount equal to the claim, in a form and from a surety reasonably satisfactory to the Tenant, or (ii) other security reasonably satisfactory to the Tenant. In the case of any claim against the Tenant that is covered by the Landlord’s indemnity in this Section 9.2 that the Landlord wishes to settle, if the Landlord shall first have provided notice to the Tenant of the Landlord’s desire to settle the claim and the material terms of the proposed settlement (accompanied by a letter of intent signed on behalf of the claimant, evidencing the claimant’s intention to accept such terms), which settlement includes a full release of such claims against the Tenant, the Tenant (if it objects to the proposed settlement) shall be responsible for any costs in excess of the amount for which the Landlord proposed to settle the claim (including all additional attorneys’ and other professionals’ fees and disbursements). For the purpose of this Section 9.2, any reference to the Tenant shall include a reference to the Tenant’s directors, officers, employees, agents and shareholders.
     9.3. Landlord’s Insurance. The Landlord, at its expense, will obtain and maintain at all times during the Term, comprehensive all-risk property insurance with respect to the Building and all improvements and Alterations located in the Demised Premises, other than the Tenant’s Property and any Specialty Alterations, including coverage against loss or damage by fire, collapse, lightning, windstorm, tornado, hail, vandalism and malicious mischief, sprinkler leakage, water damage, back-up of sewers and drains, bursting water mains, flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time (if the Building is now, or at any time hereafter shall be, situated in any area that an appropriate governmental authority designates as a special flood hazard area, Zone A or Zone V), arising out of physical loss or damage to the covered property by a peril insured against, and against loss or damage by such other, further and additional risks as now are or hereafter may be embraced by the standard extended coverage forms of endorsements. The policies under which such insurance is effected shall in each case (i) be subject to policy limits of not less than 100% of the full replacement cost of the covered property, which for these purposes shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings); (ii) include an agreed amount endorsement with respect to the Building; (iii) waive all co-insurance provisions; (iv) contain an endorsement to the effect that all covered losses will be paid on a replacement cost basis (to the extent the covered property is replaced), covering the actual cost to repair or replace without deduction for depreciation; (v) include law and ordinance coverage; (vi) provide for deductibles in the event of loss of not greater than $100,000 per occurrence; (vii) provide that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each named insured and that no cancellation, reduction in amount or material change in coverage shall be effective until at least 15 days after receipt by each named insured of written notice thereof; and (viii) if the following coverages are available at commercially reasonably rates, provide that any losses shall be payable notwithstanding (a) any act, failure to act, negligence of, or violation or breach of warranties, declarations or conditions contained in such policy by the Landlord or any other named insured, (b) the occupation or use of the Site for purposes more hazardous than permitted by the terms of the policy, (c) any foreclosure or other proceeding or notice of sale relating to the Site, or (d) any change in the title to or ownership or possession of the Site. For the purposes of this Section 9.3, the full replacement cost of the Building on the Commencement Date shall be deemed to be $108,000,000. Not later than each second anniversary of the Commencement Date, the Landlord will cause the full replacement value of the Building to be determined by a professional independent appraiser reasonably satisfactory to the Tenant. The Tenant will, from time to time, as required by the Landlord or any of the Landlord’s insurers, assist in determining the replacement cost of the Tenant’s Alterations, other than the Specialty Alterations. The Tenant will maintain adequate records with respect to the Tenant’s Alterations to facilitate the adjustment of any insurance claims with respect thereto. The Landlord, at its expense, will also obtain and maintain at all times during the Term, insurance against loss or damage by earthquake, sudden subsidence, and other sudden and abnormal earth movement (“Earthquake Insurance”). The policy under which the Earthquake Insurance is effected shall cover the Building and other buildings (“Additional Insured Buildings”) owned by the Landlord from time to time outside of the State of California. For the first five-month period following the Commencement Date, the Earthquake Insurance shall be subject to a policy limit of not less than $50,000,000. During each successive twelve-month period during the Term, the Landlord will renew the Earthquake Insurance for the Building (which coverage may include the Additional Insured Buildings) to a level of coverage that can be purchased (whether greater or less than $50,000,000) for an amount equal to the Earthquake Insurance Premium, provided that the Landlord will maintain Earthquake Insurance coverage for the Building (which coverage may include the Additional Insured Buildings) of at least $50,000,000 as long as such coverage is available at commercially reasonable rates, as reasonably determined by the Landlord. The Earthquake Insurance required hereby shall provide for deductibles in the event of loss of amounts determined by the Landlord. The Landlord will use good faith efforts to cause its insurance company to provide notice to the Tenant in the event the Earthquake Insurance is terminated, cancelled or not renewed. In addition, the Landlord will maintain at all times during the Term, (i) a policy of commercial general liability insurance covering claims for personal injury, death or property damage occurring upon the Site in commercially reasonable amounts, and shall include contractual liability coverage for any “hold harmless” or indemnification obligations of the Landlord hereunder, and (ii) to the extent required by the laws of the State of Tennessee, workers’ compensation insurance, in statutory amounts. The Landlord will promptly furnish the Tenant with (i) copies of the insurance policies required to be maintained pursuant to this Section 9.3, (ii) notice of cancellation or change in the terms of any such policy, and (iii) copies of any renewals, replacement or endorsements of or to any such policies (and, in the case of any such renewals or replacements, prior to the expiration of corresponding existing policy).
     9.4. Tenant’s Liability Insurance and Insurance for Specialty Alterations. The Tenant will obtain and keep in full force and effect during the Term, at its expense, a policy of commercial general liability insurance covering claims for personal injury, death or property damage occurring in, upon, adjacent to or in connection with the Demised Premises. In addition to the policy of general liability insurance, the Tenant, at its expense, may maintain such insurance with respect to the Specialty Alterations, the Glycol-based System, and the UPS System as it elects in its discretion. Any insurance maintained by the Tenant with respect to the Specialty Alterations, the Glycol-based System and the UPS System shall provide that any loss shall be adjusted by and payable to the Tenant. The policy under which the general liability insurance is effected shall (i) be subject to policy limits of not less than $1,000,000 for injury, death or property damage arising out of any one occurrence, with an umbrella liability limit of not less than $10,000,000, however, the Landlord reserves the right to increase, in its reasonable judgment and not in excess of commercially reasonable amounts, the limits of liability insurance required to be carried by the Tenant on the fifth anniversary of the Commencement Date, and on each successive five-year anniversary thereafter; (ii) provide for deductibles in the event of loss of not greater than $100,000 in the aggregate (for which deductible the Tenant shall be liable); (iii) provide that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each named insured and that no cancellation, reduction in amount or material change in coverage shall be effective until at least 10 days after receipt by each named insured of written notice thereof; and (iv) include contractual liability coverage for any “hold harmless” or indemnification obligations of the Tenant hereunder. In addition, the Tenant shall maintain at all times during the Term, to the extent required by the laws of the State of Tennessee, workers’ compensation insurance, in statutory amounts. Such insurance coverage may be affected under a blanket policy or policies covering assets in addition to the Demised Premises, provided that the Demised Premises are specifically identified therein, and so long as there exists coverage specifically allocated to the Demised Premises meeting the insurance requirements of this Section 9.4. The Tenant will promptly furnish the Landlord with (i) certified copies of the insurance policies required to be maintained pursuant to this Section 9.4, (ii) notice of cancellation or change in the terms of any such policy, and (iii) copies of any renewals, replacement or endorsements of or to any such policies (and, in the case of any such renewals or replacements, at least ten days’ prior to the expiration of the corresponding existing policy).
     9.5. Carriers; Common Policy Provisions. All insurance policies referred to in this Section 9 that are carried by the Landlord or the Tenant shall be maintained with insurance companies of recognized standing, authorized to issue insurance in the State of Tennessee and with an A.M. Best rating of B+/X or better. The Landlord and the Tenant will each use commercially reasonable efforts to include, for the benefit of the other (for the purposes of this Section 9.5, the “Released Party”) in each of its property insurance policies covering the Building or any property located therein or any business interest therein (i) a waiver of the insurer’s right of subrogation against the Released Party, (ii) an express agreement to the effect that such policy shall not be invalidated if the insured waives (before an insured casualty) the right of recovery against any party responsible for the casualty, or (iii) any other form of permission for the release of the Released Party. If such waiver or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party will so notify the Released Party promptly after learning thereof. In such case, if the Released Party shall so elect and shall pay the insurer’s additional charge therefor, such waiver or permission shall be included in the policy, or the Released Party shall be named as an additional insured in the policy. The Released Party so named as an additional insured will promptly endorse to the order of the insured party or, subject to the other provisions hereof, for deposit with the Insurance Trustee, without recourse, any instrument for the payment of money received by the Released Party under or with respect to the policy of which the Released Party is named as an additional insured, and the Released Party shall have no right in such payment. The Landlord and the Tenant will each cause the other to be included as an additional insured in any policy of public liability insurance maintained by it covering claims for bodily injury, death and property damage occurring in or about the Building (in the case of the Landlord’s insurance) or the Demised Premises (in the case of the Tenant’s insurance).
     10. Damage or Destruction. 10.1. Landlord to Restore. If the Building or the Demised Premises shall be damaged or destroyed by fire or other casualty (and if this Lease shall not have been terminated as provided in Section 10.4), then, whether or not (i) the damage or destruction shall have resulted from the fault or neglect of the Tenant or any other Person, or (ii) subject to Section 10.4.4, the insurance proceeds shall be adequate therefor, the Landlord will repair the damage, and restore the Building and the Demised Premises at the Landlord’s expense, promptly and expeditiously and with reasonable continuity after notice to the Landlord of the damage or destruction, to the same or better condition as existed prior to such casualty and in such a manner as is otherwise consistent with this Lease and the Tenant’s uses of the Demised Premises in each case subject to all then existing Legal Requirements. The Landlord shall not, however, be required to repair or replace the Glycol-based System, the UPS System or any of the Tenant’s Property or Specialty Alterations except for the Halon System. The Landlord shall use reasonable efforts to effect such repairs or restoration promptly and without unreasonable interference with the Tenant’s use and enjoyment of the Demised Premises. The Landlord will endeavor with due diligence to adjust with the Landlord’s insurers the amount of the loss from such damage or destruction. If (i) the insurance proceeds (net of any costs of collection) are insufficient to repair or restore the Demised Premises or the Building, including for purposes of calculating the deficiency, the amount of any applicable deductible to the extent permitted by Section 9.3(vi), and the damage or destruction occurred by reason of the negligence or willful misconduct of the Tenant, its agents, or its employees, and (ii) the Insurance Adequacy Test has been satisfied, the amount of the insurance deficiency, including any permitted deductible, shall be paid by the Tenant, within 15 days after receiving an invoice therefor. So long as (i) Willis Corroon or any Successor or any Affiliate (as described in Sections 12.2(a) and 12.2(c)) is the Tenant and (ii) the Substantial Occupancy Test is satisfied, before beginning such repairs or restoration of the Demised Premises or letting any contracts in connection therewith, the Landlord will submit to the Tenant for its approval complete and detailed plans and specifications for such repairs and restoration. The Tenant will not unreasonably withhold its approval of such plans and specifications and the Landlord will not unreasonably withhold its approval of any changes to the plans and specifications. To the extent the Landlord and the Tenant are unable to agree on any changes to the plans and specifications for the rebuilding of the Demised Premises within 45 days after the Landlord submits the plans and specifications to the Tenant for its approval, the Landlord may, without the Tenant’s approval, rebuild the areas of the Demised Premises with respect to any changes in the plans and specifications upon which the Landlord and the Tenant have been unable to agree, to substantially the same condition as such areas existed prior to the casualty, and the Landlord will rebuild the remainder of the Demised Premises according to the mutually agreed upon plans and specifications. Promptly after receiving such approval (or the end of such 45-day period if the Landlord and the Tenant cannot agree on plans and specifications), the Landlord will begin such repairs or restoration and will complete them with diligence under the supervision of a licensed architect or engineer (the “Supervising Architect”), subject only to Unavoidable Delays and Tenant Delays and in accordance with all Legal Requirements and Insurance Requirements. If as a result of such repairs or restoration, a new certificate of occupancy shall be necessary for the Building or the Demised Premises, the Landlord will obtain and deliver to Tenant a temporary or final certificate of occupancy before the damaged portions of the Building or the Demised Premises shall be reoccupied for any purpose. In the event that the insurance proceeds payable with respect to any such damage or destruction shall not exceed $250,000, the Landlord may, if it so elects, effect such repair or restoration without the supervision of an architect or engineer (if permitted to do so by applicable Legal Requirements) and without the Tenant’s approval of the plans and specifications therefor, but otherwise in accordance with the provisions of this Lease. If the Tenant requests the Landlord to rebuild the Demised Premises in a manner different from the condition of the Demised Premises prior to the casualty and the changes are reasonably acceptable to the Landlord, and if the changes requested by the Tenant would increase the cost to rebuild the Demised Premises to an amount greater than the cost of restoring the Demised Premises to their condition immediately preceding the casualty, the Tenant will pay the increased cost caused by the Tenant’s request within 15 days after receipt of an invoice therefor.
     10.2. Tenant to Restore. Prior to the substantial completion of any repairs to be made by the Landlord, the Landlord will provide the Tenant and the Tenant’s contractors, subcontractors and materialmen access to the Demised Premises to repair the Glycol-based System, the UPS System and any Specialty Alterations on the terms and conditions of this Section 10.2. The Tenant will not commence work in any portion of the Demised Premises until the date on which the repairs required to be made by the Landlord have been completed to the extent reasonably necessary, to permit the commencement of the repair or replacement of the Specialty Alterations, the Glycol-based System and the UPS System, then prudent to be performed in accordance with good construction practices in the portion in question without unreasonable interference with, and consistent with the performance of, the repairs remaining to be performed by the Landlord. The Landlord will promptly notify the Tenant when the Landlord’s repairs have been so completed, but the Tenant’s receipt of the Landlord’s notice shall not be a condition to the Tenant’s right to enter the Demised Premises to make repairs to any of the Specialty Alterations, the Glycol-based System and the UPS System. The Tenant will use reasonable efforts to effect such repairs or restoration promptly and without unreasonably interfering with the Landlord’s obligation to repair or restore the Demised Premises or the Site. Notwithstanding the foregoing, the Tenant shall have no obligation to repair or restore any Specialty Alterations, the Glycol-based System or the UPS System in the event of a fire or other casualty. Such access by the Tenant shall be subject to all of the applicable provisions of this Lease, except that there shall be no obligation on the part of the Tenant solely because of such access to pay any Fixed Rent or additional rent for any period prior to substantial completion of the Landlord’s work.
     10.3. Abatement of Rent. If the Demised Premises shall be rendered completely or substantially untenantable by reason of a fire, casualty or other cause, the Fixed Rent and additional rent shall completely abate from the date of the damage or destruction to the date of the substantial completion by the Landlord of its repair or restoration obligations, or to the date the Demised Premises would have been so substantially complete but for any Tenant Delays. If the Demised Premises shall be partially damaged or partially destroyed, the Fixed Rent and additional rent payable hereunder shall be abated, to the extent that the Demised Premises shall have been rendered untenantable or unfit for the Tenant’s use, for the period from the date of such damage or destruction to the date of the substantial completion by the Landlord of its repair or restoration obligations. Notwithstanding the foregoing provisions of this Section 10.3, should the Tenant reoccupy a portion of the Demised Premises for the purpose of conducting business, other than on an emergency basis and other than to repair the Specialty Alterations during the period in which the repair or restoration work is taking place and prior to the date of such substantial completion, Fixed Rent and additional rent allocable to such portion shall be payable by the Tenant from the date of such occupancy. If the Landlord is prevented from or delayed in substantially completing the repair restoration of the Demised Premises or the Site, the Tenant will pay as additional rent within 15 days after an invoice therefor any additional costs incurred by the Landlord to the extent caused by the Tenant’s Delay.
     10.4. Termination of Lease. 10.4.1. Destruction at End of Term. If a Substantial Destruction shall occur during the last 18 months of the Term (calculated without regard to unexercised renewal options), and the repair or restoration necessitated thereby, under normal construction procedures would, in the Landlord’s reasonable judgment, require more than three months to complete, then the Landlord shall so notify the Tenant, and the Landlord or the Tenant may terminate this Lease upon notice to the other given within 30 days after such damage or destruction. The date fixed in any such notice for the termination of this Lease shall be not earlier than 90 days (in the case of a notice given by the Landlord) or 30 days (in the case of a notice given by the Tenant) following the delivery of such notice. Within 30 days after its receipt of such a notice of termination from the Landlord, however, the Tenant may elect to exercise one or more renewal options that would thereafter have been exercisable by the Tenant in accordance with the provisions of Section 20.1. Upon any such exercise, the Term shall be deemed to include (retroactively for the purposes of the calculation referred to in the first sentence of this Section 10.4.1) any renewal options so exercised, and the Landlord’s notice of termination shall be deemed rescinded. In the event the Landlord fails to provide the notice to the Tenant required by this Section 10.4.1., the Tenant may provide notice to the Landlord advising the Landlord of its obligation to provide notice to the Tenant of the time necessary to restore the Demised Premises or the Building. If the Landlord fails to provide such notice to the Tenant within 15 days, it can be conclusively presumed that the damage or destruction cannot be repaired within 90 days.
     10.4.2. Destruction of Demised Premises or Building. If (i) substantially all of the Demised Premises shall be damaged or rendered untenantable by fire or other casualty or (ii) substantially all of the Building shall be damaged or rendered untenantable by fire or other casualty and the Landlord has terminated all other leases in the Building, and, in either case, the repair or restoration necessitated by such damage, under normal construction procedures would, in the Landlord’s reasonable judgment, require more than nine months to complete, the Landlord may terminate this Lease upon notice to the Tenant given within 30 days after such damage. The date fixed in any such notice for the termination of this Lease shall be not earlier than 30 days following the delivery of such notice.

     10.4.3. Substantial Destruction. Unless this Lease shall have been terminated pursuant to Section 10.4.1, 10.4.2 or 10.4.4, within 30 days after the occurrence of any Substantial Destruction, the Landlord will give the Tenant notice of the date by which, in the Landlord’s good faith judgment, the Landlord estimates that it will substantially complete the repairs or restoration required under Section 10.1 (such date being referred to as the “Anticipated Completion Date”), subject only to Unavoidable Delays and to Tenant Delays. If the Anticipated Completion Date shall be later than ten months after the date of such Substantial Destruction, the Tenant may, within 30 days after its receipt of the notice of the Anticipated Completion Date, terminate this Lease by giving at least 30 days’ notice of such termination to the Landlord. If the Landlord fails give the Tenant the notice of the Anticipated Completion Date within 30 days after the occurrence of any Substantial Destruction, the Tenant shall, as a condition to exercising its right to terminate this Lease in conjunction with the Landlord’s failure to give the notice of the Anticipated Completion Date, provide the Landlord with a notice advising the Landlord that it has 30 days to advise the Tenant of the Anticipated Completion Date, and further advising the Landlord that the consequence of its failure to so advise the Tenant of the Anticipated Completion Date within such period will be that the Tenant has the right to terminate this Lease at any time thereafter until such notice of Anticipated Completion Date is delivered to the Tenant (but the receipt of such notice shall not eliminate the Tenant’s right to terminate this Lease if the Landlord determines that the time to restore the Demised Premises or the Building is greater than ten months, or if the restoration takes longer than ten months, subject to Unavoidable Delays and Tenant Delays as provided in this Section 10.4.3). If a Substantial Destruction shall have occurred and if the Demised Premises and the Building are not fully repaired or restored within ten months after the date of the occurrence (subject only to Unavoidable Delays not exceeding six months in the aggregate, and to Tenant Delays), then the Tenant may terminate this Lease by giving the Landlord notice of its election to terminate this Lease on or before the expiration of the ninth month following the occurrence of a Substantial Destruction (as extended by the period of time lost by Unavoidable Delays not exceeding six months in the aggregate, and by Tenant Delays), provided that if the Tenant shall give the Landlord a notice of its election to terminate this Lease on or before the expiration of the ninth month following the occurrence of a Substantial Destruction (as extended by the period of time lost by Unavoidable Delays, not exceeding six months in the aggregate, and by Tenant Delays) and the Landlord substantially completes the repair or restoration of the Demised Premises and the Building within the 30-day period thereafter, the Tenant’s election to terminate this Lease shall be deemed rescinded. The Landlord will promptly notify the Tenant of the occurrence and extent of any Unavoidable Delays and Tenant Delays affecting such repair or restoration, and the Tenant shall be entitled (but not obligated) to rely upon the Landlord’s computation of the extent of such Unavoidable Delays and Tenant Delays in determining when the Tenant shall be entitled to deliver any such notice of termination.
     10.4.4. Uninsured Loss. If (i) the Demised Premises shall be damaged or rendered untenantable by fire or other casualty and the insurance proceeds received by the Landlord (without giving effect to any deductible) are more than $1,000,000 less than the amount required to rebuild the Demised Premises to their condition immediately preceding the casualty (the amount by which such amount is less than that required to restore the

Demised Premises to such condition is herein, the “Demised Premises Insurance Deficiency”) or (ii) the Building shall be damaged by fire or other casualty and the insurance proceeds received by the Landlord (without giving effect to any deductible) are more than $2,000,000 less than the amount required to rebuild the Building to its condition immediately preceding the casualty (the amount by which such amount is less than that required to restore the Building to such condition is referred to as the “Building Insurance Deficiency”), and, in either event, the Insurance Adequacy Test is satisfied, then, the Landlord may terminate this Lease upon notice to the Tenant (which notice shall specify the amount of the Demised Premises Insurance Deficiency or Building Insurance Deficiency, as applicable) given within 15 days after the settlement with the Landlord’s insurance carrier. The date fixed in any such notice for the termination of this Lease shall not be earlier than 30 days following the delivery of such notice. Notwithstanding the immediately preceding sentence, if the Landlord elects to terminate this Lease pursuant to this Section 10.4.4, the Tenant may, within 30 days after its receipt of such a notice from the Landlord, elect to pay toward the cost of repairs and restoration the amount by which the Demised Premises Insurance Deficiency exceeds $1,000,000, or by which the Building Insurance Deficiency exceeds $2,000,000, as applicable, in which event the Landlord shall have no right to terminate this Lease pursuant to this Section 10.4.4.
     10.4.5. Effect of Termination. In the event of the termination of this Lease pursuant to the provisions of this Section 10.4.5, this Lease shall expire (subject to the provisions of Section 34.8) as fully and completely on the date fixed in such notice of termination as if that were the date originally fixed for the expiration of the Term, and the Tenant will vacate the Demised Premises and surrender them to the Landlord on the date fixed for termination. Fixed Rent and additional rent shall be apportioned and paid by the Tenant up to and including the date of such termination, subject to any abatements of Fixed Rent, additional rent and other charges provided for herein. Any prepaid rent as of the date of such termination shall be refunded to the Tenant. No notice of termination of this Lease delivered pursuant to Sections 10.5.1, 10.5.2 or 10.5.3 shall be subject to unilateral rescission, except as specifically provided in Section 10.4.1.
     10.5. Tenant to Give Notice. The Tenant will give the Landlord notice in case of material damage or destruction to the Demised Premises promptly after the Tenant becomes aware of such event.
     11. Eminent Domain. 11.1.Total Taking. If there shall occur a Taking (other than for temporary use) of the whole of the Building or a part of the Building that includes substantially all of the Demised Premises (a “Total Taking”), this Lease shall terminate as of the Taking Date.
     11.2. Partial Taking. If there shall occur a Taking (other than for temporary use) of any part of the Site, and if such Taking shall not constitute a Total Taking (a “Partial Taking”), the Tenant may elect to terminate this Lease in the event that such Partial Taking shall be of (i) 25% or more of the rentable area of the Building or the Demised Premises immediately prior to such taking, or (ii) any other portion of the Site such that, in the Tenant’s reasonable judgment (taking into account any alternatives proposed by the

Landlord), the remaining portion of the Site shall not be adequate for the proper conduct of the Tenant’s business. The Tenant will give at least 30 days notice of such election to the Landlord not later than 60 days after the later to occur of (i) the delivery by the Landlord to the Tenant of notice of such Partial Taking, and (ii) the Taking Date. Upon the occurrence of any Partial Taking affecting any portion of the Demised Premises, the Fixed Rent and the Tenant’s Proportionate Share shall be reduced as of and from the Taking Date to the amount equitably allocable to the remainder of the Demised Premises.
     11.3. Awards. The Tenant shall not be entitled to receive any portion of the Landlord’s award in any proceeding with respect to any Total Taking or Partial Taking. The Tenant shall, however, be entitled to appear, claim, prove and receive in the proceedings a separate award relating to any Total Taking or Partial Taking, for the then value of the Tenant’s estate under this Lease, of the Tenant’s Property, for any Specialty Alterations made to the Demised Premises after the Commencement Date at the Tenant’s expense that the Tenant is required to remove and for moving expenses, but only to the extent such separate award shall be made in addition to, and shall not result in a reduction of the award made to the Landlord for the Building, the remainder of the Site and the fixtures and equipment of the Landlord so taken. In any Taking proceeding in which the Tenant is claiming the value of the Tenant’s estate under this Lease, the Tenant shall have the burden of proving the value thereof, and that the amount of compensation to be awarded to the Landlord will not be reduced by the amount of compensation to be awarded to the Tenant on account of the value of the Tenant’s estate under this Lease.
     11.4. Temporary Taking. 11.4.1. In General. If there shall occur a Taking for temporary use of all or part of the Demised Premises, the Tenant shall be entitled, except as hereinafter set forth, to receive the portion of the award for such Taking that represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant’s Property, for any Specialty Alterations made to the Demised Premises after the Commencement Date at the Tenant’s expense, and for moving expenses, and the Landlord shall be entitled to receive the portion that represents reimbursement for the cost of restoration of the Demised Premises (other than the Specialty Alterations made by the Tenant). Subject to the provisions of Section 11.4.2, the Tenant’s rights and obligations under this Lease shall be unaffected by such Taking, and the Tenant shall continue to be responsible for the performance of all of its obligations hereunder except insofar as such performance is rendered impractical by such Taking. If the period of temporary use or occupancy shall extend beyond the expiration date of the Term, the portion of the award that represents compensation for the use or occupancy of the Demised Premises shall be apportioned between the Landlord and the Tenant so that the Tenant shall receive so much thereof as relates to the period prior to such expiration date and the Landlord shall receive so much thereof as relates to the period subsequent to such expiration date. All payments to which the Tenant may be entitled as part of an award for temporary use or occupancy for a period beyond the date to which Fixed Rent and additional rent hereunder have been paid by the Tenant shall be payable to the Landlord, to be held by it as a trust fund for payment of Fixed Rent and additional rent falling due hereunder and shall be applied by the Landlord to the Fixed Rent and additional rent as such Fixed Rent and additional rent falls due. The

Tenant shall not be entitled to any abatement of Fixed Rent or additional rent during any Taking for temporary use or occupancy.
     11.4.2. Extensive Temporary Taking. If there shall occur a Taking for temporary use of (i) any substantial part of the Demised Premises at any time during the last six months of the Term (calculated without regard to unexercised renewal options), (ii) substantially all of the Demised Premises during the last 18 months of the term (calculated without regard to unexercised renewal options), or (iii) any Critical Portion of the Demised Premises for a period reasonably estimated to exceed one year at any time during the Term, the Tenant may terminate this Lease by giving the Landlord at least 30 days’ prior written notice to such effect within 60 days after the Taking Date, and this Lease shall then terminate on the date specified in such notice.
     11.5. Restoration. In the event of any Taking of any portion of the Site that does not result in a termination of this Lease, the Landlord will repair, alter and restore the remaining part of the Building and the Demised Premises, at the Landlord’s expense, excluding Specialty Alterations, the Glycol-based System and the UPS System, promptly and expeditiously and with reasonable continuity (but only to the extent the award received by the Landlord may be sufficient therefor), so as to constitute (to the maximum extent feasible) a complete and tenantable Building and Demised Premises that shall be substantially comparable in quality and service to the Building and Demised Premises, excluding Specialty Alterations, the Glycol-based System and the UPS System, as they existed immediately prior to such Taking. If the award received by the Landlord is not sufficient to repair, alter and restore the remaining part of the Building and Demised Premises to a complete and tenantable Building and Demised Premises substantially comparable in quality and service to the Building and Demised Premises as they existed immediately prior to such Taking, excluding Specialty Alterations, the Glycol-based System and the UPS System, the Landlord will provide the Tenant with notice of the Landlord’s intention to pay or not pay the amount of such deficiency within 30 days after the determination of such award. If the Landlord fails to timely give the notice required by the immediately preceding sentence, or elects not to pay such deficiency, the Tenant may terminate this Lease by giving the Landlord at least 30 days’ written notice to such effect within 60 days after (i) the date by which the Landlord was obligated, and failed, to give such notice, provided the Tenant gave a second notice in accordance with the following sentence or (ii) the Tenant’s receipt of the Landlord’s notice electing not to pay such deficiency. If the Landlord fails to timely give the notice of its intention to pay or not pay the deficiency within 15 days after the determination of such award, the Tenant will provide the Landlord with a second notice advising the Landlord that the Tenant has not received the Landlord’s notice, and of the consequence to the Landlord that, unless the Landlord provides such notice within 30 days after the determination of such award, that the Tenant will have the right to terminate this Lease. All repairs, alterations or restoration shall otherwise be performed in substantially the same manner and subject to the same conditions as provided in Section 10.1 with respect to damage or destruction. If the Landlord is required to repair, alter or restore the Building or Demised Premises following any Taking, the award, except as expressly required to be payable to the Tenant pursuant to the terms hereof, shall be paid to, and held in trust by, the Landlord, and used only for such repair, alteration and restoration as provided in this Lease. The Tenant shall have no obligation to restore any Specialty Alterations, the Glycol-based System or the UPS System following a Taking.
     11.6. Effect of Termination. In the event of the termination of this Lease pursuant to the provisions of Sections 11.1, 11.2 or 11.4.2, this Lease shall expire (subject to the provisions of Section 33.8) as fully and completely on the date specified herein for termination, or fixed in the applicable notice of termination, as if that were the date originally fixed for the expiration of the Term, and the Tenant will vacate the Demised Premises and surrender them to the Landlord on the date of termination in the manner required by this Lease, provided that the Tenant shall not be required to perform any restoration or repair to the Demised Premises. Fixed Rent and additional rent shall be apportioned and paid by the Tenant up to and including the date of such termination, subject to any abatements of Fixed Rent, additional rent and other charges provided for herein. Any prepaid rent as of the date of such termination shall be refunded to the Tenant, and the Tenant shall be entitled to its portion of any applicable awards (but adjusted for the earlier expiration of the Term). No notice of termination of this Lease delivered pursuant to Sections 11.2 or 11.4.2 shall be subject to unilateral rescission.
     12. Assignment, Subletting. 12.1. Landlord’s Consent Required. Subject to the provisions of Sections 12.2 and 12.3, the Tenant will not assign, mortgage or encumber this Lease, nor sublet the Demised Premises or any part thereof without the prior consent of the Landlord in each instance. The consent by the Landlord to any assignment, mortgaging or subletting shall not relieve the Tenant from obtaining the consent of the Landlord to any other or further assignment, mortgaging or subletting not expressly permitted by this Section 12. Any Person accepting an assignment of this Lease shall be deemed to have assumed all of the obligations of the Tenant hereunder.
     12.2. Permitted Assignments and Sublettings. The Tenant may at any time and from time to time, upon prior notice or prompt notice after the fact to the Landlord, but without the Landlord’s consent, take any of the following actions:
     (a) The Tenant may assign this Lease to any Person (a “Successor”) into or with which the Tenant shall be merged, or consolidated, or to which substantially all of the Tenant’s assets may be conveyed, provided that the Successor shall have assumed substantially all of the Tenant’s obligations and liabilities, including those under this Lease, by operation of law or appropriate instruments of merger, consolidation or assumption, and provided further that, immediately after giving effect to such merger, consolidation or conveyance, the Successor would have a pro forma net worth (as certified by a senior financial officer of the Successor), as determined in accordance with generally accepted accounting principles, at least equal to the lesser of the net worth of the Tenant as reflected on its financial statements most recently audited prior to (x) the Commencement Date and (y) the date on which such assignment is to become effective.
     (b) The Tenant may assign this Lease, or sublet the Demised Premises or any part thereof, to any Affiliate of the Tenant, provided that, (i) at the time of the assignment or subletting, there was a business purpose to the assignment or subletting other than solely to circumvent the provisions of Section 12.3, and (ii) if the sublessee or assignee does not remain an Affiliate of the Tenant for at least the one-year period following the date of the assignment or subletting it may be conclusively presumed that no such business purpose existed.
     (c) The Tenant may sublet portions of the Demised Premises to any Person to which substantially all of the assets of one or more business divisions of the Tenant have been or are to be transferred, provided that such Person shall have assumed substantially all of the obligations and liabilities of such divisions by appropriate instruments (but such Person shall not be required to assume any obligations or liabilities of the Tenant under this Lease) and that such Person will use the portions of the Demised Premises for substantially the same purposes as the Tenant had used the portions of the Demised Premises. Notwithstanding the foregoing, no Person who sublets from the Tenant a portion of the Demised Premises in accordance with this Section 12.2(c) shall have the right, voluntarily, by merger, or otherwise by operation of law, to further sublet the subleased premises, or to assign its interest in the sublease.
     (d) The Tenant may sublet to CNA such portions of the Demised Premises as may be necessary to satisfy the Tenant’s obligations under Section 33.3.
     12.3. Other Sublettings and Assignments. 12.3.1. Sublettings of Conference Space. Subject to the provisions of Section 12.4 and the Landlord’s rights of approval described in this Section 12.3.1, the Tenant may sublet, all or either floor of the Conference Space to any Person on such terms as the Tenant and the proposed subtenant may negotiate. If the Tenant wishes to sublet either floor of the Conference Space, the Tenant will notify the Landlord of the intention to sublet and the identity of the proposed subtenant (which notice shall include copies of such non-confidential written information about the proposed subtenant as the Tenant may have in its possession). The proposed subtenant shall be subject to the consent of the Landlord, which consent will not be unreasonably withheld. The Landlord shall not be entitled to receive financial information with respect to any proposed subtenant of the Conference Space, it being understood that the proposed subtenant’s financial condition is not to be a factor that the Landlord may consider in determining whether to consent to any subletting of the Conference Space. Within 15 days following the Tenant’s request for the Landlord’s consent to any proposed subtenant of the Conference Space, the Landlord will advise the Tenant as to whether the Landlord consents to the proposed subtenant and, if such consent be withheld, the reasons therefor in reasonable detail. The failure of the Landlord timely to so advise the Tenant shall be deemed the Landlord’s consent to the proposed subtenant, provided that the Tenant’s request to the Landlord advised the Landlord of this consequence. If the Landlord approves the proposed subtenant or is deemed to have approved the proposed subtenant, the Landlord shall have the further right to approve the form of sublease, which approval shall not be unreasonably withheld. Within 15 days following the Tenant’s request for the Landlord’s consent to the form of such sublease (which request shall include an original or copy of the fully executed sublease), the Landlord will advise the Tenant as to whether the Landlord consents to the form and, if such consent be withheld, the reasons therefor in reasonable detail. The failure of the Landlord timely to so advise the Tenant shall be deemed the Landlord’s consent to the subletting, provided that the Tenant’s request to the Landlord advised the Landlord of this consequence. In no event, however, shall the Landlord’s right to approve the sublease permit the Landlord to disapprove such sublease based on the identity of the subtenant (if the subtenant was previously approved, or deemed approved, by the Landlord), the financial standing of the subtenant, or on the economic terms of the sublease. The provisions of this Section 12.3.1 are inapplicable to any subletting permitted by Section 12.2.
     12.3.2. Sublettings of Office Space. If the Tenant wishes to sublet any portion of the Office Space, the Tenant will notify the Landlord of the Tenant’s intention to sublet, including (i) a description of the portion of the Office Space that the Tenant intends to sublet (the “Proposed Sublease Space,” which, if consisting of a Floor or less is referred to as “Proposed Small Sublease Space” and, if consisting of more than a Floor, is referred to as “Proposed Large Sublease Space”), and (ii) the date on which the Proposed Sublease Space will become available, which date shall be no later than six months following the delivery of the notice. The Landlord may, within 30 days after delivery of the Tenant’s notice, elect by notice to the Tenant to recapture or not to recapture the Proposed Sublease Space in accordance with the provisions of Section 12.3.3. If the Landlord fails to timely make either election, the Landlord will be deemed to have made an election not to recapture the Proposed Sublease Space, with the same effect as if that election had been made. If the Landlord elects not to recapture the Proposed Sublease Space, the Landlord will, within five Business Days of its election, provide the Tenant (i) with a list of the prospective tenants (the “Active Tenant List”) with which the Landlord is actively negotiating for the leasing of space in the Building, (ii) in the case of a Proposed Sublease Space, with the Landlord’s good faith opinion (the “Landlord’s Rent Estimate”) of the rents (per square foot of rentable floor area) then being negotiated by landlords and tenants for office space in the submarket of the Nashville market of which the Building is a part, on a “net effective” basis, taking into account the value of all free rent periods, tenant improvement allowances, moving allowances and similar tenant concessions (such rents being referred to as “Market Average Effective Rents”, and (iii) with a statement (the “Landlord’s Comparable Space Statement”) to the effect that the Landlord has, or does not have, space of comparable floor area in the Building available for occupancy within not more than six months following the delivery of the Tenant’s notice referred to in the first sentence of this Section 12.3.2. If the Landlord fails to deliver to the Tenant either the Active Tenant List or the Landlord’s Rent Estimate, the Tenant shall deliver a second notice to the Landlord advising it that the failure to deliver the Active Tenant’s List or the Landlord’s Rent Estimate within two additional Business Days may result in the deemed approval of a Subtenant in accordance with this Section 12.3.2. The Tenant shall keep the Active Tenant List confidential, disclosing it to no Person other than the Tenant’s subleasing broker and attorneys and except as may be required by applicable law or in the course of a legal proceeding. For the purposes of this Section 12.3.2, “actively negotiating” means that within the previous period of six months either (x) a potential tenant has made a written offer to the Landlord for leasing space in the Building, or (y) the Landlord has provided the proposed tenant with a written proposal for leasing space in the Building. Thereafter, in the case of Proposed Small Sublease Space, at any time during the one-year period, commencing on the day the Tenant receives the

Active Tenant List, the Tenant may enter into a Sublease for the Proposed Sublease Space with any Person not on the Active Tenant List on such terms as the Tenant and the proposed subtenant may negotiate, but subject to the provisions of Section 12.4 and the further provisions of this Section 12.3.2. If the Tenant has not received the Active Tenant List within the required five-Business Day period, the Tenant may deliver a notice to the Landlord requesting the Active Tenant List. If, on the expiration of the two-Business Day period after the delivery of the Tenant’s notice, the Tenant has not received the Active Tenant List, at any time during the one-year period commencing on the expiration of such two-Business Day period, the Tenant may enter into a Sublease for the Proposed Sublease Space with any Person on such terms as the Tenant and the proposed subtenant may negotiate, but subject to the provisions of Section 12.4 and the further provisions of this Section 12.3.2. In the case of Proposed Large Sublease Space, at any time during the one-year period commencing on the day the Tenant receives the Active Tenant List and the Landlord’s Rent Estimate, the Tenant may enter into a Sublease for the Proposed Sublease Space with any Person not on the Active Tenant List on such terms as the Tenant and the proposed subtenant may negotiate, but subject to the provisions of Section 12.4 and the further provisions of this Section 12.3.2. However, if the Tenant has timely received the Landlord’s Rent Estimate, the Tenant may not enter into a Sublease for Proposed Large Sublease Space at a net effective rent less than the Landlord’s Rent Estimate (but subject to the Tenant’s right to contest the Landlord’s Rent Estimate as provided in Section 12.3.4). If the Tenant has not received the Active Tenant List or the Landlord’s Rent Estimate within the required five-Business Day period, the Tenant may deliver a notice to the Landlord requesting the Active Tenant List and the Landlord’s Rent Estimate. If, on the expiration of the two-Business Day period after the delivery of the Tenant’s notice, the Tenant has not received the Active Tenant List and the Landlord’s Rent Estimate, at any time during the one-year period commencing on the expiration of such two-Business Day period, the Tenant may enter into a Sublease for the Proposed Sublease Space with any Person on such terms as the Tenant and the proposed subtenant may negotiate, but subject to the provisions of Section 12.4 and the further provisions of this Section 12.3.2. Notwithstanding the provisions of the immediately preceding two sentences, if the Landlord’s Comparable Space Statement is to the effect that the Landlord has space of comparable floor area available for occupancy within the required period, and if such statement is accurate, the Tenant may not sublet the Proposed Sublease Space to any then occupant of the Building. During such one-year period, the Tenant shall not be entitled to give another notice to the effect described in the first sentence of this Section 12.3.2. The proposed subtenant shall be subject to the consent of the Landlord, which consent will not be unreasonably withheld. In the case of Proposed Small Sublease Space, the Landlord shall not be entitled to receive financial information with respect to any proposed subtenant, it being understood that the proposed subtenant’s financial condition is not to be a factor that the Landlord may consider in determining whether to consent to any subletting of a Proposed Small Sublease Space. In the case of Proposed Large Sublease Space, the Landlord shall be entitled to receive such financial information as the Landlord may reasonably request with respect to any proposed subtenant, it being understood that the proposed subtenant’s financial condition is a factor that the Landlord may consider in determining whether to consent to any subletting of a Proposed Large Sublease Space. Within 15 days following (i) in the case of a Proposed Small Sublease Space, the Tenant’s request for the Landlord’s consent to any proposed subtenant, and (ii) in the case of a Proposed Large Sublease Space, the Landlord’s receipt of such financial information regarding the proposed subtenant as the Landlord may reasonably request (accompanied in each case by copies of such non-confidential written information about the proposed subtenant as the Tenant may have in its possession), the Landlord will advise the Tenant as to whether the Landlord consents to the proposed subtenant and, if such consent be withheld, the reasons therefor in reasonable detail. The failure of the Landlord timely to so advise the Tenant in the case of a Proposed Small Sublease Space shall be deemed the Landlord’s consent to the proposed subtenant, provided that the Tenant’s request to the Landlord advised the Landlord of this consequence. The failure of the Landlord timely to so advise the Tenant in the case of a Proposed Large Sublease Space shall, subject to Section 36.15, be deemed the Landlord’s consent to the proposed subtenant. If the Landlord approves the proposed subtenant or is deemed to have approved the proposed subtenant, the Landlord shall have the further right to approve the form of sublease, which approval shall not be unreasonably withheld. Within 15 days following the Tenant’s request for the Landlord’s consent to the form of such sublease (which request shall include an original or copy of the fully executed sublease), the Landlord will advise the Tenant as to whether the Landlord consents to the form and, if such consent be withheld, the reasons therefor in reasonable detail. The failure of the Landlord timely to so advise the Tenant shall be deemed the Landlord’s consent to the subletting, provided that the Tenant’s request to the Landlord advised the Landlord of this consequence. In no event, however, shall the Landlord’s right to approve the sublease permit the Landlord to disapprove the sublease based on the identity of the subtenant (if the subtenant was previously approved, or deemed approved, by the Landlord), the financial standing of the subtenant (in the case of Proposed Small Sublease Space or if the subtenant was previously approved, or deemed approved, by the Landlord) or the economic terms of the sublease (in the case of Proposed Small Sublease Space). No sublease approved or deemed approved under the provisions of this Section 12.3.2 may permit the subtenant possession of the Proposed Sublease Space for a period commencing at any time during the one-year period following the Commencement Date (which one-year period shall be extended by one day for each day that the Tenant remains in possession of the premises demised under the Temporary Lease after June 30, 1996) and each Recapture Date applicable to Retained Space. The Tenant shall not be entitled to sublet Proposed Large Sublease Space on more than one occasion during the Term. The provisions of this Section 12.3.2 are inapplicable to any subletting permitted by Section 12.2.
     12.3.3. Recapture of Sublet Space. If the Landlord elects to recapture Proposed Sublease Space in accordance with the provisions of Section 12.3.2, (i) the Tenant will surrender the Proposed Sublease Space on the date specified in the Tenant’s notice referred to in the first sentence of Section 12.3.2, in the condition required pursuant to the provisions of this Lease, (ii) the Proposed Sublease shall be eliminated from the Office Space and from the Demised Premises, and the Floor Area shall be reduced by the number of rentable square feet of floor area contained in the Proposed Sublease Space, (iii) the Tenant’s Office Proportionate Share shall be recalculated by subtracting the rentable floor area of the Proposed Sublease Space from the then total rentable floor area of the Office Space immediately prior to the recapture, and by dividing the remainder by 433.307, (iv) the Fixed Rent shall be recalculated by subtracting the rentable floor area of the Proposed Sublease

Space from the then total rentable floor area of the Office Space immediately prior to the recapture, and by multiplying the remainder by the amount (expressed in Dollars per square foot of rentable floor area of the Office Space) payable by the Tenant as Fixed Rent as of the date of the recapture, (v) any other additional rent payable with respect to any period from and after the date of the recapture shall similarly be appropriately adjusted, (vi) any necessary proration of Fixed Rent, Operating Expense Office Additional Rent and Real Estate Tax Office Additional Rent will be made as if, with respect to the Proposed Sublease Space, the date of the recapture were the last day of the Term, and (vii) the Tenant will reimburse the Landlord, promptly upon request, for one-half of the Landlord’s reasonable costs of separately demising the Proposed Sublease Space, in a manner mutually acceptable to the Landlord and the Tenant.
     12.3.4. Appraisal Procedure. If the Tenant disagrees with the Landlord’s Rent Estimate, the determination of Market Average Effective Rents shall be made by appraisal as provided in this Section 12.3.4. Either the Landlord or the Tenant may give notice to the other designating, by name and address, a person to act as appraiser on the designating party’s behalf. Within ten days after receipt of such notice, the recipient will give notice to the other party designating, by name and address, a person to act as appraiser on its behalf. The appraisers so chosen shall notify each other and the Landlord and the Tenant of their respective valuations of Market Average Effective Rents within 15 days after the appointment of the second appraiser. If either the Landlord or the Tenant shall not have appointed an appraiser within ten days after the appointment of an appraiser by the other, Market Average Effective Rents shall be deemed to be the amount determined by the appraiser first appointed. If the Landlord and the Tenant each appoint appraisers and the amounts determined to be Market Average Effective Rents by such appraisers (expressed in the same manner) shall differ by less than five percent of the greater of such two appraisers’ appraisals, Market Average Effective Rents shall be deemed to be the average of such two appraisers’ appraisals. If the amounts determined to be Market Average Effective Rents by such two appraisers shall differ to a greater extent, such two appraisers shall, within ten days of the delivery of such appraisals, select an impartial third appraiser. If such two appraisers shall not have selected a third appraiser within such ten-day period, either the Landlord or the Tenant may request that the third appraiser be appointed by the Chief Judge of the United States District Court for the Middle District of Tennessee (or if such Chief Judge shall refuse or fail to act, by the American Arbitration Association). Within 15 days after the third appraiser’s selection or appointment, the third appraiser shall determine which of the appraisals previously made of Market Average Effective Rents shall be closest to the third appraiser’s own opinion of Market Average Effective Rents. Such appraisal previously made and, in the determination of the third appraiser, closest to the third appraiser’s own opinion of Market Average Effective Rents shall be conclusively deemed Market Average Effective Rents. If the third appraiser so appointed shall refuse or fail to serve in the manner required by this Section 12.3, either the Landlord or the Tenant may again request that a third appraiser be appointed by the Chief Judge of the United States District Court for the Middle District of Tennessee (or if such Chief Judge shall refuse or fail to act, by the American Arbitration Association). Each appraiser appointed hereunder shall be a person who shall have had at least ten years’ experience in the State of Tennessee in a calling connected with the leasing of commercial office space in buildings in the vicinity of and comparable to the

Building. The third appraiser shall be impartial and not otherwise be regularly employed by the Landlord or the Tenant. An appointment or selection of an appraiser shall be deemed made and an appraisal shall be deemed delivered or a determination made for the purposes of this Section 12.3.4 when, respectively, notice of such appointment, selection, appraisal or determination shall have been delivered to the Landlord and the Tenant in accordance with Section 18. The Landlord and the Tenant shall separately bear the respective expenses of engaging the appraisers appointed by them unilaterally; the expense of engaging the third appraiser shall be borne equally by the Landlord and the Tenant. Any determination of Market Average Effective Rents made pursuant to this Section 12.3.4 shall be final and binding on the Landlord and the Tenant for all purposes. The one-year period referred to in Section 12.3.2 shall be extended by such period as is necessary to complete the appraisal procedure described in this Section 12.3.4.
     12.3.5. Assignments. If the Tenant wishes to assign this Lease, other than as permitted in Section 12.2, the Tenant will notify the Landlord of its intention to assign and the date on which the Demised Premises will become available, which date shall be no later than fifteen months following the delivery of the notice. The Landlord may, within 30 days after the delivery of the Tenant’s notice, elect by notice to the Tenant to recapture the Demised Premises in accordance with the provisions of this Section 12.3.5. If the Landlord fails timely to make either election, the Landlord will be deemed to have made an election not to recapture the Demised Premises, with the same effect as if that election had been made. If the Landlord elects to recapture the Demised Premises, in accordance with the provisions of this Section 12.3.5, (i) the Tenant will surrender the Demised Premises on the date specified in the notice referred to in the first sentence of this Section 12.3.5, in the condition required by the provisions of this Lease, (ii) the Fixed Rent and all additional rent will be prorated as of the date of the recapture, and (iii) this Lease will terminate (subject to the provisions of Section 36.8) as of the date of the recapture. Prior to assigning this Lease, other than as permitted in Section 12.2, the Tenant will submit to the Landlord a request for the Landlord’s consent to such assignment, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee, (ii) the basic economic terms and conditions of the proposed assignment, (iii) the nature and character of the business of the proposed assignee and of its proposed use of the Demised Premises, and (iv) current financial information as to the proposed assignee. The Landlord will not unreasonably withhold its consent to any assignment of this Lease by the Tenant. Within 30 days following the Tenant’s request for the Landlord’s consent to any such assignment, the Landlord will advise the Tenant as to whether the Landlord consents to such assignment and, if such consent be withheld, the reasons therefor in reasonable detail. The failure of the Landlord timely to so advise the Tenant shall be deemed (subject to the provisions of Section 36.15) the Landlord’s consent to such assignment.
     12.4. Terms of all Sublettings, etc. Every subletting by the Tenant is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that such sublease is subject to all of the provisions of this Lease, and that if this Lease should be terminated prior to its expiration date or if the Landlord shall succeed to the Tenant’s estate in the Demised Premises, then, at the Landlord’s election (i) the subtenant shall attorn to and recognize the Landlord as the subtenant’s landlord under the sublease and the subtenant shall promptly execute and deliver any instrument the Landlord may reasonably request to evidence such attornment, or (ii) the Landlord may terminate the sublease in the exercise of the Landlord’s discretion. The Tenant shall remain fully liable for the performance of all of the Tenant’s obligations hereunder notwithstanding any assignment of this Lease or subletting of any portion of the Demised Premises and, without limiting the generality of the foregoing, shall remain fully responsible and liable to the Landlord for all acts and omissions in violation of any of the provisions of this Lease of any subtenant or anyone claiming by, through or under any such subtenant. Each sublease of all or a portion of the Demised Premises shall expressly prohibit the subtenant thereunder from further subletting any portion of the subleased premises without the consent of the Landlord and the Tenant. In the case of any sublease entered into by the Tenant pursuant to Section 12.3.1 or 12.3.2, the sublease shall not be effective until the Tenant and the proposed subtenant shall have executed and delivered to the Landlord the Landlord’s customary form of consent to subletting (provided that the form be reasonably satisfactory to the Tenant). In the case of any sublease or assignment entered into by the Tenant pursuant to Section 12.2, the Tenant will furnish the Landlord with a counterpart (which may be a conformed copy or photocopy) of the sublease or assignment within 30 days after the date of its full execution and delivery. In no event will the Tenant knowingly enter into a sublease or an assignment with any Person entitled to claim sovereign immunity. No assignment of this Lease shall be binding upon the Landlord unless (i) such assignment is approved by the Landlord pursuant to the terms hereof, if such approval is required, and (ii) the assignee shall execute and deliver to the Landlord an instrument, recordable in form, under which the assignee agrees unconditionally to be personally bound by and to perform all of the obligations of the Tenant hereunder. A failure or refusal of such assignee to execute or deliver such an instrument shall not release the assignee from its liability for the obligations of the Tenant assumed by the acceptance of the assignment of this Lease.
     12.5. Sharing of Profits. If for any proposed assignment or sublease (other than any assignment or sublease made in accordance with Section 12.2), the Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent required to be paid by this Lease, or, in the case of the sublease of a portion of the Demised Premises, in excess of such rent allocable to such portion, the Tenant will pay to the Landlord, as additional rent, one-half of the net excess of each such payment of rent or other consideration received by the Tenant within five days of its receipt or, in the event the sublessee or assignee makes payment directly to the Landlord, the Landlord will (if no Event of Default has occurred and is then continuing, in which event the Landlord may apply the Tenant’s share of the excess to the Tenant’s obligations under this Lease) refund one-half of the excess to the Tenant within five days of its receipt. In determining the net excess of each such payment of rent or other consideration received by the Tenant, the Tenant shall be entitled to deduct from the rents received from the assignee or sublessee (or be entitled to seek from the total amount of excess received by the Landlord) the actual and documented costs of the following to the extent paid by the Tenant in connection with the assignment or subletting: (i) brokers’ commissions, but not in excess of any amount that would be paid to an unaffiliated third party broker, (ii) reasonable attorneys’ fees, (iii) the costs of advertising the space for sublease, (iv) allowances for tenant improvements or moving expenses granted to the assignee or sublessee by the Tenant, and (v) the reasonable value of any free rent periods or similar concessions. The Landlord may from time to time request documentation from the Tenant supporting the deductions, and the Tenant will supply such supporting documentation to the Landlord within ten Business Days of the Landlord’s request.
     13. Pipes, Ducts and Conduits; Access to Demised Premises, etc. 13.1. Pipes, Ducts and Conduits. The Tenant will permit the Landlord to erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided that they are installed and concealed behind walls and ceilings of the Demised Premises, and are installed by such methods and at such locations as will not interfere with or impair the Tenant’s layout or use of the Demised Premises or detract from the appearance thereof.
     13.2. Access to Demised Premises. The Landlord may enter the Demised Premises at reasonable times during business hours, subject to the reasonable security and confidentiality requirements of the Tenant for any areas identified by the Tenant as areas being where sensitive information is stored, which areas shall not exceed 20,000 rentable square feet in the aggregate, and accompanied by a representative of the Tenant (if a representative is made available by the Tenant), for the purpose of (i) making such repairs, restorations or alterations as the Landlord shall be required or shall have the right to make in accordance with the provisions of this Lease, (ii) inspecting the Demised Premises or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the Building or to the holder of any mortgage on the Building or a prospective assignee of such holder, or (iii) during the 12-month period immediately preceding the expiration of the Term, or with respect to Floors then subject to Recapture, within the 12-month period immediately preceding any Recapture Date, exhibiting the Demised Premises to prospective tenants. Such inspections and exhibitions shall be conducted in such a manner as to cause no unreasonable or unnecessary disruption to the Tenant or the conduct of its business at the Demised Premises. Notwithstanding the foregoing, but subject to the security requirements of the Tenant for sensitive areas, the Landlord’s cleaning contractor shall have access to the Demised Premises to perform routine cleaning services.
     13.3. Emergency Access. If no authorized representative of the Tenant shall be personally present to permit an entry into the Demised Premises at any time when such an entry shall be urgently necessary by reason of fire or other emergency, the Landlord may forcibly enter the Demised Premises without rendering the Landlord liable therefor, if, to the extent possible and during and following such entry, the Landlord will accord due care to the Demised Premises and the Tenant’s property under the emergency circumstances. The Landlord will notify the Tenant of any such emergency entry as soon thereafter as practicable.
     13.4. Changes to Common Areas. The Landlord reserves the right to change the arrangement, design, number and location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets, roads, sidewalks, landscaping and other public areas of the Building and the Site (but not any part of the Demised Premises, as to which the Landlord will not make any such changes except as may be required in connection with the Landlord’s performance of its obligations hereunder or the exercise of the

Landlord’s rights specifically elsewhere set forth herein), provided that the Landlord will not exercise such right with respect to the entrances, passageways, lobby and other hallways, corridors and stairways providing access to the Demised Premises if access to the Demised Premises, or the use or enjoyment thereof, would be unreasonably interfered with or impaired. Subject to the provisions of Section 25.2, the Landlord also reserves the right to change the lobby and to relocate the security desk to a location reasonably acceptable to the Landlord and the Tenant or to convert the existing security desk into a concierge desk or other console for the benefit of tenants of the Building generally. The Landlord will make no changes in the Building that would result in an amendment to the Building’s certificate of occupancy preventing the Tenant from using the Demised Premises for the purposes for which they are now being or could hereafter be used if the certificate of occupancy were not so amended.
     13.5. Access to Other Premises. The Landlord will permit, and will use good faith efforts to cause each other tenant of the Building to permit, the Tenant to have access from time to time to all other areas of the Building to the extent reasonably necessary for the installation and maintenance of electrical wiring, computer and telephone cabling and similar temporary purposes, provided that in using such right of access, (i) the Tenant shall have first obtained the consent of the Landlord pursuant to Section 4.3 to such work as may be performed, and (ii) any such installations shall be confined to utility closets or shall be concealed behind walls and ceilings and shall otherwise be installed by such methods and at such locations as will not interfere with or impair the layout or use of the premises of any other tenant or detract from the appearance of such premises. If the Landlord consents to the work described in this Section 13.5, the Landlord reserves the right to perform such work, in which event the Tenant will pay the Landlord, as additional rent, Landlord’s reasonable out-of-pocket expenses in connection with such work, within 15 days after the Tenant’s receipt of an invoice therefor. If the Landlord consents to the work described in this Section 13.5, but does not elect to perform such work, the Tenant will perform such work in accordance with the requirements of this Lease, and the Tenant will indemnify each tenant (and its guests, employees and invitees) to whose premises the Tenant gains access as provided in this Section 13.5 to the extent of all losses, expenses, damages or fines incurred or suffered by reason of the entry by the Tenant (or its agents, employees and contractors) into the premises leased to such tenant, and the Tenant will acknowledge its indemnity of such other tenant in a writing reasonably satisfactory to the Tenant and such other tenant. The Tenant shall not be required to remove or restore any work performed outside of the Demised Premises unless at the time the Landlord provided its consent thereto, the Landlord conditioned its consent upon such removal and restoration at the end of the Term. In the event the Tenant is required to remove and restore any work performed outside of the Demised Premises pursuant to this Section 13.5, the Tenant, prior to the end of the Term, shall restore the area affected by such removal to the same condition as existed prior to the commencement of such work, provided that, if the Tenant is not granted access to such area, the Tenant’s only responsibility for such work shall be to pay to the Landlord, as additional rent, the Landlord’s reasonable out-of-pocket expenses in making such repairs and restoration, within 15 days after the Tenant receives an invoice therefor.

     13.6. No Dedication. The Landlord may erect any gate, chain or other obstruction to close off any portion of the Site to the public at any time to the extent necessary to prevent a dedication for public use. The Landlord will use reasonable efforts to minimize any resulting interference with access to the Site.
     14. Events of Default, Remedies, etc. 14.1. Events of Default. If any one or more of the following events shall occur (each being referred to as an “Event of Default”): if the Tenant shall fail to pay any installment of Fixed Rent or any amount of additional rent on the date the same becomes due and payable and such failure shall continue for more than ten days after the Tenant receives notice from the Landlord of such failure; or
     (b) if the Tenant shall fail to perform or comply with any term of this Lease (other than those referred to in subdivision (a) above) and such failure shall continue for more than 30 days after the Tenant receives notice from the Landlord of such failure, provided that, in the case of any such failure that is susceptible of cure but that cannot with diligence be cured within such 30-day period, if the Tenant shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with diligence, the period within which such failure may be cured shall be extended for such further period as shall be reasonably necessary for the curing thereof with diligence; or
     (c) if either of the Tenant or the Guarantor shall (i) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts when due, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any material part of its properties, (iv) be adjudicated insolvent or be liquidated, or (v) take corporate action for the purpose of any of the foregoing; or
     (d) if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Tenant, a custodian, receiver, trustee or other officer with similar powers with respect to the Tenant or with respect to any material part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Tenant, or if any petition for any such relief shall be filed against the Tenant and such petition shall not be dismissed within 60 days; or
     (e) if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to the Guarantor or with respect to any material part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Guarantor, or if any petition for any such relief shall be filed against the Guarantor and such petition shall not be dismissed within 60 days; or
     (f) if a default shall occur and be continuing beyond any applicable notice and cure period under the Guaranty; or
     (g) if the Tenant shall vacate the entire Demised Premises without an intention to return, whether or not the Tenant continues to pay Fixed Rent and additional rent in a timely manner; or
     (h) if an “Event of Default” has occurred and is continuing under and as defined in the Temporary Lease;
then and in any such event the Landlord may at any time thereafter, during the continuance of any such Event of Default, give a written termination notice to the Tenant specifying a date (not less than five days from the date such notice is given) on which this Lease shall terminate, and on such date, subject to the provisions of Section 33.8, the Term shall terminate by limitation and all rights of the Tenant under this Lease shall cease. The Tenant will pay, as Additional Rent, all reasonable costs and expenses incurred by or on behalf of the Landlord (including, without limitation, reasonable attorneys’ fees and expenses) occasioned by any default by the Tenant under this Lease.
     14.2. Repossession, etc. If an Event of Default shall have occurred and be continuing, the Landlord, whether or not the Term of this Lease shall have been terminated pursuant to Section 14.l, may enter upon and repossess the Demised Premises or any part thereof by force, summary proceedings, legal process or otherwise, and may remove the Tenant and all other persons and any and all property therefrom. The Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such re-entry or repossession of the Demised Premises or any part thereof by the Landlord shall be construed as an election by the Landlord to terminate this Lease unless notice of such termination be given to the Tenant pursuant to Section 14.1. Damages. 14.3.1. Monthly Installments. In the event of a termination of this lease, the Tenant will pay to the Landlord as damages, sums equal to the aggregate Fixed Rent and additional rent that would have been payable by the Tenant had this Lease not terminated, payable upon the due dates therefor specified herein until the last day of the Term (had this Lease not been terminated). Suit or suits for the recovery of any damages payable hereunder by the Tenant, or any installments thereof, may be brought by the Landlord from time to time at its election, and the Landlord need not postpone suit until the date when the Term would have expired but for such termination.
     14.3.2. Final Damages. In the event of a termination of the Lease, the Tenant will pay to the Landlord, whether or not the Landlord shall have collected any monthly installment described in Section 14.3.1, as and for liquidated and agreed final damages, a sum equal to the amount by which the Fixed Rent and additional rent for the period that otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Demised Premises for the same period, less the actual out-of-pocket costs of reletting, including broker’s commissions, reasonable attorneys fees, expenses of readying the Demised Premises for occupancy, and other tenant concessions, or, if the Demised Premises are not then relet, an amount reasonably determined to compensate the Landlord for such amounts both discounted to present value at the Treasury Rate, less the aggregate amount of any sums previously collected (net of any costs of collection) by the Landlord pursuant to Section 14.3.1 for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Demised Premises, or any part thereof, shall have been relet by the Landlord for the period that otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting. In any proceeding to determine the fair and reasonable rental value of the Demised Premises in accordance with this Section 14.3.2, and the estimated costs of reletting, the Tenant shall have the burden of proving such fair and reasonable rental value and the estimated costs of reletting.
     14.4. Notice of Default to Original Tenant. In the event of any assignment of this Lease, the Landlord, when giving notice to the assignee in respect of any default hereunder, will also serve a copy of such notice upon the Original Tenant, at its last address for notices in accordance with Section 18, and no notice of default shall be effective until a copy thereof is so sent to the Original Tenant at such address. The Original Tenant may cure the assignee’s default and, with respect thereto, the Original Tenant shall have the same period of time within which to cure such default, as is provided in this Lease to the Tenant therefor after notice. If the Original Tenant shall so cure such default, the Original Tenant shall be entitled to obtain possession of the Demised Premises subject to all terms, covenants and conditions of this Lease and subject to any right of possession of the Demised Premises that the then Tenant or any Person claiming by through or under the then Tenant may have.
     14.5. Reletting. In case of any termination of this Lease pursuant to Section 14.1 or any repossession of the Demised Premises pursuant to Section 14.2, the Landlord will use reasonable efforts to relet the Demised Premises on commercially reasonable terms, provided that the Landlord shall not be required to relet any portion of the Demised Premises before reletting any other then comparable vacant space in the Building. If the Landlord relets all or any part of the Demised Premises for all or any part of the period commencing on the day following the date of such termination or repossession and ending on the last day of the Term (had this Lease not been terminated), the Landlord will credit the Tenant with the net rents (including any other sums) received by the Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by the Landlord from such reletting the expenses incurred or paid by the Landlord in terminating this Lease and re-entering the Demised Premises and securing possession thereof, as well as the reasonable expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period, provided that (i) in no event shall the Tenant be entitled to receive any excess of such net rents over the sums payable by the Tenant to the Landlord hereunder, (ii) in no event shall the Tenant be entitled, in any suit for the collection of damages pursuant to this Section 14.5, to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by the Landlord, and (iii) if the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on the basis of rentable area shall be made of the rent received from such reletting and of the expenses of reletting. The inability (but not the unreasonable refusal) of the Landlord to relet the Demised Premises or any part thereof shall not release or affect the Tenant’s liability for damages for any breach of the provisions of this Lease. In the case of any dispute between the Landlord and the Tenant over whether the Landlord could have relet the Demised Premises, the burden of proving that the Landlord could have relet the Demised Premises shall be on the Tenant (but the burden of proving that the Landlord did in fact attempt to relet the Demised Premises shall be on the Landlord).
     14.6. Other Remedies. In the event of a breach or threatened breach by the Tenant of any of the provisions of this Lease, the Landlord shall have the right of injunction and the right to invoke any remedy permitted at law or in equity in addition to any other remedies specifically mentioned in this Lease, provided that the Landlord shall not be entitled to any remedy in the nature of consequential, punitive or exemplary damages. The remedies specified herein are cumulative, and the exercise of one remedy shall not preclude the exercise of any other remedy available to the Landlord herein.
     14.7. Tenant’s Waiver of Statutory Rights. The Tenant hereby expressly waives any and all rights, so far as is permitted by law, that the Tenant might otherwise have to (a) redeem the Demised Premises or any interest therein, (b) obtain possession of the Demised Premises, or (c) reinstate this Lease, after any repossession of the Demised Premises by the Landlord or after any termination of this Lease, whether such repossession or termination shall be by operation of law or pursuant to the provisions of Sections 14.1 or 14.2.
     14.8. Landlord’s Right to Perform Tenant’s Covenants. If the Tenant shall default in the observance or performance of any term or covenant on the Tenant’s part to be observed or performed under the terms of this Lease, the Landlord may, without being under any obligation to do so, and without waiving such default, remedy such default for the account of the Tenant, immediately and without notice in case of emergency, and in any other case if the Tenant shall fail to remedy such default with all reasonable dispatch after the Landlord shall have notified the Tenant in writing of such default and the applicable grace period for curing such default shall have expired. If the Landlord makes any reasonable expenditures or incurs any reasonable obligations for the payment of money in connection with the remedy of any such default, such sums paid or obligations incurred shall be deemed to be additional rent hereunder and shall be reimbursed by the Tenant to the Landlord within ten days after submission of a statement to the Tenant therefor, together with interest at the Stipulated Rate from the date of payment by the Landlord to the date of reimbursement.

     15. Defaults by Landlord. 15.1. Tenant’s Right to Perform Landlord’s Covenants. If the Landlord shall fail to observe or perform (such failure being referred to as a “Landlord Failure”) any term or covenant on the Landlord’s part to be observed or performed under the terms of this Lease, the Tenant may, without being under any obligation to do so, and without waiving such Landlord Failure, remedy such Landlord Failure for the account of the Landlord, immediately and without notice in case of emergency (but the Tenant will use reasonable efforts to telephone the Landlord), and in any other case if the Landlord shall fail to promptly commence to remedy such Landlord Failure with all reasonable dispatch after the Tenant shall have notified the Landlord in writing of such Landlord Failure or the Landlord fails to diligently prosecute the cure of such Landlord Failure (taking into account the nature and severity of the Landlord Failure and its consequences to the Tenant), provided that the Tenant shall not be required to provide the Landlord with notice of any Landlord Failure at any time when the Landlord is the subject of any state or federal bankruptcy proceeding. If the Landlord Failure does not, in the Tenant’s reasonable judgment, have a material adverse effect on the Tenant’s business operations, except in the case of an emergency or if the Landlord is then the subject of any proceeding under state or federal bankruptcy, insolvency or similar laws, the Tenant will not remedy such Landlord Failure without first providing the Landlord with notice of such Landlord Failure and a thirty-day period within which to cure such Landlord Failure, or such longer period as may be reasonably required to remedy such Landlord Failure, provided the Landlord is diligently prosecuting to completion the cure of such Landlord Failure. If the Tenant makes any reasonable expenditures or incurs any reasonable obligations for the payment of money in connection with the remedy of any such Landlord Failure, such sums paid or obligations incurred shall be reimbursed by the Landlord to the Tenant within ten days after submission of a statement to the Landlord therefor, together with interest at the Stipulated Rate from the date of payment by the Tenant to the date of reimbursement.
     15.2. Tenant’s Right of Offset. If the Landlord fails to pay any amounts owed to the Tenant under this Lease (including amounts in the nature of interest) within ten days after Tenant’s submission of a statement to the Landlord therefor, the Tenant may, without further notice to the Landlord, bring a proceeding seeking a judgment from any court of competent jurisdiction for such amounts. If (i) the commencement or continuation of such proceeding shall be stayed by operation of law or by order of any court exercising jurisdiction, in each case, under state or federal bankruptcy, insolvency or similar laws, or (ii) the Tenant obtains a judgment from any court of competent jurisdiction for such amounts (whether or not subject to appeal), the Tenant may, without further notice to the Landlord, offset any such amounts (and, in the case of judgment, any interest thereon) against any and all Fixed Rent and additional rent then or thereafter payable by the Tenant to the Landlord. If subsequent to the Tenant’s offset of any amount against the Fixed Rent or additional rent, a court of competent jurisdiction determines that the Tenant was not entitled to all or any part of the amount so offset, the Tenant shall repay to the Landlord any amount determined to be improperly offset within 15 days after such court order, together with interest thereon at the Stipulated Rate from the date of the offset to the date of repayment.
     15.3. Other Remedies. In the event of a breach or threatened breach by the Landlord of any of the provisions of this Lease, the Tenant shall have the right of injunction and the right to invoke any remedy permitted at law or in equity in addition to any other remedies specifically mentioned in this Lease, provided that the Tenant shall not be entitled to any remedy in the nature of consequential, punitive or exemplary damages. The remedies specified herein are cumulative, and the exercise of one remedy shall not preclude the exercise of any other remedy available to the Tenant herein.
     15.4. Limitation on Liability. For the satisfaction of any right of the Tenant for the collection of any judgment or other award requiring the payment of money by the Landlord to the Tenant, subject to the provisions of Section 15.2, the Tenant shall look solely to (i) the Landlord’s estate and interest in the Site (unless the Site shall have been subdivided in accordance with Legal Requirements, in which case only the portion of the Site including the Building), (ii) the proceeds of any voluntary transfer of all or a portion of the Site (unless the Site shall have been subdivided in accordance with Legal Requirements, in which case only the portion of the Site including the Building), and (iii) any insurance proceeds received by the Landlord on account of any damage to the Building or other improvements on the Site (unless the Site shall have been subdivided in accordance with Legal Requirements, in which case only the portion of the Site including the Building) or any condemnation award received by the Landlord on account of any taking of the Building or other portions of the Site (unless the Site shall have been subdivided in accordance with Legal Requirements, in which case only the portion of the Site including the Building), in each case referred to in this clause (iii), to the extent not applied by the Landlord in accordance with the provisions of this Lease. The Landlord’s liability for any obligation under this Lease shall in no event exceed the value of the assets described in the immediately preceding sentence. After the sale, conveyance, assignment or transfer by the then Landlord of its interest in the Building, the transferor of the Landlord’s interest shall have no further liability or obligations under this Lease arising after the date of such sale, conveyance, assignment or transfer. Subject to the provisions of the immediately following sentence, any transferee of the Landlord’s interest in the Building shall be deemed to have assumed all obligations under this Lease. A mortgagee, unless the mortgagee is an Affiliate of the Landlord and not an Institutional Investor, acquiring the Landlord’s interest in the Site by virtue of a foreclosure of a mortgage encumbering the Site or by virtue of a deed in lieu of foreclosure of such mortgage, or any other Person (other than an Affiliate of the Landlord who is not an Institutional Investor) acquiring the Landlord’s interest in the Site at or through such foreclosure proceedings or deed-in-lieu of foreclosure, shall be deemed to have assumed only such obligations under this Lease as arise on or after the date of the acquisition of the Site, and shall have no liability for any obligation or liability of any prior landlord, including the Landlord. In the event of such acquisition, notwithstanding the provisions of the first sentence of this Section 15.4, the Landlord shall be personally liable for any amounts (not exceeding $1,500,000) owed by the Landlord to the Tenant as of the date of the acquisition of the Site.
     16. End of Term. 16.1. Surrender. Upon the expiration of the Term or earlier termination of this Lease, the Tenant will quit and surrender to the Landlord the Demised Premises, broom clean, in good order and in the condition required pursuant to the provisions of this Lease, ordinary wear and tear and damage by fire, the elements or other casualty excepted.

     16.2. Holdover. If the Tenant remains in possession of the Demised Premises after the termination of this Lease (whether at the end of the Term or otherwise) without the execution of a new lease, the Tenant, without derogation of any other rights of the Landlord hereunder, shall be deemed to be occupying the Demised Premises as a tenant from month to month, at a monthly rental equal to (i) with respect to the 15-day period immediately following the expiration of the Term, 125% of the greater of (x) the Fixed Rent and additional rent payable during the last month of the Term subject to all of the other terms of this Lease and (y) the then fair value of the use and occupancy of the Demised Premises, and (ii) with respect to any period after the 15-day period immediately following the expiration of the Term, 150% of the greater of (x) the Fixed Rent and additional rent payable during the last month of the Term subject to all of the other terms of this Lease and (y) the then fair value of the use and occupancy of the Demised Premises.
     17. Quiet Enjoyment. The Landlord covenants with the Tenant that, upon the Tenant paying the Fixed Rent and additional rent and observing and performing all the other terms, covenants and conditions on the Tenant’s part to be observed and performed under this Lease, the Tenant may peaceably and quietly enjoy the Demised Premises (subject, however, to the terms and conditions of this Lease) free of interference by anyone claiming by, through or under the Landlord.
     18. Notices. Any notice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall (unless otherwise expressly set forth herein) be in writing and shall be deemed to have been properly given rendered or made, if delivered by hand or received by certified mail, postage prepaid, return receipt requested, or delivered by nationally recognized overnight courier service, delivery service prepaid, or delivered by telecopier, in any case addressed as follows:

If to the Landlord:

Willis Corroon Corporation of Tennessee
26 Century Boulevard
Nashville, Tennessee 37214
Attention: General Counsel

Telecopier No. (615) 872-3092

If to the Tenant:

Willis Corroon Corporation
26 Century Boulevard
Nashville, Tennessee 37214
Attention: General Counsel

Telecopier No. (615) 872-3092

with a copy to:

Willis Corroon Group plc
10 Trinity Square
London EC3 P 3AX
England
Attention: Company Secretary

and with a copy to:

Loeb and Loeb
345 Park Avenue
New York, New York 10154-0037
Attention: Irv Hepner, Esq.

Telecopier No. (212) 407-4990
The Landlord or the Tenant may from time to time, by notice, designate a different or additional address within the United States or England or attention designation for communications intended for it. Any notice or other communication given by certified mail shall be deemed given as of the date of delivery as indicated on the return receipt, or when the delivery is first refused. Any notice or other communication delivered by a nationally recognized overnight courier service shall be deemed delivered on the Business Day following the day upon which such notice or other communication was delivered to the courier. Any notice or other communication delivered by telecopier shall be deemed delivered when the transmission is actually received, if received during normal business hours, otherwise such notice or other communication, if received, shall be deemed delivered on the following Business Day. Any notice or other communication may be given on behalf of the Landlord or the Tenant by their respective attorneys, provided that such attorneys represent their capacity as such in the notice or other communication.
     19. Services. 19.1. Elevators. The Landlord will provide passenger and freight elevator service at all times, including weekends and holidays, to all floors necessary for the Tenant’s access to and use of the Demised Premises.
     19.2. Access; Security. The Building will be open to the Tenant, its employees and invitees, every day, including weekends and holidays, at all times, provided that the Landlord may institute and maintain reasonable security precautions (such as a “card-key” system) to prevent unauthorized persons from gaining access to the Building during non-business hours. During non-business hours, the Landlord will provide access to the Building to authorized persons through the front doors, as well as such other points of entry as the Landlord may reasonably designate. The Landlord will provide security systems and services to the Site in a manner consistent with the standards of other first-class office buildings in the Nashville area. Subject to the preceding sentence, the Landlord may make reasonable changes to the security systems and services upon reasonable prior notice to the Tenant. Nothing in this Section 19.2 shall be deemed to impose any liability on the Landlord for any theft, robbery, break-in or other criminal or tortious act committed at or around the

Building or Site merely by reason of the Landlord agreeing to provide security services, or by the selection of the security system, its personnel or any breach of the security system, but this sentence shall not exculpate the Landlord from any liability arising by reason of the negligence or willful misconduct of the Landlord, its agents and employees. The Tenant, at its expense, may implement whatever visitor pass or other security programs it reasonably desires to limit access to the Demised Premises to authorized personnel, provided that the Demised Premises shall at all times be accessible to the Landlord, its agents and employees. The Tenant may post one or more guards, at the Tenant’s cost, in the lobby of the Building or at the existing security desk in the lobby, in a manner and from a company reasonably acceptable to the Landlord, for the purpose of implementing any visitor identification or other procedures adopted by the Tenant for security or related purposes. The Landlord may lock all fire stairway doors (from the stairwell entry side) serving the Demised Premises and other parts of the Building unless the Tenant, at the Tenant’s expense, provides an alternative security system acceptable to the Landlord for locking the stairwell doors servicing the Demised Premises.
     19.3. Cleaning; Exterminating. 19.3.1. Cleaning of the Demised Premises. The Landlord shall cause all portions of the Demised Premises to be cleaned and will cause all rubbish to be removed from the Demised Premises, in each case at the times and in accordance with the standards described in Schedule 2, as such standards described on Schedule 2 may be reasonably changed by the Landlord, from time to time, upon reasonable prior notice to the Tenant, provided that such cleaning standards shall at all times be consistent with cleaning services offered to tenants in other first-class office buildings in the Nashville area. The cost of cleaning included in Operating Expenses for the Base Year includes the cost of cleaning the Demised Premises as if the entire Demised Premises were used for office purposes. Accordingly, the Tenant will pay, as additional rent, within 15 days after receiving an invoice therefor, the Landlord’s actual incremental cost of cleaning areas of the Demised Premises used other than for office purposes in excess of the cost of cleaning such areas determined as if they were used for office purposes. Alternatively, at the Landlord’s option, the Landlord may, without duplication, include such incremental cleaning costs with the Tenant’s payments of estimated Operating Expenses as set forth in Sections 2.2.2 and 2.4.2.
     19.3.2. Window Washing. The Landlord will cause the exterior of windows of the Building to be washed not less frequently than twice in each calendar year.
     19.3.3. Sidewalks, etc. The Landlord will maintain and repair all sidewalks, curbs, entrances, passageways and vaults upon, adjoining or appurtenant to the Site in clean and orderly condition, reasonably free of dirt, rubbish, snow, ice and other accumulations and unlawful obstructions.
     19.3.4. Exterminating. The Landlord will cause all portions of the Demised Premises and the Building used for the storage, preparation, service or consumption of food or beverages to be exterminated against infestation by rodents, roaches and other pests regularly and, in addition, whenever there shall be evidence of any infestation.

     19.4. Heating, Ventilation and Air Conditioning. The Landlord will furnish to the Demised Premises, on a year-round basis, heating, ventilation and air conditioning during the hours of 7 a.m. to 6 p.m. on Business Days and from 8 a.m. to 2 p.m. on Saturdays. The heating, ventilation and air conditioning system shall be maintained and operated to provide interior conditions of 72-76 degrees Fahrenheit (dry bulb) and 50% relative humidity when outside conditions are 94 degrees Fahrenheit (dry bulb) and 74 degrees Fahrenheit (wet bulb), and winter conditions of 72-76 degrees Fahrenheit interior with outside conditions of 9 degrees Fahrenheit. The ventilation system will provide fresh air in a quantity not less than 0.25 cubic feet per minute per square foot of usable floor area. The Landlord will maintain the heating, ventilation and air conditioning system in a manner befitting a first-class office building and will use all reasonable care to keep the system in safe and efficient operating condition. The Landlord will provide the Tenant with heating, ventilation and air conditioning at times other than during the hours specified in the first sentence of this Section 19.4, at the Landlord’s then established charges therefor, provided the Tenant shall give written notice prior to 3:00 p.m. in the case of such service on Business Days and prior to 3:00 p.m. on Fridays in the case of such service on weekends. The Landlord’s charges for such after-hours services shall not exceed the Landlord’s actual cost of labor, utilities and supplies used in providing such services, provided that if the Tenant and any one or more other tenants or occupants of the Building shall use such after-hours services at the same time or times, the Landlord’s charges shall be appropriately prorated among the Tenant and any such other tenants or occupants. At the Tenant’s request, the Landlord will provide an itemized statement to the Tenant showing the calculation of such charges.
     19.5. Electricity. 19.5.1. Landlord to Furnish Base Electricity Amount. Subject to the other provisions of this Section 19.5, the Landlord will furnish electrical energy to the Office Space of at least 6 watts of connected load for convenience and lighting per rentable square foot of the Office Space on a “rent inclusion” basis through feeders, risers, wiring and other electrical facilities presently installed in the Building, provided that the electrical energy being furnished on a “rent inclusion” basis shall not exceed the Base Electricity Amount. There shall be no separate charge to the Tenant for the Base Electricity Amount for the Office Space. The Landlord will also furnish electrical energy to the Conference Space of at least 6 watts of connected load for convenience and lighting per rentable square foot of the Conference Space through feeders, risers, wiring and other electrical facilities presently installed in the Building, and the cost of such electrical energy will, unless Landlord no longer furnishes electrical energy to the Tenant, be included to the extent of the Base Electricity Amount in the payment of Conference Space Additional Rent.
     19.5.2. Excess Electrical Charges. After the Commencement Date, the Landlord, at the Landlord’s election and expense, may have a survey made by an electrical engineer selected by the Landlord, for the purpose of determining the Tenant’s electric connected load and use of electricity in the Office Space or in the Conference Space. If any such survey shall reflect an average usage in the Office Space or in the Conference Space in excess of the Base Electricity Amount, then the Tenant shall pay to the Landlord for each calendar month thereafter, until further adjusted, the Excess Electrical Charges for the Office Space or the Conference Space, as applicable. A reputable, independent electrical engineer, selected by the Landlord shall determine the changes in electrical usage for the purpose of computing

Excess Kilowatt Hours under this Section 19.5.2. The determination of such electrical engineer shall be binding and conclusive on the Landlord and the Tenant unless, within 15 days after notice thereof is given to the Tenant, the Tenant disputes such determination. If the Tenant disputes such determination, the Tenant will, at the Tenant’s expense, obtain an electrical survey by an independent electrical engineer selected by the Tenant. The Tenant’s engineer and the Landlord’s engineer shall then seek to agree on a finding of such determination and adjustment. If they cannot agree, they shall choose an impartial third electrical engineer, whose cost shall be shared jointly by the Landlord and the Tenant, to make a similar survey, and the determination of such third electrical engineer shall be binding and conclusive on the Landlord and the Tenant. Pending such determination by the third electrical engineer, the Tenant shall pay to the Landlord the Excess Electrical Charges based on the number of the Excess Kilowatt Hours for the Office Space or the Conference Space, determined by the Landlord’s electrical engineer, provided that, if the number of Excess Kilowatt Hours determined by the third electrical engineer is different from that determined by the Landlord’s electrical engineer, then the Landlord and the Tenant shall make prompt adjustment for any deficiency owed by the Tenant or any excess paid by the Tenant. If the Tenant is paying Excess Electrical Charges for either the Office Space or the Conference Space, the Tenant, at the Tenant’s election and expense, may similarly have a survey made by an electrical engineer, selected by the Tenant for the purpose of determining the Tenant’s electrical connected load and usage of electricity in the Office Space or the Conference Space, as applicable. If any such survey made at the request of the Tenant (or if any subsequent survey made at the request of the Landlord) shall reflect an elimination or a reduction in Excess Kilowatt Hours for the Office Space or the Conference Space, as applicable, the Excess Electrical Charges for the Office Space or the Conference Space, as applicable shall be reduced on a basis consistent with that provided in this Section 19.5.2. The Landlord shall have the same rights to dispute an electrical survey initiated by the Tenant, and any dispute will be resolved in the same manner as disputes of the results of electrical surveys initiated by the Landlord.
     19.5.3. Additional Risers. If at any time or times after the Commencement Date, the Tenant shall decide to connect any additional fixtures, appliances or equipment to the Building’s electric distribution system such as to increase its need for connected load of electricity in the Demised Premises to greater than 6 watts per rentable square foot of Floor Area, the Tenant shall first notify the Landlord. If any additional risers or other electrical conductors or equipment are required to provide such increase in electrical capacity to the Demised Premises and if (taking into consideration Landlord’s requirements for future tenants), the Landlord determines that there is sufficient room for additional risers and equipment and that the installation is reasonably feasible without unreasonably interfering with other tenants of the Building, the Landlord will give the Tenant written notice thereof and of the cost thereof. If the Tenant shall elect in writing that such additional risers or other electrical conductors or equipment shall be provided by the Landlord, the Tenant will pay the Landlord’s reasonable out-of-pocket cost thereof within 15 days after the later of (a) the Tenant’s receipt of the Landlord’s statement therefor, and (b) the completion of the installation of such additional risers or electrical conductors or equipment, provided that if Landlord is required to pay the contractor performing such work in installments, and if the aggregate cost of such work exceeds $50,000, the Tenant will make periodic payments (but not more frequently than monthly) without regard to the completion of the work within 15 days after the Tenant’s receipt of the Landlord’s statement for a progress payment.
     19.5.4. Submeter. At any time following the Commencement Date, the Landlord may, at its expense, install submeters to monitor the usage of electrical energy in the Office Space or in the Conference Space. Effective as of the date the Tenant receives electricity for the Office Space on such a submetered basis, the Tenant will pay to the Landlord, upon presentation of statements therefor, Excess Electrical Charges based on the number of Excess Kilowatt Hours shown on such submeters. In the event the Conference Space is submetered, for the purposes of determining Conference Space Additional Rent, there shall be excluded from Operating Expenses for all periods thereafter, the cost of electricity furnished directly to tenants (including the Tenant). Effective as of the date the Tenant receives electricity for the Conference Space on such a submetered basis, the Tenant shall pay for electrical usage for the total number of kilowatt hours shown on such submeter for the Conference Space multiplied by Landlord’s Electrical Base Cost. All meters and other additional conductors and equipment and all other changes in the Building electrical system required to so submeter the Office Space shall be furnished, installed, performed and maintained by the Landlord, at its expense. If permitted by Legal Requirements the Landlord will use its good faith efforts to minimize the number of meters installed. Statements for the electricity furnished on such metered or other measured basis shall be rendered by the Landlord at such times as the Landlord may elect (but not more frequently than monthly), and the amounts payable pursuant to this Section 19.5.4 shall be deemed to be, and shall be paid as, additional rent within 15 days after the Tenant’s receipt of such statements.
     19.5.5. Rate Changes. If the rates at which the Landlord purchases electricity from the utility serving the Building shall be changed (including by reason of a fuel cost adjustment), or any charge or tax (or any increase or decrease in the same) shall be imposed upon the Landlord in connection with its purchase of electricity, the Landlord’s Electrical Base Cost shall be redetermined as of the effective date of the rate change by applying the current utility rate schedule as changed or otherwise affected by the rate change, and the Excess Electrical Charges shall be adjusted accordingly retroactively to such effective date.
     19.5.6. Annual Statements. With respect to any calendar year during which the Tenant shall have been furnished electricity on a submetered basis pursuant to Section 19.5.4, the Landlord will deliver to the Tenant, within 120 days after the end of each such calendar year, or as soon thereafter as reasonably practicable a statement setting forth the aggregate amount of the invoices for electrical charges for the entire Building for such year and dividing such amount by the aggregate number of kilowatt hours of electrical consumption for the Building shown on such invoices, which result (which is the Landlord’s Electrical Base Cost) shall then be multiplied by the number of Excess Kilowatt Hours of the Tenant’s electrical consumption, as shown on the submeters installed pursuant to Section 19.5.4 to show the proper Excess Electrical Charges for such calendar year. If such statement discloses that the Tenant paid an amount in excess of its proper Excess Electrical Charges payable under Section 19.5.4, the Landlord will, if no Event of Default shall have occurred and be continuing, immediately refund to the Tenant the amount of the Tenant’s overpayment or credit the overpayment against the installments of Fixed Rent and additional rent next coming due, together with interest at the Stipulated Rate on the amount of any such overpayment, from the date when the Tenant shall have made such overpayment to the date of such refund, provided that interest on such excess need not be paid if (a) such excess is reimbursed within 90 days of the Landlord’s discovery that such reimbursement is owing and (b) the amount of the Excess Electrical Charges paid by the Tenant for a calendar year, does not exceed the amount of the actual Excess Electrical Charges for the prior calendar year as increased by the change in the CPI for the prior calendar year plus 2%. If such statement discloses that the Tenant paid an amount less than its proper Excess Electrical Charges payable under Section 19.5.4, the Tenant will pay the landlord the amount of the Tenant’s underpayment within 15 days of receiving the Landlord’s calculation thereof together with interest at the Stipulated Rate on the amount of the shortfall from the dates incurred to the date of payment, provided, that interest on such shortfall need not be paid if (a) such shortfall is reimbursed within 90 days of the delivery of the Landlord’s Statement and (b) the amount of the actual Excess Electrical Charges for such calendar year does not exceed the amount of the Excess Electrical Charges paid by the Tenant for such prior calendar year, as increased by the change in the CPI for the prior calendar year plus 2%.
     19.5.7. Discontinuance of Service by Landlord. If the electrical utility serving the Building requires the Landlord to discontinue furnishing electricity to the Tenant, or if the Landlord shall elect to discontinue furnishing electricity to all of the tenants in the Building, the Landlord may discontinue furnishing electricity to the Tenant in the Demised Premises on not less than 90 days’ notice to the Tenant, or upon such shorter notice as may be required by the electrical utility. If the Landlord is compelled or so elects to discontinue furnishing electricity to the Tenant, from and after the effective date of such discontinuance, the Landlord will not be obligated to furnish electricity to the Tenant, the Tenant shall no longer pay any Excess Electrical Charges, the Fixed Rent shall be reduced by the value of the Base Electricity Amount included in the Base Year for the Demised Premises (but not the Site generally), and there shall be excluded from Operating Expenses for the Base Year and each calendar year, the cost of electricity directly furnished to tenants (including Tenant), but not the Site generally, as usually determined by the Landlord, but subject to the Tenant’s right to dispute such amount, in a manner consistent with the dispute provisions set forth in Section 19.5.2. If the Landlord so discontinues furnishing electricity to the Tenant, the Tenant will arrange to obtain electricity directly from the electrical utility serving the Building. Such electricity may be furnished to the Tenant by means of the then existing Building system feeders, risers, wiring, and conductors and other electrical equipment, to the extent that they are suitable and safe for such purposes as reasonably determined by the Landlord. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment that may be required to obtain electricity of substantially the same quantity and other characteristics, directly from such utility, shall be installed by the Landlord at its expense prior to the date on which the Landlord so discontinues furnishing electricity to the Tenant.
     19.5.8. Tenant’s Election to Purchase Directly. The Tenant may at any time elect to obtain electricity for the Demised Premises, directly from the electrical utility serving the Building, provided that such direct service is then available to the Tenant from the electrical utility, and that basement, wall or closet space and shaft space are available for the switches, meters, panel boards, cables and other electrical conductors and equipment required to provide such service independently of, and with no material adverse affect upon the capacity or efficiency of the Building electrical system or the Landlord’s electricity service to other tenants, all as reasonably determined by the Landlord. If direct electricity service is feasible, the Landlord will, at the Tenant’s request and expense, furnish and install all feeders, risers, meters, panel boards and other electrical conductors and equipment required to provide such direct electricity service to the Demised Premises, independently of and without any material adverse effect upon the capacity, or upon the service provided by, the Building electrical system serving other tenant space and the Building service equipment and lighting, including Building heating, ventilation and air conditioning equipment and lighting located on the various floors of the Demised Premises. Any existing Building system electrical conductors and equipment may be used only to the extent that they are suitable and safe for such use and can be incorporated in such an independent system without any such material adverse effects, as reasonably determined by the Landlord. The Tenant will reimburse the Landlord for all of the out-of-pocket expenses reasonably and actually incurred by the Landlord in furnishing and installing the electrical conductors and equipment and making alterations and performing any other work required to provide such direct electricity service to the Demised Premises (collectively, the “Direct Electrical Work”). Such payment shall be made, as additional rent, in monthly installments during the progress of the Direct Electrical Work, upon receipt of the Landlord’s Statements therefor accompanied by the Landlord’s or its contractor’s certification of payment by the Landlord of the Landlord’s actual and reasonable costs and expenses of performance of the Direct Electrical Work to date. The Direct Electrical Work shall not be undertaken until plans and specifications therefor (i) have been prepared by an electrical engineer approved by the Landlord who shall be retained and paid by the Tenant, and (ii) have been approved by the Landlord and also until the Landlord shall have submitted, and the Tenant shall have approved, an estimate of the costs of the Direct Electrical Work. When the Direct Electrical Work is completed, or sufficiently completed to permit the receipt of direct electricity service in the Demised Premises from the electrical utility, the Landlord will discontinue providing electricity to the Demised Premises, the Tenant shall no longer pay any Excess Electrical Charges, the Fixed Rent shall be reduced by the value of the Base Electricity Amount included in the Base Year for the Demised Premises (but not the Site generally), and there shall be excluded from Operating Expenses for the Base Year and each calendar year, the cost of electricity directly furnished to tenants (including the Tenant), but not the Site generally, as reasonably determined by the Landlord, but subject to the Tenant’s right to dispute such amount in a manner consisted with the dispute procedures set forth in Section 19.5.2.
     19.5.9. Substantiating Information, Audits. The Landlord will promptly make available to the Tenant such information as the Tenant may reasonably request from time to time in substantiation of any of the Landlord’s statements delivered pursuant to Sections 19.5.3, 19.5.4, 19.5.5 or 19.5.8. The Tenant shall have the same rights to audit and examine the Landlord’s books and records with respect to amounts paid by the Tenant under Sections 19.5.3, 19.5.4, 19.5.5 and 19.5.8, at the time, in the manner and with the frequency as are available to the Tenant for audits and examinations of Operating Expenses as provided in Section 2.5. Similarly, the Landlord and the Tenant shall be entitled to a return of the underpayment or overpayment, as the case may be, and interest on the overpayment or underpayment, as the case may be, on amounts paid by the Tenant under Sections 19.5.3, 19.5.4, 19.5.5 and 19.5.8, in each case determined by comparing estimated payments to actual required payments as provided in Section 2.5 for determining underpayments and overpayments and interest thereon with respect to Operating Expenses.
     19.5.10. Landlord Not Liable. The Landlord will not be liable to the Tenant for any failure or defect in the supply of electricity furnished to the Demised Premises by reason of any requirement, act or omission of the electrical utility serving the Building or for any reason not attributable to the Landlord. The Tenant’s use of electricity in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises.
     19.5.11. Emergency Generators. The existing emergency generators currently serve only the Building life safety systems and the Computer Center. The Landlord shall continue to reserve for the Tenant sufficient capacity of the Building emergency generators to operate the Computer Center (based on the present electrical demand for the Computer Center) at all times when sufficient electricity shall not be available at the Building from the utility company then serving the Building. In addition, the Landlord shall further reserve for the Tenant, the Tenant’s Office Proportionate Share (in effect from time to time) of the number of electrical kilowatts of the capacity of the Building emergency generators in excess, as reasonably determined by the Landlord, of that required to operate the Building life safety systems and the Computer Center (the “Tenant’s Generator Allowance”). The Landlord shall, at the Tenant’s expense and request, reconfigure the emergency generators and connect so much of the Tenant’s lighting, equipment or other electrical systems and equipment to the Building emergency generators as can be operated using all or a portion of the Tenant’s Generator Allowance.
     19.6. Domestic Water. The Landlord will supply the Tenant with an adequate quantity of hot and cold water for lavatory, cleaning and drinking purposes and for Dining Facilities as generally used by the Tenant prior to the Commencement Date.
     19.7. Landscaping. The Landlord will at all times during the Term maintain landscaping at the Site in a manner consistent with other first-class office buildings in the Nashville area.
     19.8. Building Directory. The Landlord will at all times when the Landlord is not regularly providing a security desk, maintain a building directory in the lobby of the Building (of a design and functionality reasonably satisfactory to the Tenant), and the Tenant shall have the right to designate at least four names for each 1,000 rentable square feet of floor area of the Demised Premises (but not less than the Tenant’s Office Proportionate Share of the capacity of such directory) to be placed on such directory. The Landlord, at the Tenant’s expense, will from time to time make such changes to the Tenant’s listed names on the Building lobby directory as the Tenant may reasonably require. If the Landlord installs a computerized directory in the lobby of the Building, the Tenant shall be entitled to the Tenant’s Office Proportionate Share of the capacity of the computerized directory, and the Tenant shall be entitled to make changes to the names listed, at no cost to the Tenant.

     19.9. Parking. Subject to the other provisions of this Section 19.9, at all times during the Term the Landlord will furnish to the Tenant for its use, without charge to the Tenant, parking rights for at least 810 vehicles in the parking garage at the Site and for at least 165 vehicles in off-street parking areas at the Site (the “Minimum Parking Requirements”). At least 40 of the parking spaces allocated to the Tenant as part of the Minimum Parking Requirements will be on a reserved or assigned basis (the “Reserved Spaces”) in the parking garage, which Reserved Spaces will be the most convenient parking spaces to the elevator at those portions of the parking garage designated for the Tenant’s use. Except for the Reserved Spaces, no specific parking spaces are to be assigned to the Tenant, but the landlord will issue to the Tenant an appropriate number of parking stickers or cards, each of which will authorize parking at the Site of a vehicle, or the Landlord will provide a reasonable alternative means of identifying and controlling vehicles authorized to be parked at the Site. The Landlord may designate the area within which each such vehicle may be parked, and the Landlord may change such designations from time to time, provided that any such designation or change is made in a reasonable and non-discriminatory manner. Access to and use of the parking areas by the Tenant shall be subject to the Building Rules and Regulations (the present Building Rules and Regulations with respect to parking being set forth in Part II of Exhibit A), as such Building Rules and Regulations may be amended in a non-discriminatory manner from time to time in the Landlord’s discretion. If the Landlord Recaptures any portion of the Office Space in accordance with Section 12 or Section 21, the Minimum Parking Requirements shall automatically decrease by three garage parking spaces for each 1,000 rentable square feet so surrendered.
     19.10. Food Service and Related Supplies. The tenant may select any one or more Persons to sell, deliver or furnish food or beverages, through the use of vending machines, for consumption within the Demised Premises, as well as other related supplies to the Demised Premises; provided, however, for so long as the Landlord provides a Cafeteria for the benefit of the Building, the Tenant may not, without the consent of the Landlord, furnish Cafeteria Menu Food (as herein defined), either personally or through the use of vending machines. For the purposes of this Section 19.10, the term “Cafeteria Menu Food” shall mean food that is commonly thought of as a meal rather than what is otherwise considered “snacks” or “beverages”. By way of example, prepared sandwiches, yogurts, soups and canned prepared foods are Cafeteria Menu Food, and candy bars, gum, popcorn, potato chips, ice cream bars, trail mix and sodas are not Cafeteria Menu Food. The purpose of restricting sales of Cafeteria Menu Food in the Demised Premises is to avoid direct competition with the meals served in the Cafeteria. The Landlord may fix in its reasonable discretion, at any time and from time to time, the hours during which, and the regulations under which, food and beverages and other related supplies may be brought into the Building for delivery to the Demised Premises. Notwithstanding anything in this Section 19.10 to the contrary, if the Food Service Provider is no longer providing Catering outside of the Cafeteria, then for so long as (i) the Tenant is operating the Conference Space as a conference facility, or (ii) the Building is the U.S. corporate headquarters of Willis Corroon or any Successor, the Tenant may, without the consent of the Landlord, select one or more Persons to sell, deliver, furnish and serve hot and cold “plated” meals, to designated areas of the Building for the benefit of the Tenant, its employees, guests and invitees.

     19.11. Interruptions of Service. The Landlord reserves the right to interrupt the services otherwise required to be provided by the Landlord in connection with the Building’s heating, ventilation, air conditioning, elevator, plumbing and electrical systems or other Building Systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that (except in case of emergency) the Landlord will notify the Tenant in advance of any such interruption and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with the Tenant’s use and enjoyment of the Demised Premises.
     19.12. Cafeteria. At all times during the Term, the Landlord will provide, and the Tenant (and its employees) shall have the non-exclusive use of, a food service facility (the “Cafeteria”). The size, design, decor and location within the Building of the Cafeteria shall be within the reasonable discretion of the Landlord; provided that the Cafeteria is of a sufficient size to seat the number of people reasonably expected to use the Cafeteria at any one time and is otherwise adequately equipped and staffed to serve hot and cold meals to such number of people. In no event, however, shall the Landlord be obligated to expand the size of the Cafeteria. For so long as (i) the Tenant is operating the Conference Space as a conference facility or (ii) the Building is the U.S. corporate headquarters of Willis Corroon or any Successor, the Cafeteria shall be operated by an independent contractor reasonably acceptable to the Tenant or by the Landlord with a manager reasonably acceptable to the Tenant (the Person operating the Cafeteria is herein the “Food Service Provider”). For so long as the Tenant has an approval right with respect to the Food Service Provider, the Landlord, when selecting a Food Service Provider, will notify the Tenant of the identity of the proposed Food Service Provider, and if the Food Service Provider is the Landlord, of the proposed manager, and will provide the Tenant with all non-confidential information regarding the proposed Food Service Provider or manager, as the case may be, as the Landlord may have in its possession, and the Landlord will furnish the Tenant with such other references and information regarding the proposed Food Service Provider, or the manager, as the case may be, as the Tenant shall request and as may reasonably be available. The failure of the Tenant to disapprove the proposed Food Service Provider, or the manager, as the case may be within ten Business Days after the Tenant receives such notification and other information described herein, shall be deemed (subject to the provisions of Section 36.15) the Tenant’s approval of such proposed Food Service Provider, or manager, as the case may be. The Cafeteria will be open during business days between the hours of 7 a.m. and 2:00 p.m. and will, at the appropriate times, serve complete “cafeteria style” breakfasts and lunches offering a variety of food selections. The Cafeteria may contain, but may not consist solely of, vending machines. The Tenant and the Tenant’s employees shall be charged the then current price for food and beverages in the Cafeteria, which price shall not exceed the prices charged to other patrons of the Cafeteria. The Tenant will pay to the Landlord, as additional rent hereunder, the Tenant’s Office Space Proportionate Share of the Landlord’s net operating losses (the “Cafeteria Losses”) for the operation of the Cafeteria, provided that the Tenant’s Office Space Proportionate Share of the Cafeteria Losses for any calendar year during the Term shall not exceed the Cafeteria Loss Cap. For the purposes of this Section 19.12, the term “Cafeteria Loss Cap” shall mean $22,500 for the twelve-month period commencing on the Commencement Date, and for each twelve-month period thereafter shall mean such amount as increased, on a cumulative basis, on each anniversary of the Commencement Date by the percentage change in the CPI in effect for the November preceding such anniversary date compared to the CPI in effect for the immediately preceding November. For each calendar year during the Term (commencing with 1996), the Landlord will deliver to the Tenant a written statement containing a reasonably detailed determination of the Cafeteria Losses for the previous calendar year. The Tenant will, within 15 business days after the Tenant’s receipt of such statement, pay to the Landlord the Tenant’s Office Space Proportionate Share of the Net Operating Losses (as limited above). In the event the Commencement Date is other than January 1, the Cafeteria Losses for the period ending on December 31 immediately following the Commencement Date shall be prorated accordingly, and in the event the Term ends on a day other than December 31, the Cafeteria Losses for such partial calendar year shall be prorated accordingly. In addition to the food services to be provided by the Food Service Provider in the Cafeteria, the Food Service Provider must have the capacity to prepare and serve, and be willing to provide, hot and cold “plated meals” to other designated areas of the Building for the benefit of the Tenant, its employees, guests and invitees. If the Landlord and the Food Service Provider (if they are different) determine, in their reasonable judgment, that it is no longer economically feasible to continue to make available Catering outside of the Cafeteria, the Food Service Provider may elect to terminate its Catering services outside of the Cafeteria; provided that the Landlord gives the Tenant at least six months’ prior notice of such termination. Catering arrangements, including scheduling, specific menus and pricing shall be made directly between the Tenant and the Food Service Provider. For the purposes of this Section 19.12, the phrase “no longer economically feasible” shall mean that the Landlord or the Food Service Provider (if different) incur a loss on the Catering Services as reasonably determined from time to time by the Landlord or the Food Service Provider (if different).
     19.13. Lobby Shop. The Landlord may operate or cause to be operated in the Building for the benefit of the tenants, a gift and convenience shop (the “Lobby Shop”) that offers for sale, candy, cigarettes, newspapers, and similar sundries and a limited selection of gifts and convenience store items. If the Landlord elects to not operate or cause to be operated the Lobby Shop, and the Substantial Occupancy Test is satisfied, the Tenant may elect to operate the Lobby Shop. If the Tenant elects to operate the Lobby Shop as set forth herein, the Landlord will provide the Tenant with adequate space in the Building for such Lobby Shop, as reasonably determined by the Landlord from time to time, including within the Cafeteria, which space shall become part of the Demised Premises, but the Tenant shall only be obligated to pay actual Operating Expenses with respect to such additional space. If the Tenant elects to operate the Lobby Shop, the Tenant will make the Lobby Shop available to all tenants of the Building, but the Tenant will be under no obligation to continue to operate the Lobby Shop, and the Tenant may discontinue operating the Lobby Shop on 30-days prior notice.
     19.14. Demountable Partitions. The Landlord currently maintains in storage a supply of demountable partitions designed for use in the Building. At the Tenant’s request from time to time, the Landlord will make demountable partitions available for the Tenant’s use in the Demised Premises if and to the extent that the Landlord has sufficient demountable partitions on hand. The Landlord may at any time cease to store a supply of demountable partitions, in which event the Landlord will allocate the then supply of demountable partitions among the existing tenants in the building and will deliver to the Tenant for its use during the Term at least its allocable share of the supply (in accordance with the then size of the Demised Premises in relation to the premises leased to other tenants). Upon such delivery, the Tenant will be responsible for the storage of such demountable partitions as are delivered to the Tenant until the expiration or sooner termination of the Term.
     19.15. Atrium and Meeting Room Use. Although not included as part of the Demised Premises, upon prior reasonable notice to the Landlord, the Tenant shall, subject to availability and otherwise in accordance with the Building Rules, have the right to use the Building’s atrium (the “Atrium”) and the room (the “Meeting Room”) substantially as shown on the plan attached hereto as Exhibit B-1. If catering services are provided by the Food Service Provider in connection with the Tenant’s use of the Atrium or Meeting Room, the Tenant shall not be required to pay the Landlord for the use of the Atrium or Meeting Room, as applicable. If catering services are not provided by the Food Service Provider in connection with the Tenant’s use of the Atrium or Meeting Room, the Tenant shall pay to the Landlord, the Landlord’s then nominal charge (net of the costs of providing extra cleaning and security services for such use) for the use of the Atrium or Meeting Room, as applicable. The Landlord reserves the right to reconfigure the Cafeteria, and in so doing may eliminate the Meeting Room. If the Meeting Room is eliminated and if other comparable space adjacent to the Cafeteria is then or is thereafter available, the Tenant shall have the right to use such comparable space subject to the provisions of this Section 19.15.
     19.16. Glycol Pipe Replacement Work. The Landlord will, at its expense, replace the existing underground piping that circulates ethylene glycol in the Glycol-based System with above-ground, double-walled piping (such replacement work is referred to as the “Glycol Pipe Replacement Work”). The Landlord will perform the Glycol Pipe Replacement Work in a good and workmanlike manner, in accordance with sound industry practice and all Environmental Requirements and all other Legal Requirements and Insurance Requirements and upon reasonable notice to the Tenant. The Glycol Pipe Replacement Work shall be performed at such times as will least interfere with the Tenant’s operations. To the extent that any portion of the Glycol Pipe Replacement Work warrants a shutdown of the Computer Center, (i) the Computer Center may be shut down for no more than ten hours at any one time, (ii) the shutdown will occur only on a Sunday, and (iii) the Landlord will provide the Tenant with at least 21 days’ prior notice of the proposed shutdown. Notwithstanding any other provision of this Lease to the contrary, from and after the date (the “Glycol Pipe Replacement Commencement Date”) that is earlier to occur of (i) the commencement of the Glycol Pipe Replacement Work and (ii) the 75th day following the Commencement Date, and until the completion of’ the Glycol Pipe Replacement Work, the Landlord will be responsible for any environmental remediation work and compliance with all Environmental Requirements necessitated by the performance of, or the failure to perform, the Glycol Pipe Replacement Work or by the rupture or other failure of the existing piping, unless caused by the negligent or willful act (but not negligent omission) of the Tenant. For the period preceding the Glycol Pipe Replacement Commencement Date and for

the period following the Landlord’s completion of the Glycol Pipe Replacement Work in accordance with the requirements of this Section 19.16, the Tenant shall assume responsibility for the maintenance of the piping, provided that (notwithstanding the provisions of Section 33.4 and any other provisions of this Lease to the contrary) the Tenant shall in no event be liable for environmental remediation or compliance with other Environmental Requirements resulting from the rupture or other failure of the replacement piping during the latter of such periods unless due to the negligence or willful act of the Tenant.
     20. Extended Terms. 20.1. Option to Extend. The Tenant shall have the option to extend the Initial Term for two successive periods of five years each (each such period being referred to as an “Extended Term”). If no Event of Default shall have occurred and be continuing, any such option to extend may be exercised by the Tenant by notice to the Landlord given not later than 9 months prior to the expiration of the Term. Upon the giving of such notice, this Lease shall be extended as to the entire Demised Premises for the Extended Term with the same effect as if the Extended Term had originally been included in the Term, and all of the terms, covenants and conditions of this Lease, except to the extent expressly inapplicable to such Extended Term (and except for the option then exercised), shall continue in full force and effect for such Extended Term.
     20.2. Rent During Extended Term. The amount of Fixed Rent payable for the Demised Premises with respect to any Extended Term shall be an amount equal to 100% of the fair rental value of the Demised Premises on the date of the commencement date of such Extended Term (the “Valuation Date”). For the purposes of this Section 20.2, fair rental value shall be deemed to be the average of fair rental values for premises similar to the Demised Premises in first-class office buildings in the submarket of the Nashville market of which the Building is a part. Such fair rental values shall be determined on a “net effective” basis (that is, as a rent that would be applicable throughout the terms of leases, net of the cost to the landlords of brokerage commissions, space preparation costs, tenant improvement costs, work allowances, moving allowances, free rent periods and other tenant concessions). In determining such fair rental values, reasonable extrapolations may be made from the fair rental values for smaller premises. The Landlord acknowledges that the Fixed Rent payable by the Tenant during the Extended Term is not a bargain rent because the Landlord will not be required to pay tenant work allowances, brokerage commissions, incur remarketing or legal expense or take the risk of reletting the Demised Premises, in connection with such Extended Term, which the Landlord would otherwise have had to pay, incur and take the risk of in order to relet the Demised Premises to a third party.
     20.3. Appraisal Procedure. The Landlord and the Tenant will negotiate in good faith to determine the amount of the Fixed Rent for the Demised Premises for the Extended Term following the Tenant’s exercise of its option to extend the Term. If the Landlord and the Tenant are unable to agree upon the fair rental value of the Demised Premises for an Extended Term within 30 days after the Tenant elects to extend the Term, the determination of such fair rental value shall be made by appraisal as provided in this Section 20.3. Either the Landlord or the Tenant may give notice to the other designating, by name and address, a person to act as appraiser on the designating party’s behalf. Within ten days after receipt of such notice, the recipient will give notice to the other party designating, by name and address, a person to act as appraiser on its behalf. The appraisers so chosen shall notify each other and the Landlord and the Tenant of their respective valuations of fair rental value within 30 days after the appointment of the second appraiser. If either the Landlord or the Tenant shall not have appointed an appraiser within ten days after the appointment of an appraiser by the other, such fair rental value shall be deemed to be the amount determined by the appraiser first appointed. If the Landlord and the Tenant each appoint appraisers and the amounts determined to be such fair rental value by such appraisers (expressed in the same manner) shall differ by less than five percent of the greater of such two appraisers’ appraisals, such fair rental value shall be deemed to be the average of such two appraisals. If the amounts determined to be such fair rental value by such two appraisers shall differ to a greater extent, such two appraisers shall, within ten days of the delivery of such appraisals, select a third appraiser. If such two appraisers shall not have selected a third appraiser within such ten-day period, either the Landlord or the Tenant may request that the third appraiser be appointed by the Chief Judge of the United States District Court for the Middle District of Tennessee (or if such Chief Judge shall refuse or fail to act, by the American Arbitration Association). Within 30 days after his or her selection or appointment, such third appraiser shall determine which of the appraisals previously made of such fair rental value shall be closest to the third appraiser’s own opinion of such fair rental value. Such appraisal previously made and, in the determination of the third appraiser, closest to the third appraiser’s own opinion of such fair rental value shall be deemed the fair rental value for the Demised Premises for the Extended Term in question. If the third appraiser so appointed shall refuse or fail to serve in the manner required by this Section 20.3, either the Landlord or the Tenant may again request that a third appraiser be appointed by the Chief Judge of the United States District Court for the Middle District of Tennessee (or if such Chief Judge shall refuse or fail to act, by the American Arbitration Association).
     Each appraiser appointed hereunder shall be a person who shall have had at least ten years’ experience in the State of Tennessee in a calling connected with the leasing of commercial office space in buildings in the vicinity of and comparable to the Building. The third appraiser shall be impartial and not otherwise be regularly employed by the Landlord or the Tenant. An appointment or selection of an appraiser shall be deemed made and an appraisal shall be deemed delivered or a determination made for the purposes of this Section 20.3, when, respectively, notice of such appointment, selection, appraisal or determination shall have been delivered to the Landlord and the Tenant in accordance with Section 18. The Landlord and the Tenant shall separately bear the respective expenses of engaging the appraisers appointed by them unilaterally; the expense of engaging the third appraiser shall be borne equally by the Landlord and the Tenant. Any determination of fair rental value of the Demised Premises made pursuant to this Section 20.3 shall be final and binding on the Landlord and the Tenant for all purposes.
     20.4. Interim Arrangements. The Tenant will, if the Extended Term shall have commenced, pay as interim Fixed Rent for the period commencing with the first day of such Extended Term and until the fair rental value of the Demised Premises shall have been established pursuant to Section 20.3, the greater of (i) 90% of the Fixed Rent established by the Landlord’s appraiser and (ii) 100% of the Fixed Rent established by the Tenant’s appraiser. If the fair rental value so established is less than the amount of Fixed Rent so paid by the Tenant for such period, the Landlord will immediately refund to the Tenant the amount of the overpayment, with interest at the Stipulated Rate from the date of such overpayment to the date of such refund. If the fair rental value so established is greater than the amount of Fixed Rent paid by the Tenant for such period, the Tenant will immediately pay to the Landlord the amount of the deficiency, with interest at the Stipulated Rate from the date of such underpayment to the date of such payment.
     20.5. Supplemental Agreement. At the request of the Landlord or the Tenant made after the determination of the Fixed Rent for an Extended Term, the Landlord and the Tenant will enter into a supplemental agreement expressly confirming the extension of this Lease for the Extended Term, and fixing the amount of Fixed Rent payable during the Extended Term. The Extended Term and the terms thereof shall be effective notwithstanding any failure of the Landlord or the Tenant to request or execute and deliver such a supplemental agreement.
     21. Recapture of Office Space. 21.1. Recapture. The Landlord shall, on each of the third, sixth, ninth and twelfth anniversaries of the Commencement Date (such third, sixth, ninth and twelfth anniversaries of the Commencement Date are each, a “Recapture Date”), have the right to terminate this Lease (to “Recapture”) with respect to a portion of the Office Space subject to the following terms and conditions:
     (a) The Landlord may Recapture one or two Floors of the Demised Premises on any Recapture Date, but the Landlord may not Recapture any partial Floor during the Term of this Lease and the Landlord may not Recapture any portion of the Excluded Area.
     (b) The Landlord will give notice (each, a “Recapture Notice”) of its election to Recapture any portion of the Office Space at least nine months prior to the Recapture Date, but not more than twelve months prior to the Recapture Date, which Recapture Notice must specify that portion of the Office Space that the Landlord elects to Recapture, as well as the Landlord’s estimate of the fair rental value of such Office Space as of the Recapture Date. The Landlord will not give Recapture Notices for more than four Floors in the aggregate. If the Landlord elects to Recapture any Floors of the Demised Premises, the Landlord will elect to Recapture Floors in the following order (from first to last): the Plaza Floor, the Second Floor, the Third Floor, and the Colonnade Floor (as such Floors are designated on Exhibit B-2).
     (c) If a Recapture Notice is given by the Landlord, unless the Tenant gives the Landlord a Market Rate Election Notice as to all of the Office Space described in the Recapture Notice (that portion of the Office Space described in the Recapture Notice, and which Tenant has not elected to retain pursuant to a Market Rent Election Notice is hereinafter, the “Recapture Space”), (i) except as otherwise provided in this Section 21.1(c), the Tenant will surrender the Recapture Space on the Recapture Date in the condition required pursuant to the provisions of this Lease, (ii) the Recapture Space shall be eliminated from the Office Space and from the Demised Premises, and the Floor Area shall be reduced by the number of rentable square feet of floor area contained in such Recapture Space, (iii) if the Recapture Space does not have a separate means of egress and ingress, the Landlord, at its expense, will cause the Recapture Space to be separately demised with its own means of egress and ingress in compliance with all Legal Requirements and Insurance Requirements, and otherwise in a manner reasonably satisfactory to the Tenant and the Landlord, (iv) the Landlord, at its expense, will modify or replace the Tenant’s security systems to provide substantially, in the Tenant’s reasonable judgment, the same protection as existed prior to the Recapture of the Recapture Space, and the Tenant agrees to reasonably cooperate with the Landlord if the Landlord needs access to the Tenant’s security systems in order to modify the security system, (v) the Tenant’s Office Proportionate Share shall be recalculated by subtracting the rentable floor area of the Recapture Space from the then total rentable floor area of the Office Space immediately prior to the Recapture, and by dividing the remainder by 433,307, (vi) the Fixed Rent shall be recalculated by subtracting the rentable floor area of the Recapture Space from the then total rentable floor area of the Office Space immediately prior to the Recapture, and by multiplying the remainder by the amount (expressed in Dollars per square foot of rentable floor area of the Office Space) payable by the Tenant as Fixed Rent as of the applicable Recapture Date, (vii) any other additional rent payable with respect to any period from and after the Recapture Date shall similarly be appropriately adjusted, and (viii) any necessary proration of Fixed Rent, Operating Expense Office Additional Rent and Real Estate Tax Office Additional Rent will be made as if, with respect to the Recapture Space, the Recapture Date were the last day of the Term. For the purposes of this Section 21.l(c), the Landlord and the Tenant stipulate that the rentable floor area of each of the Floors included in the Demised Premises is accurately specified in Schedule 3.
     (d) The Landlord may not Recapture any portion of the Office Space if, after giving effect thereto, the balance of the Office Space (with the exception of the Colonnade level) would not consist of contiguous Floors.
     21.2. Market Rent Election. In the event a Recapture Notice is given by the Landlord, the Tenant may nonetheless elect to retain the Office Space described in the Recapture Notice (the space that Tenant elects to retain is, the “Retained Space”), by giving the Landlord a notice (a “Market Rent Election Notice”) within thirty days after the Tenant’s receipt of the Recapture Notice to increase the Fixed Rent for such Retained Space only, to 100% of its fair rental value, commencing on the Recapture Date. In the event that the Tenant does not agree to Landlord’s estimate of the fair rental value for the Retained Space, and the Landlord and the Tenant cannot otherwise agree on such fair rental value, the fair rental value for the Retained Space shall be determined by arbitration as provided in Section 20.3 as if the Retained Space was the Designated Space and the period from the Recapture Date to the last day of the Initial Term was the Extended Term. For the purposes of this Section 21, the fair rental value shall be determined for the Retained Space as if it were free of this Lease and vacant, taking into consideration all relevant factors that would customarily be considered in making such determination, including: (i) the size of the Retained Space; (ii) the location and quality of the Building; (iii) the fact that the Retained

Space will be delivered in an “as-is” condition; (iv) the fact that no brokerage commissions are payable with respect to the Retained Space; (v) no work allowances, free rent or other rent concessions or other benefits are payable or provided with respect to the Retained Space; and (vi) the 1996 calendar year is the Base Year for the Retained Space.
     22. Restrictions on Transfers by the Landlord. The Landlord will not (i) effect any sale or other transfer of the Building or any part thereof or any interest therein to a Competitor, or (ii) transfer or permit to occur any transfer of a controlling interest in the Landlord as a result of which the Landlord shall become a Competitor. Any sale, transfer or other transaction in violation of this Section 22 shall be of no force or effect.
     23. Tenant’s Intangibles. The Tenant’s name is an important element of its business and an invaluable asset of the Tenant. The name “Willis Corroon Plaza” has been associated with the Site since the construction of the Building, and it is reasonable to expect that the general public will continue to associate the name “Willis Corroon Plaza” with the Site. The Original Tenant and any Successor shall have the exclusive right to use (i) the name “Willis Corroon” and any variations thereof (or the name of such Successor, and any variations thereof), (ii) any logo or corporate symbol now or heretofore owned, licensed or otherwise used by the Original Tenant or any Successor, and (iii) any graphic depiction of the Building as a symbol of its corporate identity (all of the foregoing being referred to as the “Tenant’s Intangibles”). The Landlord will not use any of the Tenant’s Intangibles in any advertising or promotional material, other than to state that Willis Corroon is a tenant in the Building (if then true) and to use photographs of the Building or the Site, whether or not such advertising or promotional material relates to the Building, or otherwise in connection with the Building. The Landlord further covenants that a provision expressly prohibiting any tenant of the Building from using the Tenant’s Intangibles (excluding a picture of the Building) will be inserted in all leases of space in the Building made by the Landlord. The Landlord will cooperate, at the cost of the Tenant, with the Tenant in the enforcement of such prohibition, provided that the Tenant’s remedy against such tenant shall be limited to damages and injunctive relief. The Landlord may change the name of the Building to any name, but in no event may such name be closely associated with a Competitor. Further, for so long as the Substantial Occupancy Test is satisfied, and the Building is the U.S. corporate headquarters of Willis Corroon or any Successor, the Landlord (but excluding any transferee of Shorenstein Realty Investors Two, L.P. other than an Affiliate of The Shorenstein Company) may not change the name of the Building to include the name of any Person.
     24. Memorandum of Lease. Upon the execution and delivery of this Lease, the Landlord and the Tenant will execute and deliver a memorandum of lease for the purpose of recording in the real estate records of Davidson County, Tennessee, which memorandum shall be prepared and recorded at the Tenant’s expense. Such memorandum of lease shall not be deemed to modify or change any of the provisions of this Lease, which provisions shall in all instances prevail.
     25. Building Management. 25.1. Property Manager. For so long as the Substantial Occupancy Test is satisfied, the Building shall at all times be managed by (i) a reputable property manager, selected by the Landlord, having at least ten years’ experience managing commercial office buildings and currently managing at least one other first-class office building containing at least 500,000 square feet of rentable space, and currently managing an aggregate of at least 1,000,000 square feet of office space (exclusive of the Building), or (ii) the Landlord, if it has prior experience in the management of commercial office buildings.
     25.2. Use of Lobby. So long as this Lease is in effect and the Tenant or any Successor or any Affiliate thereof is occupying space in the Building, no part of the Building lobby shall be leased to or otherwise be permitted by the Landlord to be used or occupied by anyone for any commercial purpose whatsoever that is not in keeping with the class and character of a first-class office building. The Building’s lobby will be maintained during the Term in a manner consistent with other first-class office buildings in the Nashville Area.
     25.3. Major Building Changes. The Landlord may make any change to the Building or the Site that the Landlord determines may be necessary or desirable, including modifications to the lobby or other common areas of the Building or to the parking garage, consistent with maintaining the Building as a first-class office building. Notwithstanding the foregoing, the Landlord will not (i) make any changes to the Building that would have the effect of changing the aggregate amount of rentable or useable area of floor space unless the Tenant’s Office Proportionate Share and the Tenant’s Conference Space Proportionate Share are equitably adjusted, or (ii) construct any additional improvements on the Site unless such improvements are (a) consistent with the provisions of the existing Declaration of Protective Covenants encumbering the Site as of the date this Lease is executed (the “Declaration”), or (b) consistent with the Declaration as it may be amended from time to time to the extent the Declaration provides for a broader use of the Site, provided that in such event the Landlord shall not be permitted to take advantage of such broader use unless the Declaration was amended without the consent of the Landlord, or unless the Site is nonetheless developed in a manner consistent with the existence on the Site of a first-class office building. The foregoing restriction on the development of the Site is to be effective only for so long as the Substantial Occupancy Test is satisfied, and the Building is the U.S. corporate headquarters of Willis Corroon or any Successor. The Landlord may, but shall have no obligation to, obtain from the Tenant a letter confirming that a proposed development of the Site is consistent, so far as the Tenant is concerned, with the foregoing restriction. If such request shall be accompanied by a description of the proposed development and use in reasonable detail, the Tenant will (if it agrees that the development and use is so consistent) provide its confirmation within 30 days of the delivery of the Landlord’s request or will provide a letter describing its reasons for disagreement. Any such confirmation may be relied on by any lender or purchaser (but only to the extent of establishing the Tenant’s opinion, and not as a representation with respect to legal or zoning matters or any other objective circumstance).
     25.4. Maintenance and Cleaning Standard. The Landlord will at all times operate and maintain the Building as a first-class office building. The Landlord will maintain all Building systems in accordance with manufacturers’ suggested maintenance programs. The Landlord will cause the common areas of the Building to be cleaned in a manner consistent with a first-class office building.

     25.5. Other Tenancies. In order to preserve the character of the Building in a manner consistent with the Tenant’s prior and intended use, the Landlord will not lease or license, or otherwise permit the use of, any space within the Building or any other portion of the Site (unless the Site shall have been subdivided in accordance with Legal Requirements, in which case only the portion of the Site including the Building) for a use that is incompatible with the operation of a first-class office building, either by virtue of the specific use to be made or by virtue of the number or nature of the visitors to the Building. By way of example only, any use of the Building that would increase visitor levels substantially in excess of that associated with a first-class office building would be prohibited. Any use that would entail the regular presence in the Building of individuals not usually present in a first-class office building (e.g., criminals in custody or social service applicants) would also be prohibited. The foregoing limitation would not, by example, preclude use of the Building for executive training centers or for governmental offices used for purposes consistent with a first-class office building (e.g., U.S. Attorney’s office or other professional uses). The foregoing restriction is to be effective only for so long as the Substantial Occupancy Test is satisfied, and the Building is the U.S. corporate headquarters of Willis Corroon or any Successor.
     26. No Landlord’s Representations. The Tenant has occupied the Demised Premises, is an Affiliate of the prior owner of the Site, and has examined and agrees to accept the Demised Premises “as is”, in their condition and state of repair existing on the date of the Tenant’s execution and delivery of this Lease. The Landlord makes no representations, express or implied, as to the current condition of the Building, the Site or the Demised Premises, or the equipment and systems serving the Building, the Site or the Demised Premises.
     27. Subordination and Mortgages. 27.1. Lease Superior. This Lease and the Tenant’s estate in the Demised Premises shall not be subject or subordinate to any ground or underlying lease or to any mortgage that may encumber the fee title to the Site or any interest therein, provided that, if and when the provisions of Section 27.2 shall have first been satisfied with respect to any mortgage or underlying lease hereafter affecting the Site, this Lease shall be subject and subordinate to the lien of (but not the provisions of) such mortgage or underlying lease, and to all renewals, modifications, replacements and extensions thereof.
     27.2. Nondisturbance. The subordination of this Lease pursuant to Section 27.1 with respect to any mortgage shall be subject to the condition that the holder of such mortgage shall have entered into a nondisturbance agreement with the Tenant in recordable form and binding upon its successors and assigns, to the effect that so long as no Event of Default shall have occurred and be continuing, (i) the Tenant will not be named or joined in any action or proceeding to foreclose any such mortgage (except as may be required by law, but without affecting this Lease or the Tenant’s rights hereunder), (ii) no such action or proceeding against the Landlord will result in a cancellation or termination of this Lease, (iii) in the event the holder of such mortgage becomes the owner of the fee in the event of the sale of the Site or the Building as a result of any action or proceeding to foreclose such mortgage, or by deed or assignment in lieu of foreclosure or otherwise, this Lease shall continue in full force and effect as a direct lease between the Tenant and the then owner of the fee or the purchaser of the Site or the Building, upon all of the terms, covenants and conditions of this Lease, (iv) all insurance proceeds payable by reason of a casualty to the Building shall be applied in accordance with the provisions of Section 10, (v) all awards payable by reason of a taking of all or a portion of the Site shall be applied in accordance with the provisions of Section 11, and (vi) all repairs and restoration shall be performed in accordance with this Lease. Upon the written request of such owner or purchaser, the Tenant will either (a) execute an instrument whereby the Tenant will attorn to such owner or purchaser upon all of the terms, covenants, conditions and agreements as are set forth in this Lease (and such agreement to not disturb the Tenant’s occupancy as set forth above may be conditioned upon the Tenant agreeing to so attorn), or (b) enter into a new lease with such owner or purchaser for the remainder of the Term and otherwise on the same terms and conditions as this Lease.
     27.3. Holder not Bound. Neither the holder of any mortgage to which this Lease is subordinate pursuant to Section 27.2 (other than any Affiliate of the Landlord, unless such Affiliate is an Institutional Investor) nor any Person (other than an Affiliate of the Landlord, unless such Affiliate is an Institutional Investor) acquiring the Landlord’s interest in the Site at or through a foreclosure proceeding or deed-in-lieu of foreclosure shall (i) be liable for any act or omission of the Landlord accruing prior to the date when such holder shall succeed by foreclosure or by deed-in-lieu of foreclosure to the position of the Landlord under this Lease, (ii) be bound by any payment of rent or additional rent made by the Tenant to the Landlord for more than one month in advance or for more than the applicable period set forth in this Lease, where such rent payments are payable at intervals of more than one month, or (iii) be bound by any amendment or other modification of this Lease, or any cancellation or surrender of this Lease made without the consent of such holder or the predecessor in interest of such holder while such predecessor was the holder of such mortgage, or (iv) be bound by any right of offset arising prior to the date when such holder or other Person shall succeed by foreclosure or deed-in-lieu of foreclosure to the position of the Landlord under this Lease.
     27.4. Copies of Instruments. If the Landlord shall execute any mortgage affecting the Site or the Building, or any interest therein or any part thereof, the Landlord promptly thereafter will deliver to the Tenant an executed counterpart of such mortgage and all recordable amendments then or from time to time pertaining thereto.
     28. Communications Equipment and Antennae. The Tenant shall have the right to install, at its expense, communications equipment and antennae (including a microwave dish and other similar equipment) on the roof of the Building and to run and maintain lines therefrom through the Building and into the Demised Premises in each case for its own use, provided that (i) such installations shall be performed in accordance with Section 4, (ii) such installations shall be subject to the Landlord’s approval of the location (so long as such location permits the proper reception and transmission) of such installations, which approval shall not be unreasonably withheld, (iii) the Tenant will indemnify and hold the Landlord harmless from any liability, cost or expense in connection therewith, other than any liability, cost or expense arising out of the Landlord’s negligence or willful acts, (iv) the Tenant will promptly repair any damage caused to the roof or any other part of the Building by reason of such installations, including any repairs, restorations, maintenance, renewals or replacement of the roof or any other part of the Building to the extent necessitated or caused by such installations, (v) the Tenant will not disturb or interfere with the use by any other occupant of the Building of electrical equipment used by such other occupant caused by the installations made by the Tenant pursuant to the provisions of this Section 28, (vi) the Tenant will obtain any additional insurance coverage for the benefit of the Landlord in such amount and of such type as the Landlord may reasonably require in connection with such installation, and (vi) the Tenant will not commence any work until it has given the Landlord written notice describing the proposed work, together with a complete set of plans and such insurance and other information relating to the Tenant’s proposed work as the Landlord shall reasonably require. In addition to the Landlord’s right to approve the location of the installations, the Landlord may require that the Tenant camouflage or otherwise hide such installations, provided that such camouflage or other method of hiding the installations would permit the proper reception and transmission of such installations. If any installation or removal referred to in this Section 28 should impair or limit any roof warranty or guaranty obtained by the Landlord, the Tenant will reimburse the Landlord for any loss or damage sustained or costs or expenses incurred by the Landlord as a result thereof. If the Tenant installs or removes any communications equipment that causes the roof warranty to be void, and such roof warranty, if not otherwise voided, would have extended beyond the end of the Term, in addition to the Tenant’s obligation, if any, to remove the communications equipment, the Tenant shall pay to the Landlord at the end of the Term the unamortized cost of the existing roof membrane and the unamortized cost of any other items covered under such voided roof warranty, all as reasonably determined by the Landlord. Upon the request of the Tenant, the Landlord shall from time to time execute such instruments for the benefit of public utilities and other Persons pursuant to which the Landlord will confirm the Tenant’s rights set forth in this Section 28. Upon notice from the Landlord to the Tenant, the Landlord may elect to retain the Tenants’ communications equipment attached to the roof membrane, and the Tenant shall surrender it to the Landlord at the expiration of the Term. Upon receipt of a notice from the Landlord electing to retain the Tenant’s communications equipment, the Tenant may nonetheless remove such communications equipment, and in consideration thereof, will pay to the Landlord, without duplication of the unamortized costs described above, any additional amounts necessary to compensate the Landlord for actual damages incurred by reason of the removal of such communications equipment, all as reasonably determined by the Landlord.
     29. Signs. 29.1. Interior Signs. Except as set forth in this Section 29.1, the Tenant will not place any signs in the Building (other than in the Demised Premises and not visible from the exterior thereof) without the prior consent of the Landlord, which consent will not be unreasonably withheld. The Landlord will remove, at the Tenant’s expense, the sign that reads “Willis Corroon”, which is presently located behind the existing security desk in the lobby of the Building and will replace such sign, at the Landlord’s expense, with a sign of similar quality that identifies the Building, or other tapestry, mural, painting or wall covering, as the Landlord elects in its sole, but reasonable discretion. For so long as the Tenant operates the Conference Space as a conference center, the Tenant may maintain and continue to display during the Term, the sign that reads “Willis Corroon Conference Center”, which is presently located at the entrance to the Conference Space. No Competitor shall be permitted to place or display signs or any form of advertising in the lobby or on any part of the exterior or interior of the Building or elsewhere on the Site, except for the customary placement of the name of any such Competitor on the lobby directory of the Building or any signs on the interior of any other Floor of the Building on which such Competitor rents space.
     29.2. Exterior Signs. Within a reasonable period of time following the Commencement Date, the Landlord will install and maintain at the Site, at the Landlord’s cost and expense, a monument sign substantially in accordance with the design drawing (which design drawing designates the location of the monument) attached hereto as Exhibit C. The Tenant shall be furnished with a name identification on the monument on a non-exclusive basis with the names of other tenants of the Building, which identification of the Tenant shall be of the size, design and location on the monument as described on Exhibit C. In addition, within a reasonable period of time following the Commencement Date, the Landlord, at the Landlord’s cost and expense, will install indicator signs along the access roads leading to the Building, which signs shall serve to direct traffic to the Building. The Landlord will not permit any exterior sign at the Site that identifies a tenant of the Building that is a Competitor unless the sign also identifies the Tenant in a manner at least as prominent as the Competitor.
     30. Estoppel Certificates. 30.1. Tenant’s Certificate. The Tenant will deliver to the Landlord within 15 days following the Landlord’s request therefor (but in no event more often than four times in any twelve-month period) (a) a certificate stating (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications), (ii) whether or not, to the best knowledge of the Tenant, there are then existing any rights of offset on the part of the Tenant or any defenses to the enforcement of any of the provisions of this Lease against the Tenant, (iii) the dates to which the Fixed Rent and additional rent payable to the Landlord have been paid, and (iv) whether or not, to the best knowledge of the Tenant, any default on the part of the Tenant or the Landlord or any Event of Default exists hereunder, and (b) such information with respect to the Tenant and the Demised Premises as from time to time may reasonably be requested. Any such certificate may be relied upon by any prospective purchaser or mortgagee of the Site or any interest therein or part thereof (but may not be relied upon by the Landlord for the purposes of any certificate required to be delivered under Section 30.2).
     30.1. Landlord’s Certificate. The Landlord will deliver to the Tenant within 15 days following the Tenant’s request therefor (but in no event more often than four times in any twelve-month period) (a) a certificate stating (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications), (ii) whether or not, to the best knowledge of the Landlord, there are then existing any defenses to the enforcement of any of the provisions of this Lease against the Landlord, (iii) the dates to which the Fixed Rent and additional rent payable to the Landlord have been paid, and (iv) whether or not, to the best knowledge of the Landlord, any default on the part of the Tenant or the Landlord or any Event of Default exists hereunder, and (b) such information with respect to the Landlord and the Site as from time to time may reasonably be requested. Any such certificate may be relied upon by any prospective assignee or prospective assignee of this Lease or any sublessee or prospective sublessee of all or any part of the Demised Premises (but may not be relied upon by the Tenant for the purposes of any certificate required to be delivered under Section 30.1).
     31. Building Rules and Regulations. The Tenant will comply with the Building Rules and Regulations set forth in Exhibit A and such other and reasonable and nondiscriminatory Building Rules and Regulations applicable to the Building and the Site in general as the Landlord may from time to time adopt upon reasonable advance notice to the Tenant. In case of any conflict or inconsistency between the provisions of this Lease and of any of the Building Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall govern. The Landlord will enforce all such Building Rules and Regulations in a nondiscriminatory manner.
     32. Definitions. The terms defined in this Section 32 shall have, for all purposes of this Lease, the meanings herein specified unless unambiguously required to the contrary by their context.
     “Affiliate” means, with respect to any Person, any Person or group of Persons acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person or group of Persons shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
     “Base Electricity Amount” means, with respect to the Office Space or the Conference Space, an average usage of electricity of 0.85 kilowatt hours per rentable square foot of floor area (of the Office Space or the Conference Space, as applicable) per month (based on the actual number of calendar days in the month and a 24-hour day), without regard to electrical usage for any Building system (including heating, ventilation and air conditioning and elevators) other than general lighting in the Demised Premises.
     “Base Year” means with respect to the Initial Term, calendar year 1996, and, with respect to any Extended Term, the calendar year ending during the first year of such Extended Term.
     “Building” means the building and all related improvements, including the sidewalks, now or hereafter located on the parcel of land described in Schedule 1 and known on the date hereof as Willis Corroon Plaza, in Davidson County, Tennessee.
     “Business Day” means any day excluding Saturdays, Sundays, New Year’s Day, Washington’s Birthday (as designated by the State of Tennessee), Good Friday, Memorial Day (as designated by the State of Tennessee), Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day, and Christmas Day.

     “Capital Improvement” means any new improvement or new item or related group of new items that, in accordance with generally accepted accounting principles consistently applied, is or should be capitalized on the books of the Landlord and costs in excess of the Capital Improvement Floor Amount.
     “Capital Improvement Floor Amount” shall mean $5,000 for the twelve-month period commencing on the Commencement Date, and for each twelve-month period thereafter shall mean such amount as increased, on a cumulative basis, on each anniversary of the Commencement Date by the percentage change in the CPI in effect for the November preceding such anniversary date compared to the CPI in effect for the immediately preceding November.
     “Commencement Date” means December 28, 1995 or such later date as the Landlord and the Tenant may mutually designate.
     “Comparison Year” means any calendar year, all or part of which is during the Term, in which the Real Estate Taxes or the Operating Expenses exceed the Real Estate Taxes or the Operating Expenses for the Base Year.
     “Competitor” means Marsh & McLennan Companies Inc., Rollins Hudig Hall Group Inc., Johnson & Higgins, Alexander and Alexander Services Inc., Sedgwick Group plc, Acordia Inc., Arthur J. Gallagher & Company, Minet Group, JIB Group plc, Hilt Rogal & Hamilton Company, Poe & Brown Inc., or any other Person, that for the three most recent consecutive years prior to a sale of the Building by the Landlord, is (i) within the top 20 on the list of the largest insurance brokers of United States business by annual gross revenues, (ii) on the list of the ten largest United States-based reinsurance brokers by annual gross revenues, or (iii) within the top five on the list of the largest independent risk management consultants by annual gross revenues (excluding, however, any accounting firms that fall within such top five companies), each such list as annually published by Business Insurance (currently published by Crain Publications Inc.), or any Affiliate of any of the foregoing. If Business Insurance is no longer published, the Tenant may designate, subject to the Landlord’s approval, which shall not be unreasonably withheld, such other nationally recognized trade publication that annually publishes such lists (and as to the lists referred to in clauses (i) or (ii) above, upon which Tenant is listed) as a substitute for Business Insurance. If there is no such other publication, or no such publication is so designated and approved, then the Persons last qualifying as Competitors on such annual lists shall remain Competitors for all purposes of this Lease until such a publication is next so designated and approved.
     “Computer Center” means the Tenant’s present computer center on the Colonnade level of the Building, and which is a part of the Office Space.
     “Conference Space” means the space on the colonnade level and on the floor below the colonnade level in the Building substantially as shown on the floor plans attached hereto as Exhibit B-3, which the Landlord and the Tenant stipulate consists of 37,268 rentable square feet.

     “Construction Adjustment Factor” means the percentage change in the Producer Price Index for Construction Materials and Components, as published from time to time by the U.S. Department of Labor, Bureau of Labor Statistics, using 1967 as a base year, or, if such index shall cease to be regularly published, such similar index (adjusted for any difference in base year and absolute amount) as shall from time to time be published by such Bureau. If the U.S. Department of Labor ceases to publish such an index, the Landlord will adopt in its place a comparable index published at the time of such cessation by a responsible financial periodical, if any. If there is no such comparable index published by a responsible financial periodical, the Landlord will adopt any other comparable index available, and make any adjustments required thereto to reflect the 1967 base year, all as reasonably approved by the Tenant.
     “CPI” means the Consumer Price Index for All Urban Consumers (CPI-U), as published from time to time by the U.S. Department of Labor, Bureau of Labor Statistics, South Urban Region, All Items (1982-84 = 100), or, if such index shall cease to be regularly published, such replacement index (adjusted for any difference in base year and absolute amount) as shall from time to time be published by such Bureau. If the U.S. Department of Labor ceases to publish such an index, the Landlord will adopt in its place a comparable index published at the time of such cessation by a responsible financial periodical, if any. If there is no such comparable index published by a responsible financial periodical, the Landlord will adopt any other comparable index available, and make any adjustments required thereto to reflect the 1982-84=100 base year, all as reasonably approved by the Tenant. In addition, if the method of calculating the consumer price index changes in any way, for the purposes of this Lease, the CPI shall be determined without giving effect to the new methods, and the CPI shall continue to be calculated in the manner as of the Commencement Date. Any adjustments to the CPI (if it is calculated differently) shall be made by the Landlord, subject to the Tenant’s right to reasonably approve such adjustments.
     “Critical Portion” means, when used with respect to the Demised Premises, any portion of the Demised Premises that, if not usable by the Tenant in its customary manner, would (in the Tenant’s reasonable judgment) render the balance of the Demised Premises insufficient as a workable or usable unit for the proper and ordinary conduct of the Tenant’s business.
     “Demised Premises” means, collectively, the Office Space, the Conference Space, the Glycol Area and the UPS Space. The Demised Premises do not include the lobby, lower lobby, elevator machinery, elevator cabs or elevator shaftways in the Building, but the Tenant shall have the right to nonexclusive use, in common with any other tenants or occupants of the Building, of such elevators and the lobbies, entrances, stairs and other public portions and appurtenances of the Building.
     “Earthquake Insurance Premium” means, for the twelve-month period commencing on the Commencement Date, the expense incurred (or that should have been incurred) by the Landlord for insurance premiums to provide Earthquake Insurance, and for each twelve-month period thereafter means such amount as increased, on a cumulative basis, on each anniversary of the Commencement Date by the percentage change in the CPI in effect for the

November preceding such anniversary date compared to the CPI in effect for the immediately preceding November.
     “Environmental Losses” means all costs and expenses of any kind, damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.
     “Environmental Requirements” means all present and future governmental statutes, codes, ordinances, regulations, rules, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.
     “Excess Electrical Charge” means, for each calendar month in which the Tenant’s electrical usage for either the Office Space or the Conference Space exceeds the Base Electricity Amount applicable thereto for such period, the Excess Kilowatt Hours for the Office Space or for the Conference Space, as applicable during the calendar month multiplied by the Landlord’s Electrical Base Cost.
     “Excess Kilowatt Hours” means the number of kilowatt hours of electricity used by the Tenant during a calendar month or any portion thereof in the Office Space or the Conference Space, that exceed the Base Electricity Amount applicable to the Office Space or the Conference Space for such period.
     “Excluded Area” means the fourth, fifth, sixth and seventh Floors in the Building and the Conference Space.
     “First Compounded CPI Change” means the compounded year to year percentage change in the CPI when comparing the CPI in effect on the date that is two months prior to the fifth anniversary of the Commencement Date to the CPI in effect on the date that is two months prior to the Commencement Date provided that, for the purposes of determining such compounded change in the CPI, no change in the CPI from one year to the next shall exceed five percent in any such year. For the purposes of measuring the year to year percentage change in the CPI, the CPI in effect on each anniversary of the date that is two months prior to the Commencement Date shall be compared to the CPI in effect on the corresponding calendar date for each immediately preceding year. In no event will the Fixed Rent ever be decreased by reason of the First Compounded CPI Change.
     “Fixed Rent” means the annual rental payable by the Tenant for the Demised Premises in equal monthly installments as provided for in Section 2.1.
     “Floor” means any full floor in the south tower of the Building.
     “Floor Area” means 307,411 square feet on the Commencement Date. In the event the Landlord Recaptures any Office Space in accordance with Section 21, the Floor Area shall be adjusted accordingly.

     “Glycol Area” means the area on the Site substantially as shown on the plan attached hereto as Exhibit B-4, and upon which the Glycol-based System was constructed.
     “Glycol-based System” means the existing, and any modification or replacement of the ethylene glycol-based cooling system providing air-conditioning to the Computer Center.
     “Guarantor” means Willis Corroon Group plc.
     “Guaranty” means the Lease Guaranty, of even date herewith, made by the Guarantor to and in favor of Landlord.
     “Halon System” means the existing, and any modification or replacement of the fire retardant system servicing the Computer Center.
     “Handle”, “Handled”, or “Handling” mean any installation, handling, generation, storing, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials by the Tenant or its officers, employees, contractors, assignees, sublessees, agents or invitees.
     “Hazardous Materials” means any substance (i) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., or (ii) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic or otherwise hazardous, including gasoline, diesel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.
     “herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in this Lease refer to this Lease as a whole and not to any particular Section, paragraph or provision of this Lease.
     “including” means including without limiting the generality of any description preceding such term; for the purposes of this Lease the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.
     “Institutional Investor” means any insurance company, public employees’ pension or retirement fund or system, or corporate profit-sharing or pension trust having assets as shown on its most recently prepared annual or quarterly financial statements in excess of its liabilities of at least $500,000,000.
     “Insurance Adequacy Test” means, with respect to any loss that arises from a risk that is required to be insured by the Landlord under the provisions of Section 9.3, the condition that is satisfied if (i) the Landlord shall have maintained all insurance coverages required with respect to such risk by the provisions of Sections 9.3 and 9.5 (provided that if the Landlord maintains insurance coverage that includes a deductible in excess of that permitted in Section 9.3, and for this reason alone, the Landlord does not satisfy the Insurance Adequacy Test, the Landlord may nonetheless satisfy the Insurance Adequacy Test by paying to the appropriate party the amount of the deductible that exceeds the deductible permitted in Section 9.3), (ii) the Landlord shall diligently prosecute any claim that may be available with respect to the loss under the policies of insurance required to be carried under Section.9.3, and (iii) any failure of the Landlord to collect the proceeds otherwise payable under the policies with respect to the loss does not arise from the failure of the Landlord to comply with the requirements of the policies or from the financial condition of the applicable insurance carrier.
     “Insurance Requirements” means all terms of any insurance policy covering the Tenant or covering or applicable to the Demised Premises or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Demised Premises or any part thereof or any use or condition of the Demised Premises or any part thereof.
     “Landlord” means the landlord originally named herein and the owner from time to time of the Site.
     “Landlord’s Electrical Base Cost” means the Landlord’s average cost per kilowatt hour for electrical usage in the Building for the most recently determinable twelve-month period.
     “Lease” means this Lease and the Schedules and Exhibits hereto, as amended from time to time.
     “Legal Requirements” means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, that now or at any time hereafter may be applicable to the Tenant or to the Demised Premises, or to the Site or any part thereof, including, at times when liquor is served at the Building, all liquor laws and licenses applicable thereto, or, to the extent any of the foregoing impose obligations on the Tenant or any other owner of an interest in the Site, to any of the adjoining sidewalks, curbs, streets or ways, or any use or condition of the Site or any part thereof.
     “Office Space” means initially the space in the Building substantially as shown on the floor plans attached as Exhibit B-2, which the Landlord and the Tenant stipulate consists of 270,143 rentable square feet. If the Landlord shall Recapture any Office Space pursuant to Section 21, the Recaptured Space shall no longer be Office Space as of the relevant Recapture Date.

     “Operating Expenses” means, without duplication, the aggregate of those costs and expenses (and taxes, if any, thereon) that are actually paid or incurred by or on behalf of the Landlord (whether directly or through independent contractors) in accordance with sound management practices, in respect of the operation and maintenance of the Site and that are properly chargeable to the operation and maintenance of the Site, including the following:
     (a) the cost of obtaining or providing gas, oil, steam, water, sewer charges, electricity and other fuel and utilities furnished to the Building and utility taxes;
     (b) payments under service contracts for operating, maintaining, repairing or cleaning the Building or any portion thereof;
     (c) payments under service contracts for operating, maintaining or repairing the Building systems;
     (d) any sales taxes imposed on such services; insurance premiums, including for workers compensation; general liability, property and rent abatement insurance; deductibles under any insurance carried with respect to the Site, but only to the extent paid by the Landlord; routine insurance appraisals, labor costs (including salaries, wages, bonuses, medical, surgical and general welfare benefits (including life insurance), pension and union and general welfare payments and other fringe benefits, severance and sick day payments and social security and payroll taxes) attorneys’ fees and disbursements and auditing and other professional fees and expenses;
     (e) any management fee paid to the property manager selected in accordance with Section 25.1, which management fee shall initially be three percent of all Fixed Rent and additional rent collected;
     (f) the cost of maintaining, repairing and cleaning elevators and escalators, metal, elevator cabs, the lobby, the plaza, sidewalks, curbs and other public areas;
     (g) interior and exterior landscaping and decoration and signs;
     (h) the cost of janitorial and cleaning services, window cleaning, trash collection and removal, snow removal, concierge, guard, watchman or other security personnel, services or systems, if any;
     (i) the cost of providing pest extermination services;
     (j) rental payments made for personal property used in the operation and maintenance of the Building;
     (k) the cost of governmental licenses and permits, or renewal thereof, necessary for the operation of the Site;

     (l) fees paid to the association of which the Landlord is a member by reason of its ownership of the Site;
     (m) Permitted Amortization;
     (n) accounting fees and attorneys’ fees and disbursements;
     (o) the expenses of protesting Real Estate Taxes assessed against the Site (to the extent not otherwise recovered);
     (p) the cost to comply with Legal Requirements at the Site that are not Capital Improvements, including any costs or expenses for testing, survey, cleanup, removal, encapsulation or other treatment of Hazardous Materials or otherwise to comply with any environmental Legal Requirements to the extent the foregoing were not caused or created by the negligence or other fault of the Landlord or any specific tenant of the Building; and
     (q) all other reasonable or necessary expenses in connection with the operation and maintenance of the Site;
but specifically excluding, without duplication, all of the following:
     (1) Real Estate Taxes, franchise, transfer, inheritance and capital stock taxes, taxes imposed upon or measured by the income or profits of the Landlord, and any fee, tax, charge or other item expressly excluded from the definition of Real Estate Taxes;
     (2) principal of and interest on any indebtedness of the Landlord, except to the extent of Permitted Amortization;
     (3) depreciation and amortization, except to the extent of Permitted Amortization;
     (4) the cost of any Capital Improvements, except to the extent included in Permitted Amortization;
     (5) the cost of the repair of any item, if sound industry practice would be to replace the item in lieu of such repair, except to the extent the cost of the repair is less than the amount that would otherwise be included as an item of Operating Expense if such item had been replaced;
     (6) the cost of any alterations, additions, changes or decorations made in order to prepare space for a tenant’s initial occupancy or lease renewal or extension, or other inducement to a tenant;
     (7) the cost of performing work or furnishing services to or for any tenant, other than the Tenant, at the Landlord’s expense, to the extent that such work or service is in excess of any work or service available (but such “available” work or service shall only be a means of comparison to the extent it is also an element of work or service that a typical office tenant would reasonably be expected to use) to the Tenant at the Landlord’s expense;
     (8) the cost of obtaining and furnishing electricity to tenants in specific suites of the Building (including the Tenant) to the extent that such tenants are required to pay for such electricity (other than on a rent inclusion basis or on an Operating Expense escalation similar to Section 2.2, or in the case of the Tenant only, on an Operating Expense pass through as set forth in Section 2.4, provided that if, pursuant to the provisions of Section 19.5 hereof, the Tenant is no longer furnished electricity on a rent inclusion basis, the cost of obtaining and furnishing electricity to tenantable areas of the Building shall be excluded from Operating Expenses);
     (9) the general overhead of the Landlord and labor costs (including salaries, wages, bonuses, medical, surgical and general welfare benefits (including life insurance), pension and union and general welfare payments and other fringe benefits, severance and sick day payments and social security and payroll taxes) and all other compensation of all administrative personnel, officers, executives and staff members of the Landlord above the grade of building manager or supervisor;
     (10) any amounts paid to the senior off-site property manager or such manager’s secretary or off-site accounting personnel to the extent any such amount is materially in excess of the amount payable in the locale in which such persons are employed for comparable services by persons of comparable experience and responsibility;
     (11) any rent, additional rent, imposition or other charge under any lease or sublease to or assumed, directly or indirectly, by the Landlord or any Affiliate of the Landlord;
     (12) ground rent under any ground lease;
     (13) any cost that would otherwise be an Operating Expense to the extent the Landlord is reimbursed therefor (or is entitled to reimbursement by any Affiliate of the Landlord), net of costs of collection, by proceeds of insurance (or would be reimbursed if the Landlord maintained or caused to be maintained the insurance required by Section 9.3), condemnation award, refund, credit, warranty, service contract, any tenant (including the Tenant) of the Building or otherwise;
     (14) brokerage and leasing commissions, legal costs (including attorney’s fees and disbursements), closing costs and expenses and transfer and similar taxes incurred in leasing or procuring tenants for the Building or in connection with any mortgaging, financing, refinancing, transfer, sale of the Site or any part thereof or interest therein, or entering into or extending or modifying any ground lease or any other lease or sublease to or assumed, directly or indirectly, by the Landlord or any Affiliate of the Landlord;

     (15) the cost incurred by the Landlord in performing work or furnishing any service to or for a tenant of space in the Building (including the Tenant) at such tenant’s cost and expense, regardless of the amount billed or received by the Landlord for performing such work or furnishing such service;
     (16) any amount (including any management fee) paid to any Affiliate of the Landlord to the extent any such amount is in excess of the amount that would be paid in the absence of such relationship;
     (17) advertising and promotional expenditures for, and in connection with, the Site, other than for prospective employees of the Landlord (or an equitable allocation of such expenditures incurred on behalf of the Site in the event that the services of such prospective employees are intended to benefit both the Site and additional locations other than the Site);
     (18) the cost of the acquisition or installation or leasing of any artwork, including any statues or paintings, other than the cost of maintaining, insuring and securing such artwork;
     (19) the cost of repairs or replacements incurred by reason of fire or other casualty or condemnation;
     (20) accounting fees, other than those incurred in connection with the operation and maintenance of the Site and the preparation of statements required pursuant to the provisions of this Lease and similar provisions of other leases of space in the Building;
     (21) the costs (including court costs, attorneys’ fees and disbursements) related to or arising under or in connection with disputes with tenants, any lessor under a ground lease or any holder of a mortgage on the Site, or any interest of the Landlord in the Site, or disputes that result in punitive damages being assessed against the Landlord, or disputes relating to claims of personal injury or property damage to the extent the claims of personal injury or property damage are covered by the Landlord’s insurance or to the extent they should have been covered by the Landlord’s insurance required to be carried by the Landlord under this Lease;
     (22) the cost of any operating losses incurred in connection with operating or maintaining any specialty service or facility other than a public or common area of the Building, such as a cafeteria or an athletic or recreational club (the exclusion described in this clause 22 shall not be a limitation on the Tenant’s obligation to pay a portion of Cafeteria Losses as provided in Section 19.12);
     (23) the cost of correcting any misrepresentation by the Landlord to any tenant in the Building if and to the extent of any representations of the Landlord to such tenant or otherwise made to induce such tenant to execute such tenant’s lease;

     (24) payments for rented equipment, except to the extent (i) such payments would otherwise constitute Permitted Amortization if such equipment was purchased, or (ii) such equipment, if purchased, would not be considered a Capital Improvement or (iii) required in the event of an emergency;
     (25) the value or lost income to the Landlord of any space in the Building used for the management of the Building;
     (26) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord or any Affiliate of the Landlord;
     (27) the cost of operating the Cafeteria;
     (28) the portion of any expenses that would otherwise constitute Operating Expenses that are allocable to any other properties of the Landlord or any Affiliate of the Landlord, such as the portion of the personnel benefits, expenses and salaries of the type set forth above of employees allocable to time spent by such employees in connection with such other properties or the portion of the premiums for any of the insurance described in Section 9.3 carried under “blanket” or similar policies to the extent allocable to any property other than the Site;
     (29) interest, late charges or other penalties for late payment of any sum, unless the Tenant failed to pay any amounts when due under this Lease, and then only to the extent the Tenant’s late payment was reasonably related to the Landlord’s late payment upon which such interest, late charges or other penalties accrued;
     (30) any expense arising by reason of (A) any adjudged tortious act or omission of the Landlord or the Landlord’s agents, (B) any settlement of a claimed tortious act or omission of the Landlord or the Landlord’s agents (provided that if the Landlord has not admitted culpability in such settlement agreement and the Tenant and the Landlord are disputing the inclusion or exclusion of such amount in Operating Expenses, the Landlord shall have the burden of proving that the Landlord’s action or omission was not tortious) or (C) the Landlord or the Landlord’s agents being held strictly liable (whether by common law or statute) for any injury to any person (but including in Operating Expenses any reasonable deductible paid by the Landlord for insurance claims);
     (31) any costs, fines and penalties as a result of a violation by the Landlord or the Landlord’s agents of any Legal Requirement;
     (32) any costs or expenses for testing, survey, cleanup, removal, encapsulation or other treatment of hazardous materials or otherwise to comply with any environmental Legal Requirements to the extent created or caused by the negligence or other fault of the Landlord or any specific tenant of the Building;
     (33) charitable contributions; and

     (34) the cost of subscriptions, political donations, travel and entertainment costs, automobile allowances.
Any insurance proceeds or other amounts received with respect to any item previously included as an Operating Expense (including in a previous calendar year), that otherwise would have been excluded by reason of exclusion (13) above, shall be deducted from Operating Expenses for the calendar year in which such proceeds are received, or, if the Landlord otherwise elects, the Landlord may recalculate the Operating Expenses for the calendar year for which such item of Operating Expense was improperly included, and the Landlord will refund to the Tenant the Tenant’s Office Proportionate Share and the Tenant’s Conference Space Proportionate Share of such amounts received, as appropriate.
     “Original Tenant” means the Tenant originally named herein or any Successor.
     “Permitted Amortization” means, with respect to any Qualifying Capital Improvement and with respect to the Base Year or any Comparison Year, the portion of the Landlord’s cost of such Qualifying Capital Improvement attributable to such year, based on the straight-line method of amortization over the useful life of such Qualifying Capital Improvement, as determined in accordance with generally accepted accounting principles consistently applied and including interest at (i) a fixed rate of interest equal to the Treasury Rate or (ii) the actual rate of interest paid in connection with a capital lease (that does not include a bargain purchase option at the end of the term), provided that, in the case of any Qualifying Capital Improvement made for the principal purpose of reducing Operating Expenses, Permitted Amortization for such year shall not exceed an amount greater than the annual savings reasonably estimated by the Landlord to be realized by reason of such Qualifying Capital Improvement, which estimate shall be given by the Landlord to the Tenant simultaneously with the transmittal to the Tenant of the first statement of Operating Expenses rendered by the Landlord to the Tenant after the making of such Qualifying Capital Improvement.
     “Person” means a corporation, an association, a partnership, an organization, a trust, an individual, a government or political subdivision thereof or a governmental agency.
     “Qualifying Capital Improvement” means any Capital Improvement not constituting a replacement of worn out or obsolete equipment and made (i) in order to comply with any Legal Requirement or Insurance Requirement, (ii) for the purpose of reducing Operating Expenses (as, for example, a labor-saving improvement) or enhancing services, or (iii) at the recommendation of a governmental agency, a nationally recognized industry safety board, or a nationally recognized trade association of building owners or managers (without a financial incentive in making any recommendations) as a means of reducing a specified health or safety risk to the occupants of the Building. If it is determined that the cost of any item included as an Operating Expense should have been characterized as a Qualifying Capital Improvement, the Landlord shall reduce the Operating Expenses for the calendar year of such determination by the amount that exceeds the aggregate Permitted Amortization which would have been allowed through such date or, if the Landlord otherwise elects, the Landlord may recalculate the Operating Expenses for the calendar years affected by the Landlord’s failure to capitalize the item, and the Landlord will refund to the Tenant the

Tenant’s Office Proportionate Share and the Tenant’s Conference Space Proportionate Share of so much of the expense of the item that exceeds the Permitted Amortization.
     “Real Estate Taxes” means the aggregate of all real estate, ad valorem and personal property taxes and assessments (net of any discounts and refunds but including the actual out-of-pocket cost to the Landlord of obtaining such discounts and refunds), sewer and water rents, rates or charges, transit taxes or fees, county taxes and any other governmental levies, impositions or charges of any nature, whether general, special, ordinary, extraordinary, foreseen or unforeseen, imposed upon the Site or any portion thereof. For the purposes of computing Real Estate Taxes imposed upon the Site with respect to any period of time, the amount of any assessments payable in installments shall be deemed payable in the maximum number of permissible installments. Real Estate Taxes shall not include (i) any amount in the nature of penalties or interest, other than interest accruing by reason of the Landlord’s exercise (or deemed exercise) of any option to pay assessments in the maximum number of installments, or (ii) any municipal, state, federal or other income, gross receipts, excess profits, revenue, corporation franchise, corporate, unincorporated association, estate, inheritance, succession, gift, payroll, stamp, transfer, mortgage, capital levy, capital stock, gains or similar tax imposed upon the Landlord or taxes imposed, levied or assessed solely because of the nature of the entity of the Landlord.
     “Second Compounded CPI Change” means the compounded year to year percentage change in the CPI when comparing the CPI in effect on the date that is two months prior to the tenth anniversary of the Commencement Date to the CPI in effect on the date that is two months prior to the fifth anniversary of the Commencement Date provided that, for the purposes of determining such compounded change in the CPI, no change in the CPI from one year to the next shall exceed five percent in any such year. For the purposes of measuring the year to year percentage change in the CPI, the CPI in effect on each anniversary of the date that is two months prior the fifth anniversary of the Commencement Date shall be compared to the CPI in effect on the corresponding calendar date for each immediately preceding year. In no event will the Fixed Rent ever be decreased by reason of the Second Compounded CPI Change.
     “Site” means collectively the Building and the land described in Schedule 1, and as such land may be reduced in the event of a subdivision made in accordance with all Legal Requirements, provided that the Site shall always include the Building, parking areas required to satisfy all Legal Requirements, access to the Building and access to the parking areas.
     “Specialty Alterations” means internal stairways, vaults, kitchens, built-in cabinetry, specialized fixtures and equipment, bathrooms, and similar work or installations that are not of the nature generally included in a standard office work letter in buildings similar to the Building.
     “Stipulated Rate” means the rate per annum equal to the lesser of (A) two percentage points (2%) above the rate from time to time announced by Citibank, N.A., or any successor to Citibank, N.A., as its “base rate” to be in effect at its principal office in New York, New York or (B) the maximum rate permitted by applicable law.

     “Substantial Destruction” means damage or destruction to the Demised Premises, or to the Building by fire or other cause that materially interferes with the use and occupancy of, or access to, the Demised Premises.
     “Substantial Occupancy Test” means the condition that is satisfied if the Demised Premises includes at least (i) four Floors (or at least 128,762 rentable square feet of floor area of Office Space) or (ii) three Floors (or at least 96,375 rentable square feet of floor area of Office Space) and the Conference Space.
     “Taking” means a temporary or permanent taking by a government or political subdivision thereof or by a governmental agency for public or quasi-public use of all or any part of the Site, or any interest therein or right accruing thereto, including, without limitation, any right of access thereto existing on the date hereof, as the result of or in lieu of or in anticipation of the exercise of the right of condemnation or eminent domain.
     “Taking Date” means, in connection with a Taking, the earlier of the date on which title vests pursuant to such Taking and the date on which possession of the portion of the Site affected by such Taking is required to be, or is, delivered to or at the direction of the condemning authority.
     “Temporary Lease” means the Lease of even date herewith between the Landlord and the Tenant for certain space in the Building other than the Demised Premises.
     “Tenant” means the Original Tenant and any assignee from time to time of the leasehold estate created by this Lease.
     “Tenant Delays” means any delay incurred by the Landlord in performing its obligations under this Lease caused by any act or omission by the Tenant in breach of its obligations under this Lease, including (i) delays in approving any plans or specifications prepared by the Landlord that the Tenant has the right to review and approve, beyond any time period set forth in this Lease, (ii) delays in restoration or repair of the Building or the Demised Premises by virtue of the Tenant’s concurrent efforts to construct Specialty Alterations, the Glycol-based System, or the UPS System, (iii) unwarranted delays by the Tenant in the submission of any information reasonably required by the Landlord to prepare plans and specifications for the reconstruction of the Demised Premises due to damage or destruction or condemnation, and (iv) delays attributable to the failure of the Tenant to pay when due any amounts required to be paid under this Lease (but only to the extent reasonably related to such failure), or to respond within the time periods required by this Lease.
     “Tenant’s Conference Space Proportionate Share” means 6.95%, as stipulated between the Landlord and the Tenant.
     “Tenant’s Office Proportionate Share” means initially 62.34%, as stipulated between the Landlord and the Tenant.

     “Tenant’s Property” means all furniture, furnishings, office equipment, books, records, office supplies, computers and related equipment and cabling, audio-visual equipment, telephone systems and equipment, uninterrupted power equipment (installed by the Tenant after the date hereof), generators (installed by the Tenant after the date hereof), antennas (installed by the Tenant after the date hereof), trade fixtures, art work and rugs installed at or located in the Demised Premises or in the Building by or at the expense of the Tenant and removable without damage to the Building that cannot be readily repaired.
     “Term” means, as of any date, the Initial Term and such of the Extended Terms as to which the Tenant has exercised its option to extend pursuant to Section 20.1.
     “Treasury Rate” means, with respect to any period over which interest is to be calculated, the yield to maturity of U.S. Treasury bonds or notes having a remaining term to maturity closest to such period, plus 300 basis points.
     “Unavoidable Delays” means delays due to strikes, acts of God, delays in obtaining any required governmental permits beyond those reasonably anticipated and beyond the reasonable control of the Landlord or its architect or contractor, interruption of services governmental restrictions, enemy action, civil commotion, shortages of labor or supply or other similar causes beyond the reasonable control of the Landlord or its contractor (if applicable), or fires or other casualties that occur during construction not caused by the negligence of the Landlord or its contractor (if applicable); but lack of funds shall not be deemed a cause beyond the control of the Landlord.
     “UPS Space” means the area in the Building substantially as shown on the floor plan attached hereto as Exhibit B-6, and which houses the UPS System.
     “UPS System” means the existing or any modification or replacement of the uninterrupted power source equipment servicing the Computer Center, and which is located in the UPS Area.
     33. Other Tenant Covenants. 33.1. Shuttle Service. If the Tenant maintains a shuttle van service for the transportation of the Tenant’s employees to and from any surface parking lot on the Site, the Tenant will permit employees of other tenants in the Building to use the shuttle van service on a non-discriminatory basis. The Tenant’s obligation under the immediately preceding sentence shall not be deemed to require the Tenant to maintain a shuttle van service (which the Tenant may terminate or modify in its sole discretion on 30-days prior notice to the Landlord), nor in any way to expand or upgrade the shuttle van service to meet the expectations of the other tenants.
     33.2. Conference Space; Atrium. The Tenant will prevent the Conference Space and the Atrium from being used by employees, guests or invitees for overtly political purposes or other purposes not consistent with a first-class office building. In connection with any use by the Tenant of the Conference Space or the Atrium, the Tenant will take such measures as may be required in order to ensure the orderly use of the parking facilities at the Site (and, specifically, to avoid the use by guests of the Tenant at functions in the Conference Space or the Atrium of parking spaces in the visitor parking lot). In connection with any use by the Tenant of the Atrium, the Tenant will take such measures as may be required in order to avoid unusual burdens on the Building’s cleaning contractors. If the Tenant shall generally fail to satisfy its obligations under the immediately preceding two sentences, the Landlord may, upon notice to the Tenant, elect to fulfill such obligations on the Tenant’s behalf (and at the Tenant’s reasonable expense) from and after the date specified in the notice. The Tenant’s obligations under this Section 33.2 shall not be deemed to create any greater liability on the part of the Tenant than may otherwise exist under the other provisions of this Lease or by law for theft, robbery, break-in, vandalism or other criminal or tortious acts or omissions by the Tenant’s employees, guests or invitees.
     33.3. Obligations to CNA. The Tenant shall be responsible for complying with the terms of the Lease Agreement, dated as of August 15, 1995 (the “CNA Lease”), by and between the Landlord originally named herein (“WCC Tennessee”), as Landlord and Continental Casualty Company, as tenant (“CNA”), with respect only to WCC Tennessee’s obligations to provide conference facilities to CNA, as provided in Section 7.02 of the CNA Lease or as CNA and the Tenant may otherwise agree. Notwithstanding the foregoing, if the Tenant elects to discontinue the operation of the Conference Space, the Landlord, in its sole discretion, shall have the right to provide to CNA the conference facilities called for under the CNA Lease, in which case the Tenant shall have no further liability to provide conference facilities to CNA in accordance with the terms of the CNA Lease. If the Landlord chooses not to provide such conference facilities to CNA, the Tenant shall have the responsibility to do so. If the Tenant elects to terminate this Lease with respect to the Conference Space pursuant to the terms of Section 34, the Tenant shall have no further obligation to comply with the terms of the CNA Lease with respect to conference facilities unless, prior to the termination of this Lease with respect to the Conference Space, the Tenant discontinues its use of the Conference Space and provided the other conference facilities to CNA as described in this Section 33.3. In such event, the Tenant shall continue to be obligated to provide such conference facilities to CNA.
     33.4. Environmental Matters. No Hazardous Materials shall be Handled at or about the Demised Premises without the Landlord’s prior written consent, which consent may be withheld in the Landlord’s discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities (e.g. copier fluids and cleaning supplies) or customarily used in connection with the other uses of the Demised Premises permitted by this Lease (including the maintenance of the Glycol-based System, the UPS System and Halon System) may be Handled, used and stored at the Premises without consent. The Tenant’s activities at or about the Demised Premises and the Handling of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, the Tenant shall promptly remove from the Demised Premises all Hazardous Materials Handled by the Tenant at the Demised Premises (provided that with respect to the Glycol-based System, the Tenant’s sole obligation shall be to drain the Glycol, and the Tenant’s sole obligation with respect to the UPS System shall be to remove the batteries therefrom). The Tenant shall be responsible and liable for the compliance with all of the provisions of this Section 33.4 by the Tenant’s officers, employees, contractors, assignees, sublessees, agents and invitees. The Tenant will, at its expense, promptly take all actions required by any governmental agency in connection with the Tenant’s Handling of Hazardous Materials at or about the Premises, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling of Hazardous Materials shall be performed in a good, safe and workmanlike manner by personnel qualified and licensed to undertake such work and in a manner that will not unreasonably interfere with the Landlord’s use, operation, leasing and sale of the Site and other tenants’ quiet enjoyment of their premises. The Tenant will deliver to the Landlord prior to delivery to any agency, or promptly after receipt from any agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Tenant’s Handling of Hazardous Materials at or about the Demised Premises. The Tenant will keep the Landlord fully informed of its Handling of Hazardous Materials (other than for normal office purposes or in connection with the Glycol-based System or the UPS System), and, if the Tenant Handles Hazardous Materials (other than for normal office purposes or in connection with the Glycol-based System or the UPS System), the Landlord may engage one or more consultants to review all permits, manifests, remediation plans and other documents related to the Handling of such Hazardous Materials. The Landlord’s reasonable out-of-pocket costs of engaging such consultants will be paid by the Tenant.
     34. Surrender of Conference Space. The Tenant shall, on the fifth and tenth anniversaries of the Commencement Date (each a “Conference Space Surrender Date”), have the right to terminate this Lease with respect to the Conference Space, subject to the following terms and conditions:
     (a) The Tenant will give notice (the “Conference Space Surrender Notice”) of its election to terminate this Lease with respect to the Conference Space at least 90 days prior to the Conference Space Surrender Date.
     (b) On or before the Conference Space Surrender Date, the Tenant will pay to the Landlord a surrender payment equal to $2,200,000 (if the Conference Space Surrender Date is the fifth anniversary of the Commencement Date) or $1,500,000 (if the Conference Space Surrender Date is the tenth anniversary of the Commencement Date).
     (c) If the Conference Space Surrender Notice is given by the Tenant, (i) the Tenant will surrender the Conference Space on the Conference Space Surrender Date in the condition required pursuant to the provisions of this Lease, (ii) the Conference Space will be eliminated from the Demised Premises, and (iii) the Tenant’s obligation to pay Conference Space Additional Rent shall cease for all periods from and after the Conference Space Surrender Date (with any necessary proration made as if, with respect to the Conference Space, the Conference Space Surrender Date were the last day of the Term).
     (d) If, after the Conference Space Surrender Date, the Landlord operates the Conference Space as conference facilities, the Landlord will make the Conference Space available to the Tenant on a non-discriminatory basis with other users of the Conference Space.

     35. Certain Personal Property. In connection with the lease (the “MagneTek Lease”) previously entered into between the Landlord, as landlord, and MagneTek, Inc. (“MagneTek”), as tenant, the Landlord (with the consent of the Tenant) permitted MagneTek to use during the term of the MagneTek Lease 21 freestanding Steelcase workstations and certain other items of furniture (the “MagneTek Furniture”). The Landlord acknowledges that the MagneTek Furniture is the property of the Tenant and that, at the end of the term of the MagneTek Lease, the Tenant shall, at its expense, remove and dispose of the MagneTek Furniture in such manner as the Tenant deems appropriate. The Landlord will provide the Tenant with at least 30 days’ prior notice of the expiration or sooner termination of the MagneTek Lease (referring specifically to this Section 35), and the Tenant shall have 10 Business Days after such expiration or sooner termination of the MagneTek Lease to remove the MagneTek Furniture and to repair any damage caused by such removal. If the MagneTek Furniture is not removed by the Tenant within such 10 Business Day period, the MagneTek Furniture shall be deemed abandoned and shall, at the Landlord’s election (i) be disposed of in any manner selected by the Landlord, at the Tenant’s expense, or (ii) become the property of the Landlord.
     36. Miscellaneous. 36.1. Waiver. No provision of this Lease may be waived, discharged or modified without an instrument in writing, signed by the party against whom enforcement of such waiver, discharge or modification is sought. The failure of the Landlord or the Tenant to insist upon the strict performance of any provision of this Lease shall not be deemed a waiver and shall not bar the Landlord or the Tenant from thereafter insisting upon strict performance of such provision.
     36.2. Surrender. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by the Landlord.
     36.3. Entire Agreement. This Lease contains the entire agreement between the Landlord and the Tenant with respect to the subject matter hereof.
     36.4. Rights Limited by Law. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and are intended to be limited to the extent necessary so that they will not render this Lease invalid, illegal, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected.
     36.5. Counterparts. This Lease may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
     36.6. Captions, etc. The captions, table of contents and cover page of this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     36.7. Waiver of Trial by Jury. The Landlord and the Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other relating to any matters arising out of or in any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant’s use or occupancy of the Demised Premises, or any other claims (except claims for personal injury or property damage), or any other statutory remedy.
     36.8. Survival of Obligations. Unless expressly provided to the contrary, the obligations of the Landlord and the Tenant hereunder shall survive, to the extent previously accrued, any termination of this Lease, the expiration of the Term or the exercise by the Landlord or the Tenant of any of their respective remedies for the breach by the other of the provisions of this Lease.
     36.9. Governing Law. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of Tennessee.
     36.10. Interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. For the purposes of interpreting this Lease, the real party in interest in negotiating this Lease on behalf of the Landlord is Shorenstein Realty Investors Two, L.P., whose intent and understanding shall be deemed the Landlord’s intent and understanding in negotiating and executing this Lease.
     36.11. No Merger. There shall be no merger of this Lease or the leasehold estate created hereby with the fee estate in the Site, or any part thereof, by reason of the same Person acquiring or holding, directly or indirectly, this Lease or the leasehold estate created hereby or any interest in this Lease or in such leasehold estate as well as the fee estate in the Site. Without limiting the generality of the foregoing, no such merger shall occur by reason of affiliates of Willis Corroon being both the Landlord and the Tenant originally named herein.
     36.12. Successors and Assigns. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the Landlord and the Tenant and their respective successors and, except as otherwise provided in this Lease, their assigns, and shall run with the land.
     36.13. Attorneys’ Fees. In any action brought to enforce the terms of this Lease, the party substantially prevailing in such action shall be entitled to recover from the other party the prevailing party’s reasonable expenses of such action (including reasonable attorneys’ fees).
     36.14. Approvals Not Unreasonably Delayed. Any requirement in this Lease that an approval or consent be not unreasonably withheld shall also be deemed to require that such approval or consent be not unreasonably delayed.
     36.15. Certain Approvals. In the case of any provision of this Lease that refers to this Section 36.15 and expressly provides that any approval or consent of the Landlord or the Tenant is deemed given, such approval or consent shall only be deemed given if, at least three Business Days prior to the date on which such approval or consent would otherwise be deemed given, the party requesting the approval or consent shall notify the party whose approval or consent is sought that its approval or consent will be deemed given if no appropriate response, as required by the applicable provision of this Lease, is received within the applicable period.

     IN WITNESS WHEREOF, the Landlord and the Tenant have respectively executed this Lease as of the day and year first above written.

LANDLORD: WILLIS CORROON CORPORATION OF TENNESSEE
By:	/s/ Bart R. Schwartz
Bart R. Schwartz
Vice President

TENANT: WILLIS CORROON CORPORATION
By:	/s/ Bart R. Schwartz
Bart R. Schwartz
Senior Vice President

Exhibit A
Building Rules and Regulations

Building Rules and Regulations
Part I: General Rules.
1.	Security. (a) Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M., after 12 P.M. on Saturdays, and at all hours on Sundays and legal holidays, all persons who do not present a pass to the Building signed by Landlord. Tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.
(b) Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the same, or any equipment, finishings, or contents thereof (including, without being limited to, the right to require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to a watchman by registration or otherwise and to establish their right to enter or leave, and to exclude or expel any peddler, solicitor or beggar at any time from the Premises or the Building). In addition, Landlord may from time to time install and change locking mechanisms on entrances to the Building, the Common Areas and the Premises. Tenant shall comply with Landlord’s requirements relative thereto. Tenant shall exercise due care to cause all persons gaining entry under any special rights to avoid loss or damage to the property of Landlord and other tenants or occupants.
(c) Any keys issued hereunder shall remain the property of Landlord, shall not be duplicated and shall be returned to Landlord upon request, and in the event of the loss of any keys furnished by Landlord, Tenant shall pay to Landlord the cost of replacement locks and keys. The term “keys” includes any device serving the same purpose. Tenant shall not add to or change existing locking mechanisms on any door in or to the Premises.
2.	Windows. Tenant shall observe Landlord’s rules with respect to maintaining uniform coverings at all windows in the Premises so that the Building presents a uniform exterior appearance, and shall not install any window shades, screens, drapes, covers, or other material on or at window to the Premises without Landlord’s prior written consent. Tenant shall ensure that window coverings are closed on all windows in the premises while they are exposed to the direct rays of the sun.
3.	Water Fixtures. Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Tenant shall be paid for by Tenant.
4.	Personal Use of the Premises. The Premises shall not be used or permitted to be used for residential, lodging, or sleeping purposes or for the storage of personal effects or property not required for business purposes.

5.	Heavy Articles. Tenant shall not place in or move about the Premises without Landlord’s prior written consent any safe, computer or other heavy article which in Landlord’s opinion may damage the Building, and Landlord may designate the location and approve the weight and size of any heavy articles in the Premises.

6.	Carpet Pads. In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, Tenant shall at its own expense install and maintain pads to protect the carpet under all furniture having casters. Tenant shall not lay linoleum or any similar floor covering so that the same shall come in direct contact with the floor of the Premises, and if linoleum or similar floor covering is used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7.	Bicycles, Animals. Tenant shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

8.	Deliveries. Tenant shall ensure that deliveries of materials and supplies to the Premises are made through such entrances, elevators, and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused by any person making such deliveries.

9.	Furniture and Equipment. (a) All removals, the carrying in or out of the Building and the movement from floor to floor within the Building of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description, shall take place only during such hours and in such elevators as Landlord may from time to time determine, which may involve overtime work for Landlord’s employees. No such materials or objects shall be transported in passenger elevators without Landlord’s prior count in each instance.
(b) Tenant shall not place a load upon any floor that exceeds either the floor load per square foot that such floor was designed to carry or which is allowed by any Legal Requirement. Subject to the preceding sentence, safes and other heavy articles shall be placed by Tenant in such places only as are first approved in writing by Landlord and any damage done to the Building or to tenants or to other persons by taking safes and other heavy articles in or out of the Premises from overloading a floor, or in any other manner, shall be paid for by Tenant. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the building all freight which violates any of these Rules or the Lease. Tenant shall ensure that furniture and equipment being moved into or out of the Premises is moved through such entrances, elevators, and corridors and at such times as may from time to time be designated by Landlord, and by movers or a moving company approved by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused thereby.

Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, to such manner as shall be sufficient, in Landlord’s judgment, to prevent vibration, noise, electrical interference, annoyance and inconvenience to Landlord and the other tenants.
(c) Tenant shall reimburse Landlord for extra costs incurred by Landlord in inspecting and insuring compliance with the provisions of this rule (including taking any action to cause such compliance) including the cost of overtime work.
10.	Solicitations. Landlord reserves the right to restrict or prohibit canvassing, soliciting, or peddling in the Building. Tenant shall not solicit business within the Common Areas, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Areas.

11.	Food and Beverages. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve, or distribute foods or beverages in the Building, or use the elevators, corridors, or common areas for any such purpose. Except with Landlord’s prior written consent and in accordance with arrangements approved by Landlord, Tenant shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving, or distribution of food or beverages (but the foregoing shall not prohibit a refrigerator, microwave oven, or coffee machines solely for use by Tenant’s employees). If Tenant has a separate area for the storage, preparation, service or consumption of food or beverages in the Premises, Tenant shall cause all portions of the Premises so used to be cleaned daily in a manner satisfactory to Landlord and to be exterminated regularly and, in addition, whenever there shall be evidence of any infestation.

12.	Refuse. Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Premises or in receptacles (if any) provided by Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts, and shafts of the Building free of all refuse.

13.	Obstructions. Tenants shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells, or other common areas of the Building, or use such locations for any purpose except access to and exit from the Premises, without Landlord’s prior written consent. Landlord may remove at Tenant’s expense any such obstruction or thing (unauthorized by Landlord) without notice or obligation to Tenant.

14.	Dangerous or Immoral Activities. Tenant shall not make any use of the Premises which involves the danger or injury to any person, nor shall the same be used for any immoral purpose, nor shall Tenant make any broadcasts from the Premises which are, in Landlord’s opinion, immoral or offensive.

15.	Proper Conduct. Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a First-Class Office Building or which will impair the comfort and convenience of other tenants in the Building.

16.	Employees, Agents, and Invitees. In these Rules, “Tenant” includes the employees, agents, invitees, and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

17.	Noise. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, television set, talking machine, unusual noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors, windows, skylights, or down the passageways.

18.	Dangerous Materials. Tenant, its clerks or employees, agents, visitors or licensees shall at no time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance without written consent of Landlord.

19.	Signs. No sign, advertisement, notice or other letter shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or the Building without the written consent of Landlord. In the event of Tenant’s violation of this Rule, Landlord may without liability remove same, and may charge the expense incurred in such removal to Tenant. Corridor signs on doors shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord. Interior door identification shall be affixed by Tenant to the wall next to the door. A building directory may be placed in the first floor lobby by Landlord. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a First-Class Office Building and upon written notice from Landlord. Tenant shall refrain from or discontinue such advertising.

20.	Telecommunications. If Tenant desires telegraphic or telephonic connections, or the installation of any other electric wiring which will be installed at Tenant’s expense, Landlord will, upon receiving a written request from Tenant, direct the electricians as to where and how the wires are to be introduced and run, and without such directions, no boring, cutting or installation of wires will be permitted. Tenant shall not install any radio or television antenna connected to the Building, either inside or outside the Premises.

21.	Machines. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibrations.

22.	Hand Trucks. No hand trucks shall be used in any space, or in the public halls of the Building, except those equipped with pneumatic rubber tires and side guards.
Part II: Parking Rules
23.	Garage hours are 7:00 A.M. to 7:00 P.M., Monday through Friday.

24.	Cars must be parked within the stall lines painted on the floor.

25.	All directional signs and arrows must be observed.

26.	The speed limit is five (5) miles per hour.

27.	Parking is prohibited in the following areas: (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in crosshatched areas; and (f) in such other areas as may be designated by Landlord or Landlord’s Parking Operator.

28.	Parking Permits or any other device or form of identification supplied by Landlord shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any matter. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of any unauthorized holder will be void. There will be a replacement charge of the Tenant or person designated by Tenant of $20.00 for loss of any magnetic parking card. Any automobile parked in the Garage without such identification device or sticker may be towed away at the expense of the owner as provided by the applicable City or County Ordinance.
Part III: Miscellaneous Rules
29.	Tenant’s use of each Facility shall be on a reservation basis upon at least forty-eight (48) hours’ prior notice, subject to availability, in which notice Tenant shall identify (a) the desired Facility, (b) the activity the Tenant intends to conduct in the such Facility, (c) the approximate number of people involved in such activity, (d) the approximate duration of such use, (e) whether Tenant desires food service at such Facility and (f) whether Tenant has special equipment needs for such use of the Facility.

30.	If Tenant shall request use of a Facility on less than forty-eight (48) hours prior notice, Landlord shall make reasonable efforts to accommodate such requests.

31.	Additional Rules. Landlord reserves the right to make such other and further reasonable rules and regulations as in Landlord’s judgment may from time to time be needful for the safety, care and cleanliness of the premises, or the Building, and for the preservation of good order therein, and any such other or further rules and regulations shall be binding upon Tenant with the same force and effect as if they had been inserted herein at the time of the execution hereof.

32.	Consents. Whenever Tenant shall submit to Landlord any plan, agreement or other document for the consent or approval of Landlord, Tenant shall pay to Landlord, on demand, a processing fee in the amount of the reasonable fees for the review thereof, including the services of any architect, engineer or attorney employed by Landlord to review such plan, agreement or documents.

Exhibit B-1
Meeting Room

Exhibit B-2
Office Space

Exhibit B-3
Conference Space

Exhibit B-4
Glycol Area

Exhibit B-5
UPS Space

Exhibit C
Monument Sign

Pre-Approved Strip

Schedule -1
Description of Land

Description of the Land
PARCEL I
Being a tract of land in the First Civil District-of Metropolitan Nashville-Davidson County, as shown on the Final Boundary and Subdivision Plat of Century City West, of record in Book 7900 at page 63 in the Register’s Office for Davidson County, Tennessee (the “Register’s Office”), and being more particularly described as follows:
BEGINNING at an existing concrete monument in the northerly right-of-way of Century Boulevard at the northwest quadrant of the intersection of McGavock Pike and Century Boulevard as recorded in Plat Book 6200 at page 194 in the Register’s Office;
THENCE, with the right-of-way of Century Boulevard, the following calls: north 81°54’38” west, 80.25 feet to a concrete monument found;
THENCE, along the arc of a curve to the left 395.58 feet, said curve having a radius of 366.15 feet, a central angle of 61°54’04”, and a chord bearing and distance of south 67°08’20” west, 376.62 feet to an iron pin set;
THENCE, with the arc of a curve to the left 152.57 feet, said curve having a radius of 323.54 feet, a central angle of 27°01’04”, and a chord bearing and distance of south 22°40’46” west, 151.16 feet to an iron pin set;
THENCE, south 09°10’14” west, 491.80 feet to an iron pin set;
THENCE, along the arc of a curve to the left 207.77 feet, said curve having a radius of 870.00 feet, a central angle of 13°41’00”, and a chord bearing and distance of south 02°19’44” west, 207.28 feet to an iron pin set;
THENCE, south 04°30’46” east, 93.10 feet to an iron pin set;
THENCE, along the arc of a curve to the right 214.19 feet, said curve having a radius of 612.39 feet, a central angle of 20°02’24” and a chord bearing and distance of south 05°30’26” west, 213.10 feet to an iron pin set;
THENCE, south 15°31’38” west, 94.95 feet to an iron pin found at the northeast corner of lot “0” of Century City as recorded in Book 6250 at page 339 in the Register’s Office;
THENCE, leaving said right-of-way and with the northerly property line of said lot “0”, north 74°28’21” west, 127.74 feet to an iron pin set;
THENCE, continuing with said lot “0” property line north 84 °27’15” west, 372.98 feet to an iron pin set;
THENCE, continuing with said lot “0” property line, north 04°10’03” east, 263.14 feet to an iron pin found in the easterly line of The Highlands Subdivision as recorded in Book 2663 at page 127 in the Register’s Office.

THENCE, with said easterly line of The Highlands, the following calls: south 84°26’12” east, 212.78 feet to an iron pin found;
THENCE, north 04°11’47” east, 710.04 feet to an iron pin set;
THENCE, north 04°08’29” east, 1,178.81 feet to an iron pin set;
THENCE, north 05°05’47” east, 272.64 feet to an iron pin found;
THENCE, north 03°37’51” east, 87.75 feet to an iron pin found at the southwest corner of the S. H. Allen tract, as recorded in Book 412 at page 470 in the Register’s Office;
THENCE, with the southerly property line of the said S. H. Allen tract, south 68°16’03” east, 209.69 feet to an iron pin found at the southeast comer of the said S. H. Allen tract;
THENCE, with the easterly property line of the S. H. Allen tract, north 03°05’25” east, 196.97 feet to an iron pin set in the southerly right-of-way of Old Elm Hill Pike;
THENCE, with the southerly right-of-way line of Old Elm Hill Pike, the following calls: south 66°34’01” east, 47.18 feet to an iron pin set;
THENCE, along the arc of a curve to the left, 161.57 feet, said curve having a radius of 655.00 feet, a central angle of 14°08’00”, and a chord bearing and distance of south 75°41’51” east, 161.16 feet to an iron pin found;
THENCE, south 82°45’51” east, 55.65 feet to an iron pin found;
THENCE, along the arc of a curve to the right 139.20 feet, said curve having a radius of 677.80 feet, a central angle of 11°46’02”, and a chord bearing and distance of south 76°52’50” east, 138.96 feet to an iron pin set;
THENCE, south 70°59’49” east, 64.54 feet to an iron pin set;
THENCE, south 67°06’10” east 23.63 feet to an iron pin set at the beginning of a radius return in the westerly margin of McGavock Pike;
THENCE, with the westerly right of way of McGavock Pike the following calls: 52.26 feet along the arc of a curve to the right, said curve having a radius of 45.00 feet, a central angle of 66°32’09” and a chord bearing and distance of south 10°04’24” east, 49.37 feet to an iron pin;
THENCE, south 23°38’01” west 60.26 feet to an iron pin;
THENCE, 193.07 feet along the arc of a curve to the left, said curve having a radius of 385.00 feet, a central angle of 28°43’56”, and a chord bearing and distance of south 09°42’31” west, 191.05 feet to an iron pin;
THENCE, south 12°06’55” east 15.26 feet to an iron pin;

2

THENCE, along the arc of a curve to the left 208.99 feet, said curve having a radius of 683.32 feet, a central angle of 17°31’26”, and a chord bearing and distance of south 11°45’52” east, 208.18 feet to an iron pin set;
THENCE, south 20°31’25” east, 98.54 feet to an iron pin set;
THENCE, south 69°28’25” west, 5.00 feet to an iron pin found;
THENCE, south 21°36’51” east, 34.82 feet to an iron pin set;
THENCE, along the arc of a curve to the right 469.80 feet, said curve having a radius of 940.18 feet, a central angle of 28°37’48”, and a chord bearing and distance of south 06°12’39” east, 464.92 feet to a concrete monument found;
THENCE, south 08 °06’15” west, 41.72 feet to an iron pin set at the northeast corner of the Century Boulevard dedication recorded in Book 6200 at page 194 in the Register’s Office;
THENCE, along the arc of the radius return connecting McGavock Pike and Century Boulevard, 78.54 feet, said curve having a radius of 50.00 feet, a central angle of 90°00’18”, and a chord bearing and distance of south 53°05’26” west, 70.71 feet to the POINT OF BEGINNING.

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PARCEL II
Land in Davidson County, Tennessee, being Lots No. 28, 29, 31, 33, 34, 35, 36, 37, 39 and 40 as shown on the Plan of Highlands Subdivision, of record in Book 2663 at page 127 in the Register’s Office, together with that unnamed street between Lots Nos. 28 and 29 as closed, vacated and abandoned by Council Bill No. 083-26, Metropolitan Government of Nashville and Davidson County, Tennessee.

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Schedule 2
Cleaning Specifications

Cleaning Specifications
I. OFFICES
A. NIGHTLY (Monday-Friday)
1.	Vacuum all carpets and rugs.

2.	Damp wipe all desk tops, counter tops, credenza tops; book shelves and file cabinet tops, including glass tops.

3.	Empty trash receptacles and replace liners, as needed. Damp wipe trash cans, if needed.

4.	Spot clean all walls, light switches and doors.

5.	Spot clean carpeted area using approved cleaner.

6.	Lightly dust telephones, typewriters, adding machines, and other similar office equipment.

7.	Spot clean all partition glass.

8.	Dust window ledges and any other horizontal surfaces that are not higher than 6’ from the floor.

9.	Damp mop freight elevator tile floor.

10.	Vacuum and spot clean vending rooms and copy/fax machine rooms if located on floor.
B. WEEKLY
1.	Detail vacuum all carpets and rugs.

2.	Dust all high ledges such as tops of work stations, pictures, tops of file cabinets, etc.

3.	Spray buff all composition floors.

4.	Dust all air diffuses and intakes.

5.	Spot clean light switches, metal trim on demountable walls, fabric on demountable walls using approved cleaner.
C. MONTHLY
1.	Dust light fixtures, including parabolic lenses.

2.	Dust closet shelving, coat racks, etc.

3.	Clean glass sidelights, partitions, and other such glass surfaces.

4.	Detail dust or damp wipe, if needed, all high sills, A/C grills thermostats, door frames, ducts, etc.

5.	Vacuum or wipe with treated cloth exterior window shades.

6.	Wipe vinyl baseboards to remove stains and dust.
D. QUARTERLY
1.	Strip, refinish, and machine buff all composition floors.
II. RESTROOMS
A. NIGHTLY (Monday through Friday)
1.	Sweep, soap-mop, rinse clean and disinfect tile floors.

2.	All surfaces of toilet bowls and urinals to be scoured and disinfected.

3.	Wash and dry polish all mirror and metal brightwork. Remove build-up at base of brightwork.

4.	Clean and refill restroom paper dispensers and soap dispensers.

5.	All sanitary napkin receptacles will be specially handled for cleaning waste disposal container, disinfecting, and installing plastic liners.

6.	Marble counters and wash basins to be thoroughly cleaned with non-scratch cleaner. Disinfect.

7.	Dust and/or wipe all stall participating.

8.	Spot and/or wash clean all tile wet walls.

9.	Spot clean door kickplates, pushplates, and door area around such plates.
B. WEEKLY
1.	Wash all restroom partitions on both sides.

2.	Wash tile wet walls around urinals.

3.	Dust air diffuses, vents, and return air grills.
C. MONTHLY

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1.	Machine scrub tile floors using germicidal detergent.

2.	Wash all tile wet walls.

3.	Dust light fixtures and wipe aluminum parabolic lenses.
III. ELEVATOR LOBBIES/
CORRIDORS
A. NIGHTLY (Monday through Friday)
1.	Vacuum all carpeting wall to wall. Use edging tool to vacuum corners and edges.

2.	Spot clean all walls, light switches, and doors

3.	Clean and polish drinking fountains.

4.	Spot clean carpet and flooring using approved cleaner.

5.	Damp wipe elevator metal work, any ashtrays or trash receptacles should be cleaned and trash removed to designated area.

6.	Damp wipe wood railings and metal along atrium lobbies that connect towers.

7.	Clean both sides of door glass.

8.	Clean signage as needed.
B. WEEKLY
1.	Dust “down” lights in elevator lobby.

2.	Dust air diffuses.

3.	Dust all low and high reach areas.

4.	Dust all horizontal surfaces.
C. MONTHLY
1.	Dust and dry polish parabolic lenses in corridor light fixtures.

2.	Wipe doors and frames with treated cloth.

3.	Damp wipe (without cleanser) and buff wall marble in elevator lobbies that connect towers.

4.	Dust interior of fire extinguisher cabinets, fire extinguishers, and clean both sides of cabinet glass.

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WILLIS CORROON PLAZA
CLEANING SPECIFICATIONS
DAY SERVICES
The daytime workers will perform duties as listed below. A uniform will be required and and will be subject to the Building Manager’s approval. A weekly time card will be maintained by the Contractor so actual work time may be checked. All day personnel will be required to wear a pager while on duty.
Police parking garage and driveways removing all obvious debris.
Police grounds removing debris and litter from plantings, sidewalks, fountains, etc.
Empty trash receptacles in parking garage.
Spot clean elevator cabs; wipe down metal work as needed. Special attention to be given to visitors and executive elevators off of Atrium.
Clean glass doors in Plaza Atrium; wipe down wood furniture and metal.
Check restrooms at least twice a day to re-stock paper dispensers, spot clean surfaces, and remove obvious debris.
Answer calls from Management Office in quick and responsive manner.

Schedule 3
Floor Areas

Schedule 3
Floor Areas

Area
Floor	(in rentable square feet)
Colonade (Including Central/North)	39,475
Plaza	31,601
Two	32,387
Three	32,387
Four	32,387
Five	33,061
Six	33,770
Seven	34,939

Total Office Area	270,007
Conference Center Area	37,268

FIRST: AMENDMENT TO LEASE
(Adding Short Term Premises)
     THIS FIRST AMENDMENT TO LEASE is executed as of the 31st day of October, 1996, between SHORENSTEIN REALTY INVESTORS TWO, L.P., a California limited partnership (“Landlord”), and WILLIS CORROON CORPORATION, a Delaware corporation (“Tenant”).
RECITALS
     A. Pursuant to that certain lease, dated December 26, 1995, between Willis Corroon Corporation of Tennessee, predecessor in interest to Landlord, and Tenant (the “Lease”), Tenant leases from Landlord certain Demised Premises, as described in the Lease, in the building located at 26 Century Boulevard, Nashville, Tennessee (the “Building”). The Lease term is presently scheduled to expire on December 25, 2010. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
     B. Landlord and Tenant presently desire to amend the Lease (i) to provide for the addition to the Demised Premises certain premises on the colonnade level of the Building for a term of approximately five (5) years, with an option to extend the Lease term with respect to such space for an additional five (5) years, (ii) to provide for Landlord to perform certain improvements to such space, and (iii) to grant Tenant certain additional parking rights during the term of the Lease of such space.
     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
     1. Addition of Short-Term Premises. The space located on the colonnade level of the Building and outlined on attached Exhibit A (the “Short-Term Premises”) shall be added to this Demised Premises covered by the Lease effective as of the date Landlord delivers the Short-Term Premises to Tenant in the condition required by Paragraph 2 below (the “Effective Date”) and continuing through the last day of the sixtieth (60th) full calendar month thereafter (the “Short-Term Premises Expiration Date”).
     2. Improvements for Additional Premises. Tenant shall accept the Additional Premises in their “as-is” condition, except that, prior to the date the Additional Premises are added to the Lease, Landlord, shall at Landlord’s sole cost remove the wall in the Short-Term Premises, repaint the walls of the Short-Term Premises with Building standard paint, and recarpet the Short-Term Premises with Building standard carpeting. Notwithstanding the foregoing, in no event shall Landlord be liable to Tenant for any delay in completing the above improvements caused or occasioned by strikes, lockouts, labor disputes, shortages of material or labor, fire or other casualty, acts of God or any other cause beyond the control of Landlord.
     3. Modification of Rent. To reflect the lease by Tenant of the Short-Term Premises, commencing on the Effective Date and continuing through the Short-Term Premises Expiration Date, Tenant shall pay Landlord Fixed Rent for the Short-Term

Premises in the annual amount of $28,605.00, payable in equal monthly installments of $2,383.75 per month. The provisions of Section 2.1.2 of the Lease shall not apply to the Fixed Rent payable with respect to the Short-Term Premises.
     4. Modification of Tenant’s Share. To reflect the lease by Tenant of the Short-Term Premises, effective as of the Effective Date, the provisions of Sections 2.2 and 2.3 of the Lease shall apply to the Short-Term Premises, provided that (i) Tenant’s Office Proportionate Share, as set forth in Section 32 of the Lease, shall be 0.40% with respect to the Short-Term Premises, and (ii) the Base Rent, as set forth in Section 32 of the Lease, shall be the calendar year 1997 with respect to the Short-Term Premises.
     5. Substitution of Short-Term Premises. Landlord reserves the right from time to time to relocate Tenant from the Short-Term Premises to other space in the Building prior to or during the term of the lease with respect to the Short-Term Premises, provided that such space shall be reasonably comparable to the Short-Term Premises. From and after the date of any such relocation, the term “Short-Term Premises” as used herein shall mean the substituted space in the Building, and Landlord and Tenant shall execute an appropriate amendment to this Lease describing the new Short-Term Premises. If a relocation occurs after Tenant has occupied the Short-Term Premises (or any previously substituted Short-Term Premises) then Landlord shall bear Tenant’s reasonable out-of-pocket expenses in moving Tenant’s furnishings and equipment from the occupied Short-Term Premises to the substituted Short-Term Premises (including the cost of installation in the substitute Short-Term Premises of Tenant’s then-existing telephone system, but expressly excluding the cost of any new, additional or replacement equipment).
     6. Parking Spaces. Commencing on the Effective Date and continuing through the Short-Term Premises Expiration Date, in addition to the parking spaces described in Section 19.9 of the Lease, Landlord shall provide Tenant, at no additional cost, with unassigned parking spaces for six (6) additional automobiles in the parking garage of the Building and two (2) additional automobiles on the surface parking lot for the building.
     7. Renewal Option. Tenant shall have the option to renew this Lease with respect to the Short-Term Premises for one (1) additional term of five (5) years, commencing upon the date immediately following the Short-Term Premises Expiration Date set forth in Paragraph 1 above. The renewal option with respect to the Short-Term Premises must be exercised, if at all, by written notice given by Tenant to Landlord not later than nine (9) months prior to the Short-Term Premises Expiration Date. Notwithstanding the foregoing, this renewal option shall, at Landlord’s option, be null and void and Tenant shall have no right to renew this Lease with respect to the Short-Term Premises if (i) as of the date immediately preceding the commencement of the renewal period Tenant is not in occupancy of the entire Short-Term Premises or Tenant does not intend to continue to occupy the entire Short-Term Premises (but intends to assign this Lease or sublet the Short-Term Premises), or (ii) on the date Tenant exercises the option or on the date immediately preceding the commencement date of the renewal period Tenant is in default, beyond any applicable notice and grace period, of any of its obligations under the Lease. If Tenant exercises the renewal option with respect to the Short-Term Premises, then during such renewal period all of the

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terms and conditions set forth in the Lease and this Amendment as applicable to the Short-Term Premises during the initial term shall apply during the renewal term (including the Base Year), except that (i) Tenant shall have no further right to renew the Lease with respect to the Short-Term Premises, (ii) Tenant shall take the Short-Term Premises in their then “as-is” state and condition, and (iii) the Fixed Rent payable by Tenant for the Short-Term Premises shall be the then-fair rental value for the Short-Term Premises based upon the terms of the Lease with respect to the Short-Term Premises, as renewed. For purposes of this Paragraph 6, the term “fair rental value” shall have the meaning set forth in Section 20.2 of the Lease (provided that references therein to the Demised Premises shall refer to the Short-Term Premises). The fair rental value shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30) calendar day period commencing three (3) months prior to Short-Term Expiration Date. If Landlord and Tenant are unable to agree upon the fair rental value rent within such thirty (30)-day period, then the fair rental value shall be established by appraisal in accordance with the procedures set forth in Section 20.3 of the Lease (provided that references therein to the Demised Premises shall refer to the Short-Term Premises). Notwithstanding anything in the foregoing to the contrary, in no event shall the Fixed Rent with respect to the Short-Term Premises during the renewal period be less than the Fixed Rent set forth in Paragraph 3 above.
     8. Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this document as of the date and year first above written.

Landlord:					Tenant:

SHORENSTEIN REALTY INVESTORS TWO, L.P., a California limited partnership					WILLIS CORROON CORPORATION, a Delaware corporation

By:	SRI Investors Two, L.P., a				By:	/s/

California limited partnership, General Partner
Name:

	By:	The Shorenstein Company, a

		California limited partnership, Manager			Title:

		By:	Shorenstein Management, Inc., a
California corporation, its Agent

			By:	/s/ Eric Yopes
Eric Yopes
Executive Vice President

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SECOND AMENDMENT TO LEASE
(Adding Storage Premises)
     THIS SECOND AMENDMENT TO LEASE is executed as of the 27 day of May, 1998, between SHORENSTEIN REALTY INVESTORS TWO, L.P., a California limited partnership (“Landlord”), and WILLIS CORROON CORPORATION, a Delaware corporation (“Tenant”).
RECITALS
     A. Pursuant to that certain lease, dated December 26, 1995, between Willis Corroon Corporation of Tennessee, predecessor in interest to Landlord, and Tenant, Tenant leases from Landlord certain Demised Premises, as described in the Lease, in the building located at 26 Century Boulevard, Nashville, Tennessee (the “Building”). The lease was amended by a First Amendment to Lease, dated October 31, 1996 (the “First Amendment”), pursuant to which certain additional premises on the colonnade level of the Building were added to the lease for a term of approximately five (5) years, with an option to extend the term with respect to such premises for an additional five (5) years. The lease, as so amended, is referred to herein as the Lease. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
     B. Landlord and Tenant presently desire to amend the Lease to provide for the addition of certain storage premises on the colonnade level of the Building to the premises under the Lease for a term expiring on December 28, 2000. Landlord and Tenant further desire to confirm the expiration date of the Lease.
     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
     1. Scheduled Expiration Date of Lease. Recital A of the First Amendment erroneously recited that the Lease was scheduled to expire on December 25, 2010. Landlord and Tenant hereby confirm that notwithstanding any statement to the contrary in Recital A of the First Amendment, the scheduled expiration date of the initial term of the Lease is presently December 28, 2010.
     2. Storage Premises.
          a. Addition of Storage Premises. The space located on the colonnade level of the Building and outlined on attached Exhibit A-2 (the “Storage Premises”) shall be added to the premises covered by the Lease effective as of the date Landlord delivers the Storage Premises to Tenant and continuing through December 28, 2000. Tenant shall have no option to renew the Lease with respect to the Storage Premises. Except to the extent inconsistent with this Paragraph 2, the provisions of the Lease shall apply in full to Tenant’s lease of the Storage Premises.

          b. Storage Premises “As Is” Use. Tenant shall accept the Storage Premises in their “as-is” condition and Landlord shall have no obligation to make or pay for any improvements or perform any renovation in the Storage Promises to prepare such space for Tenant’s occupancy. Tenant shall use the Storage Premises for storage purposes only. Landlord will provide lighting suitable for the use of the Storage Premises for storage purposes, and no other utility or services. Tenant will be responsible for providing, at Tenant’s sole cost and expense, janitorial services to the Storage Premises and Landlord will have no obligation to furnish or pay for such service.
          c. Rent. Tenant shall pay rent for the Storage Premises at the rate of $693.00 per month (the “Storage Rent”). Tenant shall pay the Storage Rent monthly, in advance, on or before the first day of each calendar month during the term of the Lease with respect to the Storage Premises, and the Storage Rent shall constitute additional rent owing under the Lease. Storage Rent for any partial month shall be proportionately adjusted based on a 30-day month.
          d. Relocation. At any time during the term of the Lease with respect to the Storage Premises, Landlord may, at Landlord’s sole cost and expense, substitute other space of comparable size in the Building for the Storage Premises.
     3. Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this document as of the date and year first above written.

Landlord:					Tenant:

SHORENSTEIN REALTY INVESTORS TWO, L.P., a California limited partnership					WILLIS CORROON CORPORATION, a Delaware corporation

By:	SRI Investors Two, L.P., a				By:	/s/ Bart Schwartz

	California limited partnership, General Partner					Name: Bart Schwartz
Title: Senior Vice President
	By:	The Shorenstein Company, a
California limited partnership, Manager

		By:	Shorenstein Management, Inc., a
California corporation, its Agent

			By:	/s/ Douglas W. Shorenstein

Douglas W. Shorenstein
President

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THIRD AMENDMENT TO LEASE
(Adding Short-Term Premises)
     THIS THIRD AMENDMENT TO LEASE is executed as of the 23rd day of November, 1998, between SHORENSTEIN REALTY INVESTORS TWO, L.P., a California limited partnership (“Landlord”), and WILLIS CORROON CORPORATION, a Delaware corporation (“Tenant”).
RECITALS
     A Pursuant to that certain lease, dated December 26, 1995, between Willis Corroon Corporation of Tennessee, predecessor in interest to Landlord, and Tenant, Tenant leases from Landlord certain Demised Premises, as described in the Lease, in the building located at 26 Century Boulevard, Nashville, Tennessee (the “Building”). The lease was amended by (i) a First Amendment to Lease, dated October 31, 1996, pursuant to which, among other matters, certain additional premises on the colonnade level of the Building were added to the lease for a term of approximately five (5) years, with an option to extend the term with respect to such premises for an additional five (5) years, and (ii) a Second Amendment to Lease, pursuant to which certain storage premises on the colonnade level of the Building were added to the premises under the Lease for a term expiring on December 28, 2000. The lease, as so amended, is referred to herein as the Lease. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
     B. Landlord and Tenant presently desire to amend the Lease to provide for the addition to the Demised Premises of certain premises on the colonnade level of the Building for a term expiring on December 28, 2000, for use by Tenant as a food preparation and holding area.
     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
     1. Addition of Short-Term Premises. The space located on the colonnade level of the Building and outlined on attached Exhibit A-3 (the “New Short-Term Premises”) shall be added to the Demised Premises covered by the Lease effective as of October 15, 1998 (the “Effective Date”), and continuing through December 28, 2000 (the “New Short-Term Premises Expiration Date”). Notwithstanding the foregoing, if delivery of possession of the New Short-Term Premises is delayed for any reason whatsoever, neither the Lease nor this Amendment shall be void or voidable, nor shall such delay operate to extend the term of the Lease with regard to the New Short-Term Premises, provided in such event the Effective Date shall be the date Landlord delivers the New Short-Term Premises to Tenant.
     2. Condition of New Short-Term Premises; Alterations; Restoration. Tenant shall accept the New Short-Term Premises in their “as-is” condition and Landlord shall have no obligation to make or pay for any improvements or perform any renovation in the New Short-Term Premises to prepare such space for Tenant’s occupancy. Notwithstanding the provisions of Section 4 of the Lease to the contrary, (i) no alterations to the New Short-Term Premises shall be made without Landlord’s prior consent, and (ii) at Landlord’s sole election, which may be made at any time during Tenant’s lease of the New Short-Term Premises or upon the expiration or sooner termination of the lease of the New Short-Term Premises, any or all Alterations made for or by Tenant in or to the New Short-Term Premises shall be removed from the New Short-Term Premises at the expiration or sooner termination of the lease of the New Short-Term Premises and the New Short-Term Premises shall be restored to their condition prior to the making of the Alterations, ordinary wear and tear excepted. Further, at the expiration or sooner termination of the lease of the New Short-Term Premises, Tenant shall replace or repair to Landlord’s reasonable satisfaction any carpet in the New Short-Term Premises which was stained or otherwise damaged as a result of Tenant’s operations in the New Short-Term Premises.
     3. Use of New Short-Term Premises; Services. The New Short-Term Premises shall be used for a food preparation and staging area in connection with Tenant’s operation of the Conference Space and for the purpose of preparing food and beverages of Tenant’s or its subtenant’s employees, executives and guests. No cooking shall be performed in the New Short-Term Premises, and Tenant shall not allow odors to escape from the New Short-Term Premises into other areas of the Building. If at any time during the term hereof Landlord, in Landlord’s sole discretion, determines that the odors emitted from the New Short-Term Premises and noticeable in the lobby or other areas of the Building are too intense, Landlord may notify Tenant thereof and Tenant shall thereupon promptly correct the problem to Landlord’s satisfaction. Notwithstanding the foregoing, should correction to Landlord’s satisfaction require expenditure in excess of $2,500.00 or materially interfere with the ordinary operation of Tenant’s business, Tenant shall have the option, upon 15 days’ advance notice to Landlord, to terminate the lease with respect to the New Short-Term Premises, without further obligation except as provided in Paragraph 2 hereof. Tenant shall maintain high standards of sanitation and shall maintain the New Short-Term Premises at all times in a clean and sanitary manner in compliance with all applicable health and sanitation laws and with any reasonable health and safety guidelines promulgated by Landlord. Landlord shall provide periodic vacuuming and waste removal and no other janitorial services to the New Short-Term Premises. Tenant, at Tenant’s sole cost, shall clean any spills on the carpeting in the New Short-Term Premises if there is any food related waste disposed of in the New Short-Term Premises, the waste container must be fully lined with a waterproof plastic liner or bag supplied by Tenant. Tenant shall clean up and repair, as necessary, any areas of the Building that are dirtied or damaged as a result of Tenant’s activities in the New Short-Term Premises, and shall reimburse Landlord on demand for all cleaning, repair and other expenses incurred by landlord resulting from Tenant’s operations in the New Short-Term Premises.
     4. Modification of Rent. To reflect the lease by Tenant of the New Short-Term Premises, commencing on the Effective Date and continuing through the New Short-Term Premises Expiration Date, Tenant shall pay Landlord Fixed Rent for the New Short-Term Premises in the annual amount of $3,468.00, payable in equal monthly installments of $289.00 per month. The provisions of Section 2.1.2 of the Lease shall not apply to the Fixed Rent payable with respect to the New Short-Term Premises.

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     5. No Modification of Tenant’s Share. The provisions of Sections 2.2 and 2.3 of the Lease shall not apply to the New Short-Term Premises, and Tenant’s Office Proportional Share, as set forth in Section 32 of the Lease, shall not be applicable to the New Short-Term Premises.
     6. Real Estate Brokers. Tenant represents and warrants that it has negotiated this Lease directly with Shorenstein Management, Inc., and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Lease. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims by any real estate broker or salesman other than the real estate broker identified above for a commission, finder’s fee or other compensation as a result of Tenant’s entering into this Lease.
     7. Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Amendment on behalf of Tenant, hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Real Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and to perform all Tenant’s obligations under the Lease, as amended by this Amendment, and (d) each person (and all of the persons if more then one signs) signing this Amendment cm behalf of Tenant is duly and validly authorized to do so.
     8. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and is not effective as a lease amendment or otherwise until execution and delivery by both Landlord and Tenant.

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     9. Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this document as of the date and year first above written.

Landlord:					Tenant:

SHORENSTEIN REALTY INVESTORS TWO, L.P.,					WILLIS CORROON CORPORATION, a
a California limited partnership					Delaware corporation

By:	SRI Investors Two, L.P., a California limited				By:	/s/ Bart Schwartz

	partnership, General Partner					Name: Bart Schwartz
Title: Senior Vice President
	By:	The Shorenstein Company L.P., a
California limited partnership, Manager

		By:	Shorenstein Management, Inc., a
California corporation, its Agent

			By:	/s/ Thomas W. Hart

Thomas W. Hart
Vice President

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FOURTH AMENDMENT TO LEASE
(Regarding Parking)
     THIS FOURTH AMENDMENT TO LEASE is executed as of the 6th day of March, 1999, between SHORENSTEIN REALTY INVESTORS TWO, L.P., a California limited partnership (“Landlord”), and Willis North America Inc. formerly known as, WILLIS CORROON CORPORATION, a Delaware corporation (“Tenant”).
RECITALS
     A. Pursuant to that certain lease, dated December 26, 1995, between Willis Corroon Corporation of Tennessee, predecessor in interest to Landlord, and Tenant, Tenant leases from Landlord certain Demised Premises, as described in the Lease, in the building located at 26 Century Boulevard, Nashville, Tennessee (the “Building”). The lease was amended by (i) a First Amendment to Lease, dated October 31, 1996 (the “First Amendment”), pursuant to which, among other matters, certain additional premises on the colonnade level of the Building were added to the lease for a term of approximately five (5) years, with an option to extend the term with respect to such premises for an additional five (5) years, (ii) a Second Amendment to Lease, dated May 27, 1998, pursuant to which certain storage premises on the colonnade level of the Building were added to the premises under the Lease for a term expiring on December 28, 2000, and (iii) a Third Amendment to Lease, dated November 23, 1998, pursuant to which certain premises on the colonnade level of the Building were added to the premises under the lease for a term expiring an December 28, 2000, for use by Tenant as a food preparation and holding area. The lease, as so amended, is referred to herein as the Lease. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
     B. Landlord and Tenant presently desire to amend the Lease to provide for the modification of the parking provisions of the Lease.
     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
     1. Parking.
          a. Generally. Effective retroactively as of May 1, 1999, the first sentence of Section 19.9 of the Lease shall be deleted, and the following shall he substituted therefor: “Subject to the other provisions of this Section 19.9, at all times during the Term the Landlord will furnish to the Tenant for its use, without charge to the Tenant, parking rights for at least 975 vehicles in the parking garage at the Site (the “Minimum Parking Requirements”), provided that, notwithstanding the foregoing, at Landlord’s sole election Landlord may, from time to time during the Term, provide up to 165 of such parking rights in the surface lot associated with the Building, rather than in the garage of the Building.”

          b. Parking for Short-Term Premises. Effective retroactively as of May 1, 1999, the provisions of Paragraph 6 of the First Amendment are deleted and the following provisions substituted therefor:
     “6. Parking Spaces. Commencing on May 1, 1999, and continuing through the Short-Term Premises Expiration Data, in addition to the parking spaces described in Section 19.9 of the Lease, Landlord shall provide Tenant, at no additional cost, with unassigned parking spaces for eight (8) additional automobiles in the parking garage of the Building, provided that, notwithstanding the foregoing, at Landlord’s sole election Landlord may, from time to time during such period, provide up to two (2) of such parking spaces in the surface lot associated with the Building, rather than in the garage of the Building.”
          c. Parking for Conference Center Visitors. Landlord and Tenant acknowledge that the relocation of surface parking to the garage pursuant to Paragraphs 1.a. and 1.b. of this Amendment is primarily designed to increase the availability of surface parking serving visitors to the conference center operated in the Premises, while retaining Landlord’s flexibility to use the surface lot for other purposes or to relocate some of Tenant’s parking spaces back to the surface lot at a later date. Accordingly, if, at Tenant’s request, Landlord, at its sole election, elects to make some or all of the spaces in the surface lot available to Tenant for parking for conference center visitors, then, commencing on May 1, 1999, during the period in which such spaces have been made available, Tenant shall pay the “Monthly Surface Parking Charge,” determined as provided below. During each month in which Landlord has made parking available in the surface lot for conference center visitors, the number of “Available Paid Spaces” in the surface lot shall be determined as follows: (1) the number of “Unassigned Free Spaces” shall be determined by subtracting the number of parking cards issued to Tenant or Tenant’s employees during such month from the number of spaces to be provided without charge pursuant to Section 19.9 of the Lease and Paragraph 1.b. of this Amendment, and (2) the number of Unassigned Free Spaces shall be subtracted from the total number of spaces in the surface lot made available by Landlord, and the resulting number shall be the number of “Available Paid Spaces” for such month. Tenant shall initially pay for the Available Paid Spaces at the rate of Twelve Dollars ($12.00) per Available Paid Space per month. Landlord may increase the monthly charge for Available Paid Spaces at any time on not less than sixty (60) days prior written notice to Tenant. Landlord shall not be required to ascertain the actual number of spaces in the surface lot actually used by Tenant’s conference center visitors.
     2. Authority. Tenant hereby covenants and warrants that (a) Tenant is validly existing under the laws of its state of incorporation, (b) Tenant has and is duly qualified to do business in the state in which the Real Property is located, and (c) Tenant has full corporate power and authority to enter into this Amendment and to perform all Tenant’s Obligations under the Lease, as amended by this Amendment. Further, Tenant and each person executing this Amendment on behalf of Tenant hereby covenants and warrants that each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

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     3. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and is not effective as a lease amendment or otherwise until execution and delivery by both Landlord and Tenant
     4. Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this document as of the date and year first above written.

Landlord:					Tenant:

SHORENSTEIN REALTY INVESTORS TWO, L.P.,					WILLIS CORROON CORPORATION, a
a California limited partnership					Delaware corporation

By:	SRI Investors Two, L.P., a California limited				By:	/s/ Bart Schwartz

	partnership, General Partner					Name: Bart Schwartz
Title: Senior Vice President
	By:	The Shorenstein Company,
a California limited partnership, Manager

		By:	Shorenstein Management, Inc., a California corporation, its Agent

			By:	/s/ Douglas W. Shorenstein

Douglas W. Shorenstein President

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Conference Center Surface Parking Charges
02/01/2000

234	Total Surface Spaces
-167	Allowed Surface Spaces for Willis

67	Remaining Spaces
-2	People Who Have Surface Parking Privileges

65	Amount Charged

887	Total Count for Garage Report
-816	Allowed Garage Spaces for Willis

71	Amount Charged

65	Amount Charged for Remaining Surface Spaces

71	Amount Charged for Additional Surface Spaces

136	X $12.00 Per Parking Space

$1,632.00	Total Charge for Surface Parking

885	Total Parking Report
3	Add Willis Van’s in Dock
-1	Deduct David in Conf. Ctr.

887

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FIFTH AMENDMENT TO LEASE
(Extending Lease Term of Portion of Premises)
     THIS FIFTH AMENDMENT TO LEASE (this “Amendment”) is executed as of the ___ day of February, 2001, between SHORENSTEIN REALTY INVESTORS TWO, L.P., a California limited partnership (“Landlord”), and WILLIS NORTH AMERICA INC., a Delaware corporation, formerly known as Willis Corroon Corporation (“Tenant”).
RECITALS
     A. Pursuant to that certain lease, dated December 26, 1995, between Willis Corroon Corporation of Tennessee, predecessor in interest to Landlord, and Tenant, Tenant leases from Landlord certain Demised Premises, as described in the Lease, in the building located at 26 Century Boulevard, Nashville, Tennessee (the “Building”). The lease was amended by (i) a First Amendment to Lease, dated as of October 31, 1996, pursuant to which, among other matters, certain additional premises on the colonnade level of the Building were added to the lease for a term of approximately five (5) years, with an option to extend the term with respect to such premises for an additional five (5) years, (ii) a Second Amendment to Lease, dated as of May 27, 1998, pursuant to which certain storage premises on the colonnade level of the Building (the “Storage Premises”) were added to the premises under the Lease for a term expiring on December 28, 2000, (iii) a Third Amendment to Lease, dated as of November 23, 1998 (the “Third Amendment”), pursuant to which certain premises on the colonnade level of the Building (the “Temporary Premises”) were added to the premises under the lease for a term expiring on December 28, 2000, for use by Tenant as a food preparation and holding area, and (iv) a Fourth Amendment to Lease, dated as of March 6, 1999 (which, but for a typographical error, would have been dated March 6, 2000), pursuant to which the parking provisions of the lease were modified. The lease, as so amended, is referred to herein as the “Lease”. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
     B. Landlord and Tenant presently desire to amend the Lease to extend the term of the Lease as to the Storage Premises and the Temporary Premises.
     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
     1. Extension of Term. This term of the Lease is hereby extended, as to the Storage Promises and the Temporary Premises only, for a period of approximately five (5) years, such extension period (the “Extension Term”) commencing on December 29, 2000 and ending on December 31, 2005. Tenant’s lease of the Storage Premises and the Temporary Premises during the Extension Term shall be on all of the terms, covenants and conditions set forth in the Lease applicable to such space during the initial term, except as set forth herein.
     2. As-Is Condition. Tenant shall accept the Storage Premises and the Temporary Premises in their as-is condition during the Extension Term, and Landlord shall have no obligation to make or pay for any alterations, additions, improvements or renovations to prepare the same for Tenant’s occupancy. Tenants obligations under the Lease with respect to the condition of the Storage Premises and the Temporary Premises upon the expiration of the Lease term, including, without limitation, those contained in Paragraph 2 of the Third Amendment, shall survive the expiration of the initial term and apply upon the expiration of the Extension Term with the same force and effect as if it were the expiration of the initial term of such space.
     3. Modification of Rent. During the Extension Term, Tenant shall pay Landlord Fixed Rent for the Storage Premises in the annual amount of $12,474.00, payable in equal monthly installments of $1,039.50 per month, and for the Temporary Premises in the annual amount of $5,202.00, payable in equal monthly installments of $433.50 per month. The provisions of Section 2.1.2 of the Lease shall not apply to the Fixed Rent payable with respect to the Storage Premises or the Temporary Premises. Fixed Rent for any partial month shall be pro-rated on the basis of the number of days in such month.
     4. No Modification of Tenant’s Share. During the Extension Term, the provisions of Sections 2.2 and 2.3 of the Lease shall continue to be inapplicable to the Storage Premises and the Temporary Premises, and Tenant’s Office Proportionate Share, as set forth in Section 32 of the Lease, shall also continue to be inapplicable to such space.
     5. Substitution of Storage Premises and Temporary Premises. Landlord reserves the right from time to time upon Landlord’s written notice to Tenant (“Landlord’s Relocation Notice”) to relocate Tenant from the Storage Premises and/or the Temporary Premises to other space in the Building during the Extension Term. Landlord’s Relocation Notice shall state the proposed relocation date. From and after the date of any such relocation, the term “Storage Premises” or “Temporary Premises”, as applicable, as used herein shall mean the so substituted space in the Building, and Landlord and Tenant shall execute an appropriate amendment to this Lease describing the substituted space. Landlord shall bear Tenant’s reasonable out-of-pocket expenses in moving Tenant’s furnishings and equipment from the prior space to the substituted space (including the cost of installation in the substitute space of Tenant’s then-existing telephone system, if any, in the prior space, but expressly excluding the cost of any new, additional or replacement equipment).
     Notwithstanding the foregoing, Tenant shall have the right to terminate the Lease, as to the Storage Premises and/or the Temporary Premises, as applicable (i.e. whichever shall be the subject of Landlord’s Relocation Notice), which termination right shall be exercised, if at all, by Tenant’s written notice thereof to Landlord given within ten (10) days of Tenant’s receipt of Landlord’s Relocation Notice. Any such termination shall be effective as of the relocation date specified in Landlord’s Relocation Notice. On or prior to such termination date, Tenant shall vacate and surrender the applicable space in the condition required by the Lease, as if the termination date were the date originally scheduled for the expiration of the Lease as to such space, and thereupon the Lease shall terminate as to such space. No such termination shall release Tenant from any obligations with respect to such space which shall have accrued prior to such termination.
     6. Notices. From and after the date of this Amendment, until further notice from Landlord in accordance with Section 18 of the Lease stating a different address or addresses,

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all notices and other communications by Tenant to Landlord shall be delivered in accordance with Section 18 of the Lease to Landlord as follows:
Shorenstein Realty Investors Two, L.P.
c/o Shorenstein Company, L.P.
555 California Street; 49th Floor
San Francisco, California 94104
Attn: Legal Department
     7. Real Estate Brokers. Tenant represents and warrants that it has negotiated this Amendment directly with Shorenstein Realty Services, L.P., and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims (including any loss, cost, damage or attorneys’ fees and costs incurred by Landlord in connection therewith) by any real estate broker or salesman other than the real estate broker identified above for a commission, finder’s fee or other compensation as a result of Tenant’s entering into this Amendment.
     8. Authority. Tenant and each person executing this Amendment on behalf of Tenant, hereby covenants and warrants that (a) Tenant is duly incorporated and validly existing under the laws of its state of incorporation, (b) Tenant has and is duly qualified to do business in the state in which the Real Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and to perform all Tenant’s obligations under the Lease, as amended by this Amendment, and (d) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.
     9. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and is not effective as a lease amendment or otherwise until execution and delivery by both Landlord and Tenant.
     10. Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect.

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     IN WITNESS WHEREOF, the parties have executed this document as of the date and year first above written.

Landlord:					Tenant:

SHORENSTEIN REALTY INVESTORS TWO, L.P., a California limited partnership					WILLIS NORTH AMERICA CORPORATION INC., a Delaware corporation

By:	SRI Investors Two, L.P., a				By:	/s/

	California limited partnership,					Name:

	General Partner					Title:

	By:	The Shorenstein Company L.P., a California
limited partnership, General Partner

		By:	Shorenstein Management, Inc., a
California corporation, General Partner

			By:	/s/ Douglas W. Shorenstein
Douglas W. Shorenstein
President

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EXHIBIT D
FORM OF LETTER OF CREDIT
January ___, 2001
Willis North America Inc.
26 Century Boulevard
Nashville, Tennessee 37214
Attention: Corporate Real Estate
Gentlemen:
     We hereby establish our Irrevocable Standby Letter of Credit No.                      in your favor for the account of ENVOY CORPORATION available for drawings for up to an aggregate amount of $5,750,000 (Five Million Seven Hundred Fifty Thousand and 00/100 US Dollars). This Letter of Credit is available by payment upon your (or your Transferee’s) draft(s) drawn at sight on us together with a statement by you (or your Transferee) stating that the account party (Envoy Corporation) is in default under its Lease with you (or your Transferee) and that such default has continued beyond any applicable notice and cure period under said Lease, in each case, purportedly signed by an officer of you (or your Transferee) presented to us in person or submitted by overnight courier addressed to us at our office located at                                          to the attention of the Letter of Credit Dept., and expires at our close of business on the expiration date or any automatically extended expiration date as hereinafter set forth.
     Drafts so presented shall be payable at our said office in immediately available funds provided drafts are presented which comply with the terms and conditions set forth herein.
     Multiple and partial draws are permitted.
     This Letter of Credit shall expire one (1) year from the date hereof but such expiration date shall be automatically extended for successive periods of one (1) year on such expiration date and each successive expiration date, unless at least sixty (60) days before the then current expiration date we notify you (or your Transferee) by overnight courier (nationally recognized and providing evidence of delivery) that this Letter of Credit is not extended beyond the then current expiration date. In the event you (or your Transferee) are so notified, any unused portion of the Letter of Credit shall be available upon presentation of a sight draft by you (or your Transferee) prior to the then current expiration date.
     We give our undertaking to you (and your Transferee) that drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored by us within three (3) banking days of presentation of drawings in accordance with the terms of this Letter of Credit.

     Except as expressly stated herein, this undertaking is not subject to condition or qualification. Our obligation under this Letter of Credit is our individual obligation, and is no way contingent upon reimbursement with respect thereto.
     This Letter of Credit sets forth all of the terms and conditions of our obligation to you and shall not be amended or modified except by written instrument duly executed by you and us.
     This Letter of Credit may be transferred, one or more times, in its entirety, by you or any transferee of this Letter of Credit (a “Transferee”) and any Transferee shall succeed to all of the rights hereunder of such Transferee’s transferor; provided, however, that no transfer shall be effective unless (A) the transferor shall first have submitted to us an instruction in the form of the specimen attached hereto as Exhibit A and a verification by the transferor’s bank of the correctness of the signature and title of the person signing the instruction and (B) notice of such transfer has been endorsed hereon by us. Upon submission to us of the items referred to in clause (A) above, we will endorse a notice of transfer on this Letter of Credit. The submission to us of the items referred to in clause (A) above shall be conclusive as to the identify of any Transferee of this Letter of Credit. The last Transferee hereof, from time to time, shall be the “Transferee” referenced in the text of other paragraphs of this Letter of Credit. Transfer charges will be for the account of the account party — Envoy Corporation.
     Except so far as otherwise expressly stated, this Letter of Credit is subject to the “Uniform Customs and Practice for Documentary Credits” (1993 Revision) ICC Publication No. 500 and to the extent not inconsistent therewith, the law of the State of Tennessee, including the Tennessee Uniform Commercial Code, and engages us in accordance with the terms thereof.
     All communications to us with respect to the Letter of Credit must be addressed to our office at                                          to the attention of the Letter of Credit Dept.

Very truly yours, Authorized Signature

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EXHIBIT A To Letter of Credit No. ______________
TRANSFER INSTRUCTION
Dated: ____________
To: [NAME AND ADDRESS OF ISSUING BANK)]
     ATTENTION: LETTER OF CREDIT
          RE: YOUR LETTER OF CREDIT NO.
LADIES AND GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(Address)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN THE AGGREGATE AMOUNT OF USD                      UNDER THE ABOVE IRREVOCABLE STANDBY LETTER OF CREDIT, SUBJECT TO THE SAME TERMS AND CONDITIONS.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH STANDBY LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE NAMED ABOVE AND SUCH TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF.

COMPANY NAME (BENEFICIARY)	NAME OF BANK

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

NAME/TITLE OF SIGNER	NAME/TITLE OF SIGNER

EXHIBIT A TO LETTER OF CREDIT NO.	PAGE 2
THE ABOVE SIGNATURE OF THE BENEFICIARY IS GUARANTEED AND IS IN CONFORMITY TO THAT ON FILE WITH US AS TO THE SIGNER’S AUTHORIZATION FOR THE EXECUTION OF THIS INSTRUMENT.

[NAME OF AUTHENTICATING BANK]

BY:

NAME & TITLE:

(BANK)

(AUTHORIZED SIGNATURE)

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